                                                                    EXHIBIT 10.1

                               CREDIT AGREEMENT

                                     among

                      ZIFF DAVIS MEDIA INC., as Borrower;

          CIBC WORLD MARKETS CORP., as Lead Arranger and Bookrunner;

                 BANKERS TRUST COMPANY, as Syndication Agent;

                 FLEET NATIONAL BANK, as Documentation Agent;

                     CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Administrative Agent;

                                      and

                     THE OTHER CREDIT PARTIES PARTY HERETO

                           Dated as of April 5, 2000

                               CREDIT AGREEMENT
                                    among
                      ZIFF DAVIS MEDIA INC., as Borrower;
          CIBC WORLD MARKETS CORP., as Lead Arranger and Bookrunner;
                 BANKERS TRUST COMPANY, as Syndication Agent;
                 FLEET NATIONAL BANK, as Documentation Agent;
                     CANADIAN IMPERIAL BANK OF COMMERCE,
                           as Administrative Agent;
                                     and
                     THE OTHER CREDIT PARTIES PARTY HERETO

     The parties to this Agreement hereby agree as follows, as of the 5/th/ day of April, 2000:

                                  ARTICLE 1

                                  Definitions
                                  -----------

     For the purposes of this Agreement:

     "Accounting Change" shall mean any change in accounting principles required
      -----------------
by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

     "Acquisition" shall mean, with respect to any Person, any transaction or
      -----------
series of related transactions for the direct or indirect (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) acquisition by such Person of any other Person, which Person shall then become consolidated with the acquiring Person in accordance with GAAP, or (b) acquisition by such Person of all or any substantial part of the assets of any other Person.

     "Additional Equity Contribution" shall mean an equity contribution to be
      ------------------------------
made by the Controlling Shareholders and the Co-Investors pursuant to the Make-Well Agreement directly or indirectly to the Borrower in the event that, based on the financial statements delivered to the Administrative Agent pursuant to
Section 6.2 for the period ending March 31, 2001, the Total Leverage Ratio is greater than 4.50 to 1.00, but only to the extent necessary to cause the Total Leverage Ratio not to exceed 4.50 to 1.00 following such contribution; provided,
                                                                       --------
however, that in no event shall the Controlling Shareholders and the Co-
-------
Investors be required to contribute more than$50,000,000 (less the amount of any Bridge Equity) as equity to the Borrower.

     "Adjusted Leverage Ratio" shall mean, on any calculation date, the ratio of
      -----------------------
(a) Borrower Debt (without giving effect to any prepayments of the Loans with the proceeds of any new equity contribution in the Borrower (including, without limitation, the Bridge Equity and the Additional Equity Contribution)) to (b) EBITDA for the immediately preceding four (4) fiscal quarter period.

     "Adjustment Date" shall mean the second (2/nd/) Business Day after the date
      ---------------
on which the financial statements referred to in Section 6.2 hereof for one (1) full fiscal quarter of the Borrower from and after the Agreement Date have been delivered to the Administrative Agent.

     "Administrative Agent" shall mean CIBC, as administrative agent hereunder
      --------------------
for the Lenders and the other Credit Parties, together with any successor Administrative Agent hereunder.

     "Administrative Agent's Office" shall mean the office of the Administrative
      -----------------------------
Agent, located at 425 Lexington Avenue, New York, New York 10017, or such other office as may be designated pursuant to the provisions of Section 12.1 of this Agreement.

     "Advance" or "Advances" shall mean amounts advanced to the Borrower
      -------      --------
pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean, with respect to a Person, (a) any other Person
      ---------
directly or indirectly controlling, controlled by, or under common control with, such first Person; (b) any Person having direct or indirect beneficial ownership of ten percent (10%) or more of the equity interest in such first Person; (c) any senior executive officer, director or partner of such Person; or (d) any spouse or relative (by blood, adoption or marriage) of any such individual Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or other equity interests, by contract or otherwise. Notwithstanding anything which may be construed to the contrary contained in the foregoing, the Intermediate Bridge Facility Lenders shall not be considered Affiliates of Holdco, Intermediate Holdco or the Borrower.

     "Agents" shall mean, collectively, the Administrative Agent, the Lead
      ------
Arranger and the Syndication Agent, and "Agent" shall mean any one of them.

     "Agreement" shall mean this Credit Agreement.
      ---------

     "Agreement Date" shall mean the date as of which this Agreement is dated.
      --------------

     "Applicable Law" shall mean, in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Necessary Authorizations, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to
      -----------------
Advances hereunder as determined in accordance with Section 2.3(f) hereof.

     "Approved Fund" means, with respect to any Lender that is a fund that
      -------------
invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assets" shall mean any or all of the property and assets of the Borrower
      ------
and its Subsidiaries.

     "Assignee" shall have the meaning assigned thereto in Section 12.5(c)
      --------
hereof.

     "Assignment and Assumption Agreement" shall mean each Assignment and
      -----------------------------------
Assumption Agreement, in substantially the form of Exhibit A attached hereto,
                                                   ---------
pursuant to which a Lender may, subject to Section 12.5 hereof, sell or participate a portion of its Loans and Commitments.

     "Assignment of Acquisition Documents" shall mean that certain Assignment of
      -----------------------------------
Acquisition Documents dated as of the Agreement Date among the Borrower and the

Administrative Agent, for the benefit of the Credit Parties, in substantially the form of Exhibit B attached hereto, pursuant to which the Borrower
            ---------
collaterally assigns to the Administrative Agent, for the benefit of the Credit Parties, all of its interest in and rights under each of the ZD Acquisition Documents.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction
      -------------------------
means, as at the time of determination, the greater of (a) the fair value of the property subject to such arrangement and (b) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP and compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Authorized Signatory" shall mean such senior personnel of a Person as may
      --------------------
be duly authorized by such Person to execute documents, agreements and instruments on behalf of such Person.

     "Available Revolving Commitment" shall mean, on any calculation date, the
      ------------------------------
excess of (a) the Revolving Commitment on such date, over (b) the sum (without duplication) of (i) the aggregate principal amount of the Revolving Loans then outstanding, (ii) the stated amount of Letters of Credit then outstanding, and
(iii) obligations under Letters of Credit which the Borrower has not reimbursed.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.
      ---------------
Section 101 et seq.), as now or hereafter amended, and any successor statute.
            ------

     "Base Rate" shall mean, as of any date, a interest rate per annum equal to
      ---------
the higher of (a) the Prime Rate, or (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (1/2%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be, to account for such change.

     "Base Rate Advance" shall mean an Advance which the Borrower requests to be
      -----------------
made as a Base Rate Advance or which is converted to a Base Rate Advance in accordance with the provisions of Section 2.2 hereof.

     "Borrower" shall mean Ziff Davis Media Inc., a Delaware corporation.
      --------

     "Borrower Debt" shall mean, as of any calculation date, all Funded Debt of
      -------------
the Borrower and its Restricted Subsidiaries, on a consolidated basis.

     "Borrower Parties" shall mean, collectively, Holdco, Intermediate Holdco,
      ----------------
any Permitted Intermediate Holdco Subsidiary, the Borrower, the Guarantors and the Foreign Subsidiaries (other than any foreign members of either of the LaunchCo Group or the InternetCo Group).

     "Borrower Pledge Agreement" shall mean that certain Borrower Pledge
      -------------------------
Agreement between the Borrower and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit C attached hereto, pursuant to which the Borrower pledges to the
---------
Administrative Agent all of the Equity Interests owned by the Borrower, whether now owned or hereafter acquired, of its Restricted Subsidiaries (other than the Foreign Subsidiaries, of which sixty-five percent (65%) of the issued and outstanding Equity Interests are pledged), LaunchCo and InternetCo.

     "Bridge Equity" shall mean any equity contribution made by the Controlling
      -------------
Shareholders and the Co-Investors indirectly to the Borrower in conjunction with the refinancing of the Subordinated Bridge Facility pursuant to Section 7.13 of the Purchase Agreement related to the Subordinated Bridge Facility Documents.

     "Bridge Equity Account" shall have the meaning assigned thereto in Section
      ---------------------
2.7(b)(i) hereof.

     "Business Day" shall mean a day on which banks and foreign exchange markets
      ------------
are open for the transaction of business required for this Agreement in London and New York, as relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures
      --------------------
for the purchase of fixed assets of long-term use which are required to be capitalized in accordance with GAAP.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of
      ----------------------------
a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Cash Equivalents" shall have the meaning assigned thereto in Section
      ----------------
7.2(b) hereof.

     "Certificate of Financial Condition" shall mean a certificate,
      ----------------------------------
substantially in the form of Exhibit D attached hereto, signed by a Principal
                             ---------
Officer, together with any schedules, exhibits or annexes appended thereto.

     "Change of Control" shall mean any of the following:
      -----------------

          (a) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the Assets of, the Borrower and its Subsidiaries taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than to the Controlling Shareholders and the Related Parties; or

          (b) the approval by the Borrower and the holders of the Borrower's Equity Interests of the adoption of a plan for the liquidation or dissolution of the Borrower; or

          (c) any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Controlling Shareholders, the Related Parties, Holdco, Intermediate Holdco or any Permitted Intermediate Holdco Subsidiary, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, through one or more intermediaries, of fifty percent (50%) or more of the voting power of Holdco; or

          (d) any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Controlling Shareholders and the Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than thirty-three and one-third percent (33-1/3%) of the total voting power of the Equity Interests of Holdco, and the Controlling Shareholders and the Related Parties beneficially own, in the aggregate, a lesser percentage of the total voting power of the Equity Interests of Holdco than such other person or group; or

          (e)  following an Initial Public Offering, during any period of two
(2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower has been approved by the Controlling Shareholders and the Related Parties or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Borrower; or

          (f) prior to an Initial Public Offering, the failure of the Controlling Shareholders to own and control, free of any Lien or encumbrance, at least seventy-five percent (75%) of the Equity Interests of Holdco owned by them on the Agreement Date; or

          (g) prior to consummation of the Intermediate Holdco Merger, the failure of Holdco (or a Controlling Shareholder or a Person controlled by a Controlling Shareholder) to own and control, free of any Lien or encumbrance other than Liens in favor of the Administrative Agent and Permitted Liens, one hundred percent (100%) of the issued and outstanding Equity Interests of Intermediate Holdco; or

          (h) the failure of, (i) prior to consummation of the Intermediate Holdco Merger, Intermediate Holdco (or a Permitted Intermediate Holdco Subsidiary), and (ii) after consummation of the Intermediate Holdco Merger, Holdco (or a Permitted Intermediate Holdco Subsidiary or a Controlling Shareholder or a Person controlled by a Controlling Shareholder), to own and control, free of any Lien or encumbrance other than Liens in favor of the Administrative Agent and Permitted Liens, one hundred percent (100%) of the issued and outstanding Equity Interests of the Borrower; or

          (i) the failure of the Borrower to own and control, free of any Lien or encumbrance, other than Liens in favor of the Administrative Agent and Permitted Liens, (i) one hundred percent (100%) of the issued and outstanding Equity Interests of each of its Subsidiaries (other than MusicMag, the members of the InternetCo Group, the members of the LaunchCo Group and PubCo), (ii) at least fifty and one-tenth percent (50.1%) of the issued and outstanding Equity Interests of InternetCo, and (iii) at least ninety percent (90%) of the issued and outstanding Equity Interests in LaunchCo, provided that the remaining Equity Interests of LaunchCo not owned by the Borrower are Management Shares; or

          (j) the failure of Pub Holdco to own and control, free and clear of any Lien or encumbrance, other than Liens in favor of the Administrative Agent and Permitted Liens, at least ninety percent (90%) of the issued and outstanding equity interests in PubCo, provided that the remaining Equity Interests not owned by Pub Holdco are Management Shares; or

          (k) following the Acquisition of MusicMag, the failure of PubCo or a Subsidiary of Holdco to own and control, in the case of PubCo free and clear of any Lien or encumbrance, other than Liens in favor of the Administrative Agent and Permitted Liens, a percentage of the issued and outstanding Equity Interests of MusicMag acceptable to the Agents; or

          (l) the failure of LaunchCo to own and control, free and clear of any Lien or encumbrance, other than Liens in favor of the Administrative Agent and Permitted Liens, (i) at least ninety percent (90%) of the issued and outstanding Equity Interests of Subsidiaries of

LaunchCo, except the LaunchCo Joint Ventures, or (ii) at least seventy-five percent (75%) of the issued and outstanding Equity Interests of LaunchCo Joint Ventures, provided that, in each case, if any of the Equity Interests not owned by LaunchCo are owned by members of management of LaunchCo or members of management of LaunchCo Joint Venture, such Equity Interests shall comply with the requirements for Management Shares.

     "CIBC" shall mean Canadian Imperial Bank of Commerce acting by or through
      ----
one or more of its affiliates, branches or agencies, and any successor thereof.

     "Closing Equity" shall mean the sum of those amounts Invested as equity in
      --------------
Holdco by the Controlling Shareholders and the Co-Investors, together with those amounts received by Intermediate Holdco pursuant to the Intermediate Bridge Facility, and, in each case, contributed to the Borrower on or prior to the Agreement Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Co-Investors" shall mean, collectively, the initial investors in Holdco as
      ------------
of the Agreement Date, other than the Controlling Shareholders and the Intermediate Bridge Facility Lenders, a complete list of which is set forth on
Schedule 1 hereto.
----------

     "Collateral" shall mean all property pledged as collateral security for the
      ----------
Obligations pursuant to the Security Documents or otherwise, to the extent set forth in the Security Documents, and all other property of Holdco, Intermediate Holdco, the Borrower or any of its Restricted Subsidiaries that is now or hereafter in the possession or control of any Credit Party or in which any Credit Party has been granted a Lien.

     "Commitment Ratios" shall mean the several obligations of the Lenders to
      -----------------
make Advances to the Borrower under the Commitments in accordance with their respective percentages thereof which are set forth (together with dollar amounts) for each Lender, as of the Agreement Date, on Schedule 2 attached
                                                       ----------
hereto.

     "Commitments" shall mean, collectively, the Revolving Commitment, the Term
      -----------
A Commitment and the Term B Commitment.

     "Computer Shopper" shall mean the assets of the Computer Shopper
      ----------------
publication of the Seller's ZD Publishing division.

     "Contributed Capital" shall mean, with respect to any Acquisition or
      -------------------
Investment, the sum of any amounts Invested in Holdco and contributed to the Borrower, in the form of an equity contribution or issuance, for the sole purpose of financing the Purchase Price of such Acquisition or Investment.

     "Controlling Shareholders" shall mean, collectively, Willis Stein &
      ------------------------
Partners II, L.P., a Delaware limited partnership, Willis Stein & Partners III, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch III, L.P., a Delaware limited partnership, and any other investment funds managed by Willis Stein & Partners.

     "Corporate Overhead" shall mean, for any period, the actual amount of
      ------------------
corporate overhead of the Borrower and its Restricted Subsidiaries for such period calculated using the same categories and methodology described on
Schedule 3 attached hereto; provided, however, that one-time extraordinary
----------                  --------  -------
corporate expenses, which are reasonably acceptable to the Agents, shall be excluded from the calculation of Corporate Overhead.

     "Corporate Overhead Adjustment" shall mean, solely for purposes of
      -----------------------------
calculating EBITDA for the four (4) fiscal quarters ending (a) on December 31, 1999, $6,858,000, and (b) on March 31, 2000, the greater of (i) the difference between (A) the actual amount of corporate overhead of the Borrower and its Restricted Subsidiaries for such period calculated using the same categories and methodology described on Schedule 3 attached hereto and (B) $51,600,000, and
                         ----------
(ii) zero.

     "Credit Parties" shall mean, collectively, the Administrative Agent, the
      --------------
Syndication Agent, the Documentation Agent, the Lenders and the Issuing Bank.

     "Debt Offering" shall have the meaning set forth in Section 2.7(c) hereof.
      -------------

     "Default" shall mean any Event of Default, and any of the events specified
      -------
in Section 9.1, which with the passage of time or giving of notice, or both, would constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum
      ------------
of (a) the Base Rate or the Eurodollar Rate, as applicable, (b) the Applicable Margin then in effect with respect to Base Rate Advances or Eurodollar Advances, as applicable, and (c) two percent (2%).

     "Designated Cash Account" shall mean the Borrower's bank account number
      -----------------------
8900425512 with The Bank of New York into which shall be deposited, on the Agreement Date, a portion of the Closing Equity in an amount equal to $50,000,000.

     "Disqualified Capital Stock" shall mean any Equity Interests of a Person or
      --------------------------
a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Final Maturity Date, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the Final Maturity Date; provided, however, that (a) preferred stock of a Person or any Subsidiary thereof that is issued with the benefit of provisions requiring a public offering or a change of control offer to be made for such preferred stock in the event of a change of control or a public offering by such Person or Subsidiary, which provisions have substantially the same effect as the provisions described in Section 7.07 of the Purchase Agreement related to the Subordinated Bridge Facility Documents and (b) preferred stock of a Subsidiary of any Person which is held by such Person, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "Documentation Agent" shall mean Fleet National Bank, in its capacity as
      -------------------
documentation agent hereunder.

     "Dollar Equivalent Amount" shall mean , with respect to (a) any amount of
      ------------------------
any currency other than Dollars on any date, the equivalent amount in Dollars of such amount of currency as determined by the Administrative Agent in accordance with Section 2.3(g) hereof using the spot exchange rate of such currency into Dollars determined as of 11:00 a.m. (New York time) on the applicable calculation date, and (b) any amount in Dollars, such amount.

     "Dollars" or "$" shall mean the basic unit of the lawful currency of the
      -------      -
United States of America.

     "Draft" shall mean any draft, demand or other presentation for payment
      -----
received under a Letter of Credit.

     "EBITDA" shall mean, for any period of determination, for the Borrower and
      ------
its Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of (without duplication) (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income, the sum of each of the following for such period: (i) Interest Expense, (ii) income, franchise and withholding tax expense, (iii) depreciation and amortization, (iv) extraordinary, unusual or non-recurring expenses, charges or losses (less extraordinary, unusual or non-recurring gains), (v) any non-cash charges, (vi) non-recurring transaction expenses and fees (including, without limitation, underwriters' fees), and (vii) the Specified Add-Backs; provided, however, for purposes of determining the
                         --------  -------
Adjusted Leverage Ratio, the Senior Leverage Ratio and the Total Leverage Ratio (including, without limitation, under Sections 2.3 and 2.4 of this Agreement and under the Make-Well Agreement), (A) with respect to any person that became a Restricted Subsidiary of, or was merged with or consolidated into, the Borrower during such period, or the Acquisition by the Borrower or any of its Restricted Subsidiaries of a substantial part of the assets of any Person during such period, "EBITDA" shall also include the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such Acquisition, merger or consolidation had occurred on the first day of such period, and (B) with respect to any Person that ceased to be a Restricted Subsidiary of the Borrower during such period, or any material assets of the Borrower or any of its Restricted Subsidiaries sold or otherwise disposed of by the Borrower or any such Restricted Subsidiary during such period, "EBITDA" shall exclude the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Restricted Subsidiary or such assets had occurred on the first day of such period; provided further, however, notwithstanding the foregoing, for the periods ending from June 30, 2000 through December 31, 2000, EBITDA shall be calculated as follows: (I) EBITDA before Corporate Overhead for the four (4) fiscal quarter period then ended, less (II) in the case of the calculation of EBITDA (x) as of June 30, 2000, Corporate Overhead for the fiscal quarter then ended times four (4), (y) as of September 30, 2000, Corporate Overhead for the two (2) fiscal quarter period then ended times two (2), and (z) as of December 31, 2000, Corporate Overhead for the three
(3) fiscal quarter period then ended times four-thirds (4/3).

     "Environmental Laws" shall mean, with respect to any Person, all applicable
      ------------------
federal, state, local and municipal laws, statutes, rules, regulations and ordinances, codes, common law, consent agreements to which such Person is a party or by which it is bound, orders, decrees, judgments, injunctions, permits, licenses, authorizations and other requirements issued, promulgated, approved or entered thereunder affecting such Person or its property and relating to, or imposing liability or standards of conduct concerning, occupational health and safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, or disposals to, on, under, or in air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, or to the treatment, storage, disposal or management of hazardous substances.

     "Equity Interests" shall mean, as applied to any Person, any capital stock
      ----------------
(common or preferred), general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
in effect from time to time.

     "ERISA Affiliate" shall mean any "affiliate" of the Borrower within the
      ---------------
meaning of Section 414 of the Code.

     "Eurodollar Advance" shall mean an Advance which the Borrower requests to
      ------------------
be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance in accordance with the provisions of Section 2.2 hereof.

     "Eurodollar Advance Period" shall mean, in connection with any Eurodollar
      -------------------------
Advance, the term of such Advance selected by the Borrower, which may be one
(1), two (2), three (3) or six (6) months, and subject to the last proviso of this definition, nine (9) or twelve (12) months, or otherwise determined in accordance with this Agreement; provided, however, notwithstanding the
                                --------  -------
foregoing, (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the preceding Business Day, (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and (c) no Eurodollar Advance Period shall extend beyond the applicable Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.6 hereof or, to the best knowledge of the Borrower, Section 2.7 hereof; provided further,
                                                           -------- -------
however, the Borrower may not select a Eurodollar Advance Period in excess of
-------
six (6) months unless the Administrative Agent has notified the Borrower (i) that each of the Lenders has available to it funds for such Lender's share of the proposed Advance which are not required for other purposes, (ii) that such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Eurodollar Advance Period, and (iii) that each Lender has, in its sole discretion, agreed to fund such Advance.

     "Eurodollar Base Rate" shall mean, with respect to each day during each
      --------------------
Eurodollar Advance Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Eurodollar Advance Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m. (London time), on the second (2/nd/) full Business Day preceding such Eurodollar Advance Period; provided,
                                                                    --------
however, that if there shall at any time no longer exist a Telerate British
-------
Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 a.m. (New York time), two (2) Business Days prior to the beginning of such Eurodollar Advance Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Advances are then being conducted for delivery on the first day of such Eurodollar Advance Period for the number of days comprised therein and in the amount comparable to the amount of its Eurodollar Advance to be outstanding during such Eurodollar Advance Period. As used herein, "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

     "Eurodollar Rate" shall mean, with respect to each day during each
      ---------------
Eurodollar Advance Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                  Eurodollar Base Rate
     ----------------------------------------------
          1.00 - Eurodollar Reserve Percentage

     "Eurodollar Reserve Percentage" shall mean, for any day as applied to a
      -----------------------------
Eurodollar Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

     "Event of Default" shall mean any of the events specified in Section 9.1,
      ----------------
provided that any requirement for notice or lapse of time or both has been satisfied.

     "Excess Cash Flow" shall mean, with respect to the Borrower and its
      ----------------
Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower and based on the audited financial statements required to be provided under Section 6.3 hereof, the excess of (a) EBITDA for such fiscal year, over (b) the sum of the following items, without duplication, for such fiscal year: (i) Fixed Charges, (ii) permanent, voluntary prepayments of the Loans (accompanied by permanent reduction in a like amount of the Revolving Commitment, in the case of such prepayment of the Revolving Loans) hereunder and of any other Indebtedness, (iii) to the extent added to Net Income in the calculation of EBITDA, extraordinary, unusual or non-recurring cash expenses, charges or losses (less extraordinary, unusual or non-recurring cash gains),
(iv) increases in net working capital (less any decreases in net working capital), (v) to the extent added to Net Income in the calculation of EBITDA, non-recurring cash transaction expenses and fees, (vi) to the extent not deducted in the calculation of EBITDA, any cash payments made in respect of restructuring charges or reserves, (vii) any cash Restricted Payments made by the Borrower pursuant to Section 7.7, (viii) any cash payments made in connection with Investments and Acquisitions permitted under Sections 7.2(d),
(i), (n), (p) and (r) hereof and Sections 7.5(v) and (xv) hereof, (ix) cash gains received in connection with Permitted Dispositions which are permitted to be reinvested pursuant to Section 2.7(b) hereof during the applicable period for reinvestment, and (x) non-cash charges added back in the calculation of EBITDA in a previous period to the extent any such charge has become a cash item in the current period.

     "Excess Cash Flow Recapture Date" shall mean, with respect to each fiscal
      -------------------------------
year of the Borrower, that date which is the earlier to occur of (a) one hundred five (105) days after the end of such fiscal year, and (b) the date on which the Borrower shall have provided to the Credit Parties the financial statements required to be provided under Section 6.3 hereof with respect to such fiscal year.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be
      ------------
amended, and any successor act thereto.

     "Federal Funds Rate" shall mean, as of any date, the weighted average of
      ------------------
the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fee Letter" shall mean that certain letter agreement dated as of December
      ----------
17, 1999, setting forth the applicable fees to be paid by the Borrower to the Lead Arranger and the Administrative Agent in connection with the Commitments.

     "Final Maturity Date" shall mean March 31, 2007, or such earlier date on
      -------------------
which the payment of all outstanding Obligations in respect of the Term B Loans shall be due (whether by acceleration or otherwise).

     "Financial Covenants" shall mean from time to time the financial covenants
      -------------------
applicable to the Borrower from time to time as set forth in Article 8 hereof.
                                                             ---------

     "Financial Statements" shall have the meaning assigned thereto in Section
      --------------------
4.1(k) hereof.

     "Fixed Charge Coverage Ratio" shall mean, on any calculation date, for the
      ---------------------------
Borrower and its Restricted Subsidiaries on a consolidated basis, the ratio of
(a) EBITDA to (b) Fixed Charges, in each case for the immediately preceding four
(4) fiscal quarter period.

     "Fixed Charges" shall mean, for any period, for the Borrower and its
      -------------
Restricted Subsidiaries, on a consolidated basis, the sum of the following for such period: (a) cash Interest Expense; (b) scheduled, permanent principal repayments with respect to Borrower Debt; (c) Capital Expenditures (other than in connection with the reinvestment of asset sale Net Proceeds to the extent set forth in Section 2.7(b) and Section 7.5 hereof); (d) cash income, franchise and foreign withholding taxes payable; (e) Investments in or loans to LaunchCo and InternetCo; and (f) Restricted Payments permitted under Section 7.7(b)(i) hereof.

     "Foreign Subsidiaries" shall mean the Subsidiaries of the Borrower that are
      --------------------
not organized under the laws of the United States or any state thereof or the District of Columbia.

     "Funded Debt" shall mean, with respect to any Person as of any calculation
      -----------
date, the sum of the following as of such date: (a) the principal amount of all outstanding Indebtedness for money borrowed of such Person including, without limitation, with respect to the Borrower Parties, the aggregate principal amount of the Loans, and the Subordinated Bridge Facility (or the Permitted High-Yield Securities or the Refinancing Securities, as the case may be); (b) the principal amount of all Indebtedness for money borrowed of another Person (other than, with respect to the Borrower, a Restricted Subsidiary) Guaranteed by such Person (but only from and after the date demand for payment is made under the applicable Guaranty); (c) the stated amount of all letters of credit issued for the account of such Person and all reimbursement obligations with respect to such letters of credit; and (d) all Capitalized Lease Obligations of such Person; provided, however, that Subordinated Seller Debt and the Subordinated
        --------  -------
Management Redemption Debt shall be excluded from Funded Debt.

     "GAAP" shall mean generally accepted accounting principles in the United
      ----
States, consistently applied.

     "Governmental Authority" shall mean any government or political subdivision
      ----------------------
of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

     "Guarantors" shall mean, collectively, each domestic Restricted Subsidiary
      ----------
of the Borrower, each domestic member of the LaunchCo Group and InternetCo, in each case that guaranties payment of the Obligations hereunder and under the other Loan Documents.

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and
      --------      ----------
include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation.

     "Hazardous Materials" shall mean any substances, materials, compounds or
      -------------------
wastes defined, listed, or subject to control under any Environmental Law as being hazardous, toxic, extremely hazardous or dangerous.

     "Hedging Agreements" shall mean, collectively, (a) Interest Hedge
      ------------------
Agreements and (b) any agreements or arrangements entered into in order to protect against fluctuations in commodity prices or currency exchange rates.

     "Holdco" shall mean Ziff Davis Holdings Inc., a Delaware corporation.
      ------

     "Holdco Pledge Agreement" shall mean that certain Holdco Pledge Agreement
      -----------------------
among Holdco, Intermediate Holdco and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form Exhibit E attached hereto.
---------

     "Indebtedness" shall mean, with respect to any Person, and without
      ------------
duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable within one hundred eighty (180) days) which would be shown as a liability on the balance sheet of such Person under GAAP, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capitalized Lease Obligations of such Person, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) withdrawal liabilities of such Person or any of its ERISA Affiliates under any Plan, and (h) all obligations of such Person in respect of any Guaranty, if the primary obligations would constitute Indebtedness of another Person under clauses (a) through (g) of this definition; provided, in any case, that the amount of Indebtedness which is limited or non-recourse to the obligor thereunder or to such Person or for which recourse is limited to an identified asset shall be equal to the lesser of (i) the limited amount of such obligation and (ii) the fair market value of such asset.

     "Indemnified Parties" shall mean those Persons eligible to be indemnified
      -------------------
by the Borrower and the Borrower's Subsidiaries pursuant to this Agreement, and shall include each of the Credit Parties and each of their respective employees, representatives, officers, agents, directors and Affiliates.

     "Initial Maturity Date" shall mean September 30, 2006, or such earlier date
      ---------------------
on which the payment of all outstanding Obligations in respect of the Revolving Commitment and the Term A Loans shall be due (whether by acceleration or otherwise).

     "Initial Public Offering" shall mean the first public offering of the
      -----------------------
common Equity Interests of Holdco.

     "Insolvency Proceeding" shall mean, collectively, any insolvency,
      ---------------------
receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against any of Holdco or its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries) under any bankruptcy or insolvency law or laws, federal or state relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and in any out-of-court composition, assignment for the benefit of creditors, readjustment of Indebtedness, reorganization, extension or other debt arrangement of any kind.

     "Intellectual Property Security Agreement" shall mean that certain
      ----------------------------------------
Intellectual Property Security Agreement between Pub Holdco and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit F attached hereto, and any
                                             ---------
similar agreement delivered pursuant to Section 5.15 hereof.

     "Interest Coverage Ratio" shall mean, on any calculation date, for the
      -----------------------
Borrower and its Restricted Subsidiaries, on a consolidated basis, the ratio of
(a) EBITDA to (b) cash Interest Expense, in each case for the immediately preceding four (4) fiscal quarter period; provided, however, that for the period
                                          --------  -------
ended on (i) June 30, 2000, Interest Expense shall be cash Interest Expense for the immediately preceding fiscal quarter, times four (4), (ii) September 30, 2000, Interest Expense shall be cash Interest Expense for the immediately preceding two (2) fiscal quarter period, times two (2), and (iii) December 31, 2000, Interest Expense shall be cash Interest Expense for the immediately preceding three (3) fiscal quarter period, times four-thirds (4/3).

     "Interest Expense" shall mean, for any period, for the Borrower and its
      ----------------
Restricted Subsidiaries on a consolidated basis, all interest expense paid or accrued in respect of Indebtedness or the Revolving Commitment (including, without limitation, any imputed interest with respect to Attributable Indebtedness, together with recurring fees (but, in any event, including, without limitation, all fees due under Sections 2.4 (b), (c) and (d) hereof) associated therewith (other than fees payable on or prior to the Agreement Date) and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit, bankers' acceptances or other financings), after giving effect to any Interest Hedge Agreements, all as determined in accordance with GAAP.

     "Interest Hedge Agreements" shall mean any interest rate swap, cap, collar,
      -------------------------
floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and any one or more of the Lenders, or any other Person (other than an Affiliate of the Borrower), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

     "Intermediate Bridge Facility" shall mean that certain Funded Debt issued
      ----------------------------
by Intermediate Holdco in favor of the Intermediate Bridge Facility Lenders on the Agreement Date in the aggregate original principal amount of$125,000,000, which Funded Debt (a) is evidenced by and subject to the terms and conditions of the Intermediate Bridge Facility Documents and (b) shall be refinanced within nine (9) months of the Agreement Date with cash net proceeds received from the issuance of equity by Willis Stein & Partners III, L.P., Willis Stein & Partners Dutch III, L.P., or, to the extent permitted hereunder, Holdco or Intermediate Holdco.

     "Intermediate Bridge Facility Documents" shall mean, collectively, that
      --------------------------------------
certain Securities Purchase Agreement dated as of the Agreement Date between Intermediate Holdco and the Intermediate Bridge Facility Lenders, and all of the "Financing Documents" as defined therein.

     "Intermediate Bridge Facility Lenders" shall mean, collectively, ZD Media
      ------------------------------------
Funding, Inc., and any of its successors and assigns (including any "Holders" (as such term is defined in the Intermediate Bridge Facility Documents) from time to time party to the Intermediate Bridge Facility Documents).

     "Intermediate Holdco" shall mean Ziff Davis Intermediate Holdings Inc., a
      -------------------
Delaware corporation.

     "Intermediate Holdco Merger" shall mean any of (a) the merger or
      --------------------------
consolidation of Holdco with Intermediate Holdco, (b) the merger or consolidation of Intermediate Holdco with Holdco or the Borrower or (c) the dissolution or liquidation of Intermediate Holdco, provided in any case that all Equity Interests of the Borrower shall continue at all times to be pledged to the Administrative Agent.

     "International Publications" shall mean all of the Equity Interests in or
      --------------------------
the Assets of Ziff Davis Europe Ltd., Ziff-Davis (UK) Publishing Ltd., Ziff-Davis GmbH & Co. KG, Ziff-Davis Verwaltungs GmbH and Ziff-Davis France SA.

     "InternetCo" shall mean Ziff Davis Internet Inc., a Delaware corporation.
      ----------

     "InternetCo Group" shall mean, collectively, InternetCo and its
      ----------------
Subsidiaries.

     "Investment" shall mean (as calculated in accordance with GAAP), with
      ----------
respect to any Person, any loan, advance or extension of credit (other than in the ordinary course of business) by such Person to, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Equity Interests of any such other Person, other than an Acquisition; and "Invest," "Investing" or "Invested" shall mean
                                ------    ---------      --------
the making of an Investment. The amount of any Investment, with respect to the Borrower and its Restricted Subsidiaries, shall be the greater of (a) the original cost of such Investment plus the cost of all additional Investments by the Borrower and its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Borrower or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment, and (b) zero.

     "Issuing Bank" shall mean the Administrative Agent, any of the Lenders
      ------------
hereunder or any of their Affiliates, as issuer of any Letter of Credit hereunder.

     "LaunchCo" shall mean Ziff Davis Development Inc., a Delaware corporation.
      --------

     "LaunchCo Group" shall mean, collectively, LaunchCo and its Subsidiaries.
      --------------

     "LaunchCo Joint Ventures" shall mean any directly-owned joint venture
      -----------------------
Subsidiary formed by LaunchCo with respect to which a portion of the Equity Interests therein are owned by one or more Persons other than the Borrower, any wholly-owned member of the LaunchCo Group or any member of management.

     "L/C Obligations" shall mean, at any date, the sum (without duplication) of
      ---------------
(a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrower pursuant to Section 2.14(e) hereof.

     "L/C Participants" shall mean with respect to any Letter of Credit,
      ----------------
collectively, all of the Lenders which have issued a Revolving Commitment other than the Issuing Bank.

     "L/C Participating Interest" shall mean with respect to any Letter of
      --------------------------
Credit (a) in the case of the Issuing Bank with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

     "Lead Arranger" shall mean CIBC World Markets Corp.
      -------------

     "Lenders" shall mean the financial institutions whose names appear as
      -------
"Lenders" on the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

     "Letter of Credit Application" shall mean an application in such form as
      ----------------------------
the Issuing Bank may specify from time to time requesting the Issuing Bank to issue a Letter of Credit; provided, however, that to the extent any Letter of
                          --------  -------
Credit Application shall be inconsistent with this Agreement, this Agreement shall control.

     "Letter of Credit Committed Amount" shall mean $10,000,000.
      ---------------------------------

     "Letters of Credit" shall mean any and all letters of credit issued by the
      -----------------
Issuing Bank for the account of the Borrower pursuant to Section 2.14 of this Agreement.

     "Leverage Maintenance Requirement" shall have the meaning assigned thereto
      --------------------------------
in Section 2.7(b)(ii) hereof.

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, collateral assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, common law or otherwise, and whether choate or inchoate, vested or perfected.

     "Loan Documents" shall mean, without limitation, this Agreement, the Notes,
      --------------
the Fee Letter, the Security Documents, the Make-Well Agreement, all Requests for Advance, all Requests for Issuance of Letters of Credit, the Certificate of Financial Condition, the Use of Proceeds Letter, all Performance Certificates, Letters of Credit issued hereunder, all Interest Hedge Agreements with respect to the Loans with a Lender or any Affiliate of a Lender, and any other agreement executed and delivered to a Credit Party by Holdco, the Borrower or any of the Borrower's Subsidiaries pursuant to this Agreement.

     "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.
      -----

     "MacWorld" shall mean Mac Publishing LLC, a limited liability company joint
      --------
venture between PubCo and International Data Group.

     "Make-Well Agreement" shall mean an agreement executed by certain of the
      -------------------
Controlling Shareholders and the Co-Investors relating to their respective obligations to fund the Additional Equity Contribution, in form and substance satisfactory to the Agents.

     "Make-Well Payment Period" shall mean the period set forth in Section
      ------------------------
9.1(c) hereof for the making of the Additional Equity Contribution, which period shall commence on the date on which the financial statements for the fiscal quarter ending March 31, 2001, are scheduled to be provided to the Credit Parties under Section 6.2 hereof and ending on the date on which the Make-Well Agreement is terminated pursuant to the terms thereof.

     "Management Notes" shall mean, with respect to Holdco and its Subsidiaries,
      ----------------
any Indebtedness for money borrowed issued in favor of any such Person by an employee of such Person to finance the purchase of Equity Interests by such employee.

     "Management Redemption Debt" shall mean any Indebtedness issued by Holdco
      --------------------------
or any of its Subsidiaries in favor of any officers, directors or employees of any member of the Restricted Group in connection with the purchase or redemption of Equity Interests from such Person.

     "Management Shares" shall mean the Equity Interests, if any, of PubCo or
      -----------------
any member of the LaunchCo Group issued by such Subsidiary to its employees; provided that such Equity Interests shall be issued pursuant to an agreement, in
--------
form and substance satisfactory to the Agents (it being understood that any such agreement shall include a grant by the recipients of such Equity Interests to the other holders of the Equity Interests of such issuer and to the Administrative Agent, on behalf of the Credit Parties, to require that in the event of the sale of all or substantially all of the Equity Interests of such issuer to a third party, such employee shall be required to sell such Equity Interests to such third party).

     "Material Contracts" shall have the meaning assigned thereto in Section
      ------------------
4.1(y) hereof.

     "Materially Adverse Effect" shall mean (a) any material adverse effect upon
      -------------------------
the business, operations, properties, financial condition, prospects, capitalization, assets or liabilities or results of operations of Holdco, Intermediate Holdco, the Borrower and the Restricted Subsidiaries, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the other Loan Documents or upon the ability of Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Subsidiaries to perform the payment obligations or other material obligations under this Agreement or under the other Loan Documents taken as a whole, or upon the rights, benefits or interests of the Lenders, taken as a whole, in and to the Loans or the rights of the Administrative Agent in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Maturity Date" shall mean, with respect to all amounts owing, or Advances
      -------------
made, under (a) the Revolving Commitment or the Term A Commitment, the Initial Maturity Date, and (b) the Term B Commitment, the Final Maturity Date.

     "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, or
      --------
other instrument encumbering or transferring title (in fee simple or leasehold) to real property, in form and substance satisfactory to the Administrative Agent, by which the Borrower or any of its domestic Restricted Subsidiaries grants a mortgage to the Administrative Agent, for the benefit of the Credit Parties, in real estate owned or leased by the Borrower or such domestic Restricted Subsidiary.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3)
      ------------------
of ERISA.

     "MusicMag" shall mean a new music-content magazine which may be acquired,
      --------
after the Agreement Date, by a Subsidiary of Holdco, or after the Subordinated Bridge Facility Refinancing Date, by PubCo, in either case on terms and conditions satisfactory to the Agents.

     "Necessary Authorizations" shall mean all approvals and licenses from, and
      ------------------------
all filings and registrations with, any governmental or regulatory authority necessary to enable the Borrower and its Restricted Subsidiaries and LaunchCo to conduct their business.

     "Net Income" shall mean, for the Borrower and its Restricted Subsidiaries
      ----------
on a consolidated basis, for any period, net income determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to (i) any sale, lease, transfer or
      ------------
other disposition (including, without limitation, by casualty loss or condemnation) of Assets by the Borrower or any of its Subsidiaries, or (ii) any issuance by the Borrower or any of its Subsidiaries of any Equity Interests or other debt or equity securities (in the case of (i) or (ii), a "Sales Transaction"), or (iii) any "key-man" life insurance policy, the aggregate amount of cash received for such Assets or securities (including, without limitation, any payments received in respect of covenants not to compete, consulting or management fees, and any portion of the amount evidenced by a buyer promissory note or other evidence of Indebtedness), or as a payment under any "key-man" life insurance policies, net of, in the case of any Sales Transactions, (a) taxes payable with respect to any such Sales Transaction, (b) contingencies with respect to any such Sales Transaction, appropriately reserved for by the Borrower or the applicable Subsidiary under GAAP, or escrowed funds,
(c) reasonable and customary transaction fees, expenses and costs properly attributable to such Sales Transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such Sales Transaction, including, without limitation, sales commissions and underwriting discounts, and (d) all payments made on any Indebtedness which is secured by any assets subject to such Sales Transaction in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such Assets, or which must by its terms, or in order to obtain a necessary consent to such Sales Transaction or by Applicable Law, be repaid out of the proceeds from such Sales Transaction.

     "Net Proceeds Trust" shall have the meaning assigned thereto in Section
      ------------------
2.7(b)(vi) hereof.

     "Non-Material Subsidiary" shall mean each Subsidiary of the Borrower having
      -----------------------
less than $3,000,000 of Assets.

     "Non-Material Unrestricted Subsidiary" shall mean each Unrestricted
      ------------------------------------
Subsidiary of the Borrower having less than $3,000,000 of Assets.

     "Non-Recourse Indebtedness" shall mean, with respect to the Borrower and
      -------------------------
its Restricted Subsidiaries, Indebtedness acquired pursuant to a Permitted Acquisition constituting any of the following: (a) Capitalized Lease Obligations, (b) conditional sale, rental or purchase money obligations, or (c) obligations in respect of industrial development bonds, industrial revenue bonds or other similar kinds of financings, if, and for so long as, in each case, the documentation governing any such Indebtedness contains terms and conditions (i) customary for the applicable type of Indebtedness governed thereby, and (ii) limiting the recourse of the lender or lenders thereunder against the Borrower and its Restricted Subsidiaries for the payment of such

Indebtedness directly to the property or assets that were the subject of the transaction pursuant to which such Indebtedness was created.

     "Notes" shall mean, collectively, any Revolving Notes and any Term Notes.
      -----

     "Notice of Conversion/Continuation" shall mean a notice in substantially
      ---------------------------------
the form of Exhibit G attached hereto.
            ---------

     "Obligations" shall mean (a) all payment and performance obligations of
      -----------
every kind, nature and description of any of the Borrower Parties and any other obligors to the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees, costs, expenses and other charges accruing after any Insolvency Proceeding commences regardless of whether such interest, fees, costs, expenses or other charges are deemed allowed or recoverable in such Insolvency Proceeding), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (b) the obligation to pay an amount equal to the amount of any and all damage which the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, may suffer by reason of a breach by Holdco, the Borrower, any of the Borrower's Subsidiaries or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

     "Participants" shall have the meaning assigned thereto in Section 12.5(b)
      ------------
hereof.

     "Payment Date" shall mean the last day of any Eurodollar Advance Period.
      ------------

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
      ----
successor thereto.

     "Performance Certificate" shall mean a certificate of a Principal Officer
      -----------------------
as to the Borrower's financial performance, in substantially the form attached hereto as Exhibit H.
          ---------

     "Permitted Acquisitions" shall mean Acquisitions made by the Borrower or
      ----------------------
any of its Subsidiaries as and to the extent permitted under Section 7.5(iv) or 7.5(v) hereof.

     "Permitted Debt" shall mean Indebtedness permitted to be incurred and to
      --------------
remain outstanding by the Borrower and the Borrower's Subsidiaries, pursuant to
Section 7.1 hereof.

     "Permitted Dispositions" shall mean the sale, lease, abandonment, transfer,
      ----------------------
trade or other disposition of, in a single transaction or in a series of related transactions, (a) prior to the Subordinated Bridge Facility Refinancing Date, the International Publications, and (b) after the Subordinated Bridge Facility Refinancing Date, any other Assets, in each case at not less than the fair market value thereof and subject to the following conditions: (i) the Borrower shall provide to the Administrative Agent and the Lenders a Performance Certificate setting forth the arithmetical calculations required to establish the Borrower's pro forma compliance with Sections 8.1 and 8.2 of this Agreement;
(ii) with respect to any disposition having a Purchase Price (with respect to a single transaction or a series of related transactions) in excess of $10,000,000, the Borrower shall provide to the Administrative Agent and the Lenders (A) revised Projections assuming consummation of such disposition and demonstrating pro forma compliance with the terms of this Agreement through the Final Maturity Date, and (B) evidence satisfactory to the Agents and their counsel that the board of directors of the applicable Borrower Party shall have certified in good faith as to the fair market value determination of the Purchase Price with respect to such disposition; (iii) at least seventy-five percent (75%) of the Purchase

Price with respect to such disposition shall be in the form of cash; and (iv) the aggregate Purchase Price for Assets disposed of by the Borrower and its Restricted Subsidiaries, (A) with respect to a single transaction or a series of related transactions, shall not exceed $20,000,000, and (B) during the period from the Agreement Date through the Final Maturity Date, shall not exceed $50,000,000; provided, however, that the limitations set forth in the foregoing
             --------  -------
clause (iv) shall not apply with respect to (I) the disposition by the Borrower of up to 49.9% of the issued and outstanding Equity Interests of InternetCo,
(II) the sale of the International Publications and (III) the disposition by PubCo of its Equity Interests in MacWorld.

     "Permitted High-Yield Securities" shall mean subordinated debt securities
      -------------------------------
issued by the Borrower, Holdco, Intermediate Holdco or any Permitted Intermediate Holdco Subsidiary, in an aggregate principal amount not to exceed $200,000,000, solely in connection with the refinancing and replacement of the Subordinated Bridge Facility, which securities shall (a) be acceptable to the Agents in their sole discretion, and (b) provide, among other things, that such securities shall (i) be unsecured, (ii) have subordination provisions no less favorable to the Credit Parties than the provisions of the Subordinated Bridge Facility, (iii) not pay cash interest at a coupon greater than 14.5% (provided that, with respect to securities issued by Holdco, Intermediate Holdco or any Permitted Intermediate Holdco Subsidiary, interest shall not be payable in cash at any time prior to the five (5) year anniversary of the issuance of such securities), and (iv) have no required cash redemptions (other than with respect to customary change of control provisions or customary provisions requiring repayments from asset sale proceeds but only after repayment in full of the Obligations under this Agreement) or principal maturities prior to one (1) year after the Final Maturity Date.

     "Permitted Intermediate Holdco Subsidiary" shall mean any Subsidiary of
      ----------------------------------------
Intermediate Holdco permitted to be formed pursuant to Section 7.5(xviii) hereof.

     "Permitted Investments" shall mean Investments described in and permitted
      ---------------------
to be made under Section 7.2 hereof.

     "Permitted Liens" shall mean, as applied to any Person:
      ---------------

          (a) Any Lien granted in favor of the Administrative Agent, for the benefit of the Credit Parties, given to secure the Obligations;

          (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims which are not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

          (c) Liens of landlords, carriers, warehousemen, mechanics, laborers and materialmen, or other similar Liens, and Liens arising by operation of law, which do not materially detract from the value of the property or which are for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (e) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or materially detract from the utility or value of such real property, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

          (f) Liens securing conditional sale, rental or purchase money obligations permitted to be incurred pursuant to Section 7.1(c) hereof, but only in the property that is the subject of such obligation;

          (g) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not incurred in connection with the borrowing of money;

          (h) Any interest in or title of a lessor to any property subject to a Capitalized Lease Obligation permitted to be incurred pursuant to Section 7.1(b) hereof;

          (i) Liens granted to secure Indebtedness of any member of the InternetCo Group or any member of the LaunchCo Group permitted to be incurred under Section 7.1(h) and 7.1(i), respectively;

          (j) Liens existing on the Agreement Date and set forth on Schedule 4
                                                                    ----------
attached hereto;

          (k) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.1(h) hereof;

          (l) licenses, leases or subleases granted to third Persons in the ordinary course of business of the Borrower or any of its Subsidiaries;

          (m) Liens granted to secure Non-Recourse Indebtedness permitted to be incurred pursuant to Section 7.1(s) hereof;

          (n) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

          (o) Liens encumbering initial deposits and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

          (p) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it in compliance with Section 7.5 hereof;

          (q) Liens on property or assets of the Foreign Subsidiaries to secure Indebtedness permitted to be incurred by the Foreign Subsidiaries pursuant to
Section 7.1 hereof;

          (r) any interest, right or title of a lessor, licensor or sublessor arising by operation of law or by contract, provided that any such interest arising by contract shall (i) be customary and in the ordinary course of business, (ii) be limited in scope to the property subject to such contract and (iii) secure only the obligations arising under such contract (which obligations shall not constitute Funded Debt);

          (s) Liens on the Equity Interests of InternetCo's Subsidiaries to secure Indebtedness permitted under Section 7.1(i) hereof;

          (t) Liens incurred in the ordinary course of business of the Borrower and its Subsidiaries with respect to obligations that do not exceed $2,000,000 at any one time outstanding; and

          (u) prior to the repayment in full in cash of the Intermediate Bridge Facility, Liens in favor of the collateral agent under the Intermediate Bridge Facility (for the benefit of the Intermediate Bridge Facility Lenders) on the Equity Interests of Intermediate Holdco to secure Indebtedness under the Intermediate Bridge Facility.

     "Person" shall mean an individual, corporation, limited liability company,
      ------
association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean, with respect to any Person, an employee benefit plan
      ----
within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of such Person.

     "Preferred Stock" shall mean any Equity Interests of a Person, however
      ---------------
designated, which entitle the holders thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Equity Interests issued by such Person.

     "Prime Rate" shall mean, at any time, the rate of interest adopted by the
      ----------
Administrative Agent as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent or its Affiliates.

     "Principal Officer" shall mean any of the chief executive officer, the
      -----------------
chief financial officer, the chief operating officer or the president of the Borrower.

     "Pro Rata Class" shall mean, as of any date of determination, collectively,
      --------------
those Lenders having issued a Revolving Commitment and those Lenders having any Term A Loans then outstanding.

     "Projections" shall have the meaning assigned thereto in Section 3.1(e)
      -----------
hereof.

     "Property" shall mean, with respect to any Person, any real property or
      --------
personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated such Person (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

     "PubCo" shall mean Ziff Davis Publishing Inc., a Delaware corporation.
      -----

     "Pub Holdco" shall mean Ziff Davis Publishing Holdings Inc., a Delaware
      ----------
corporation.

     "Purchase Price" shall mean, with respect to each Permitted Acquisition and
      --------------
each Permitted Disposition, the total consideration payable in connection with such Permitted Acquisition or Permitted Disposition, as the case may be, whether payable in cash, securities, by a note or other property, or by the assumption of Indebtedness (including, without limitation all post-closing purchase price adjustments).

     "Refinancing Securities" shall mean permanent senior subordinated Funded
      ----------------------
Debt issued by the Borrower, Holdco, Intermediate Holdco or any Permitted Intermediate Holdco Subsidiary, in an aggregate principal amount not to exceed $200,000,000, solely in connection with the refinancing and replacement of the Subordinated Bridge Facility or the Permitted High-Yield Securities the terms of which shall be substantially similar to, and in any case, no less favorable in all material respects to the Borrower, Holdco, Intermediate Holdco, such Permitted Intermediate Holdco Subsidiary or the Lenders than the Subordinated Bridge Facility or the Permitted High-Yield Securities, as applicable.

     "Register" shall have the meaning assigned thereto in Section 12.5(d)
      --------
hereof.

     "Reinvestment Basket" shall have the meaning assigned thereto in Section
      -------------------
2.7(b)(i) hereof.

     "Related Parties" shall mean, collectively, the Co-Investors and any other
      ---------------
investors in Holdco (other than any of the Intermediate Bridge Facility Lenders) after the Agreement Date, in each case which have entered into shareholders agreements with the Controlling Shareholders providing for, among other things, the right of the Controlling Shareholders to vote the interests of such Co-Investor or other investor, as the case may be, on all matters related to or restricted by the terms of the Loan Documents which are presented to the shareholders of Holdco for a vote.

     "Reportable Event" shall have the meaning set forth in Section 4043 of
      ----------------
ERISA, other than an event for which the reporting requirement has been waived by regulations promulgated under such Section.

     "Request for Advance" shall mean a certificate designated as a "Request for
      -------------------
Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit I
                                                               ---------
attached hereto and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to a Eurodollar Advance, the Eurodollar Advance Period selected by the Borrower, and (b) state that there shall not exist, on the date of the requested Advance both before and after giving effect thereto, any Default or Event of Default.

     "Request for Issuance of Letter of Credit" shall mean any certificate
      ----------------------------------------
signed by an Authorized Signatory of the Borrower, which certificate will be denominated a "Request for Issuance of Letter of Credit" and shall be in substantially the form attached hereto as Exhibit J, and shall, among other
                                          ---------
things, (a) specify the beneficiary of the proposed Letter of Credit, the purpose of the Letter of Credit, the proposed date of issuance of the Letter of Credit, which shall be a Business Day, and the documents which must be presented to draw under such Letter of Credit (including, without limitation, any documents which the Issuing Bank may require), (b) include, as an attachment, a Letter of Credit Application, and (c) state that there shall not exist, on the date of the request and after giving effect to the issuance of the Letter of Credit, any Default or Event of Default hereunder.

     "Required Lenders" shall mean (a) prior to the occurrence of an Event of
      ----------------
Default and the termination of unfunded Commitments, (i) Lenders the sum of whose Revolving Commitment amounts plus Term Loans outstanding equals or exceeds 50.1% of such items for the Pro Rata

Class and (ii) Lenders the sum of whose Revolving Commitment amounts plus Term Loans outstanding equals or exceeds 50.1% of the sum of such items for all Lenders, and (b) at any time that there exists an Event of Default hereunder, and unfunded Commitments have been terminated, (i) Lenders the total of whose Loans outstanding equals or exceeds 50.1% of the total principal amount of the Loans of the Pro Rata Class then outstanding hereunder and (ii) Lenders the total of whose Loans outstanding equals or exceeds 50.1% of the total principal amount of the Loans then outstanding hereunder.

     "Restricted Group" shall mean the Borrower and the Restricted Subsidiaries,
      ----------------
other than the Foreign Subsidiaries.

     "Restricted Payment" shall mean (a) any direct or indirect distribution,
      ------------------
dividend, redemption or other payment to any Person on account of any Equity Interests, or other securities of or equity interests, in Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Restricted Subsidiaries; (b) any payment of principal of or interest on any Indebtedness of any of Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Subsidiaries in favor of any Affiliate or in respect of the Subordinated Bridge Facility, the Intermediate Bridge Facility, any Permitted High-Yield Securities, any Refinancing Securities or any Subordinated Seller Debt; or (c) any payment under any management or consulting agreement with any Affiliate or other similar agreement or arrangement with any Affiliate not entered into in the ordinary course of business.

     "Restricted Purchase" shall mean any payment on account of the purchase,
      -------------------
redemption or other acquisition or retirement of any Equity Interests, or other securities of or equity interests, in Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire Equity Interests of Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Restricted Subsidiaries.

     "Restricted Subsidiaries" shall mean all Subsidiaries of the Borrower other
      -----------------------
than the Unrestricted Subsidiaries.

     "Revolving Commitment" shall mean the several obligations of certain of the
      --------------------
Lenders to advance the sum of $50,000,000 (as of the Agreement Date) to the Borrower, on or after the Agreement Date, in accordance with their respective Revolving Commitment Ratios and as such amount may be reduced from time to time, all pursuant to the terms hereof.

     "Revolving Commitment Ratios" shall mean the percentages in which certain
      ---------------------------
of the Lenders are severally bound to make Advances to the Borrower under the Revolving Commitment, which as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 2 attached hereto.
                                ----------

     "Revolving Loans" shall mean, collectively, the amount advanced by certain
      ---------------
of the Lenders to the Borrower under the Revolving Commitment, not to exceed the amount of the Revolving Commitment.

     "Revolving Notes" shall mean those certain revolving promissory notes
      ---------------
issued by the Borrower to each of the Lenders issuing a Revolving Commitment that requests a promissory note in accordance with each such Lender's Revolving Commitment Ratio, each one substantially in the form of Exhibit K attached
                                                        ---------
hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

     "Sale and Lease-Back Transaction" means any arrangement with any Person
      -------------------------------
providing for the leasing by means of a capital lease and not an operating lease by the Borrower or any

Restricted Subsidiary of the Borrower of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Sales Transaction" shall have the meaning assigned thereto in the
      -----------------
definition of "Net Proceeds".

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the
      --------------
rules and regulations promulgated thereunder.

     "Security Agreement" shall mean that certain Security Agreement between the
      ------------------
Borrower and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit L attached
                                                             ---------
hereto.

     "Security Documents" shall mean, without limitation, the Security
      ------------------
Agreement, the Borrower Pledge Agreement, the Intellectual Property Security Agreement, the Assignment of Acquisition Documents, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Holdco Pledge Agreement, all Mortgages, any other agreement or instrument providing Collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto.

     "Security Interest" shall mean all Liens in favor of the Administrative
      -----------------
Agent created hereunder or under any of the Security Documents to secure the Obligations.

     "Seller" shall mean, collectively, ZD Inc., a Delaware corporation, and ZD
      ------
Holdings (Europe) Ltd.

     "Seller Debt" shall mean any Indebtedness issued by the Borrower or any of
      -----------
its Subsidiaries in connection with any Permitted Acquisition, which Indebtedness constitutes all or a portion of the Purchase Price for such Acquisition.

     "Senior Debt" shall mean, as of any calculation date, the greater of (a)
      -----------
the result of (i) Borrower Debt, minus (ii) the aggregate principal amount of the Subordinated Bridge Facility (or, if then outstanding, any Permitted High-Yield Securities or Refinancing Securities) then outstanding, and (b) zero.

     "Senior Leverage Ratio" shall mean, on any calculation date, the ratio of
      ---------------------
(a) Senior Debt, to (b) EBITDA for the immediately preceding four (4) fiscal quarter period.

     "Shareholders" shall mean the shareholders of Holdco which as of the
      ------------
Agreement Date are as set forth on Schedule 4.1(c) attached hereto.
                                   ---------------

     "Specified Add-Backs" shall mean, for any period of determination, for the
      -------------------
Borrower and its Restricted Subsidiaries on a consolidated basis, the following add-backs (without duplication) to the calculation of EBITDA: (a) non-cash rent expense (provided that, solely for purposes of calculating EBITDA for any four
(4) fiscal quarters ending during the period from December 31, 1999 through December 31, 2000, non-cash rent expense shall be deemed to be $1,774,000 as described on Schedule 5 attached hereto), (b) solely for purposes of calculating
             ----------
EBITDA for any four (4) fiscal quarters ending during the period from December 31, 1999 through September 30, 2000, expenses incurred during 1999 in connection with the "year 2000 problem" as described on Schedule 5 attached hereto, (c) an
                                             ----------
amount, calculated for the four (4) fiscal quarter period ended on the applicable calculation date, equal to the greater of (i) the excess of (A) cash dividends from earnings from operations (but not the sale of assets) received during such period from joint ventures which are not Subsidiaries of the Borrower over (B) the aggregate amount of Investments made during such period in such joint ventures, and (ii) zero (provided, however, that for purposes of calculating EBITDA for
               --------  -------
the period ended (I) December 31, 1999, the amount determined by such formula shall be deemed to be $1,874,000, (II) March 31, 2000, the amount determined by such formula shall be calculated for the one (1) fiscal quarter period then ended, plus the dollar amount set forth on Schedule 5 attached hereto with respect to such quarter end, (III) June 30, 2000, the amount determined by such formula shall be calculated for the two (2) fiscal quarter period then ended, plus the dollar amount set forth on Schedule 5 attached hereto with respect to such quarter end, and (IV) September 30, 2000, the amount determined by such formula shall be calculated for the three (3) fiscal quarter period then ended, plus the dollar amount set forth on Schedule 5 attached hereto with respect to such quarter end), (d) solely for the purpose of calculating EBITDA for any four
(4) fiscal quarters ending during the period from December 31, 1999 through December 31, 2000, the cost and contractual payment above cost for the publishing of Computer Shopper which dollar amounts are set forth with respect to each fiscal quarter on Schedule 5 attached hereto, (e) ZDNet Royalties
                          ----------
(provided that, solely for purposes of calculating EBITDA for the four (4) fiscal quarters ended December 31, 1999, ZDNet Royalties shall be deemed to be $1,900,000), and (f) solely for purposes of calculating EBITDA for the four (4) fiscal quarters ending from December 31, 1999 through March 31, 2000, the Corporate Overhead Adjustment.

     "Subordinated Bridge Facility" shall mean that certain subordinated Funded
      ----------------------------
Debt issued by the Borrower on the Agreement Date in the aggregate original principal amount of $175,000,000, which Funded Debt is evidenced by and subject to terms and conditions of the Subordinated Bridge Facility Documents.

     "Subordinated Bridge Facility Documents" shall mean, collectively, that
      --------------------------------------
certain Purchase Agreement dated as of the Agreement Date among the Borrower and the guarantors and the purchasers named therein, and all schedules and exhibits thereto and documents executed in connection therewith (including, without limitation, the "Notes" and the "Guaranties" each as defined therein).

     "Subordinated Bridge Facility Refinancing Date" shall mean the date on
      ---------------------------------------------
which the Subordinated Bridge Facility shall be refinanced in full.

     "Subordinated Management Redemption Debt" shall mean any Management
      ---------------------------------------
Redemption Debt issued with terms and conditions acceptable to the Agents in their sole discretion, which terms and conditions shall provide, among other things, that such Management Redemption Debt shall (a) be unsecured, (b) not pay cash interest or principal at any time prior to the Final Maturity Date, (c) contain no creditor-like rights or remedies, and (d) have a final maturity of no earlier than ninety (90) days after the Final Maturity Date.

     "Subordinated Seller Debt" shall mean any Seller Debt issued with terms and
      ------------------------
conditions acceptable to the Agents in their sole discretion, which terms and conditions shall provide, among other things, that such Seller Debt shall (a) be unsecured, (b) not pay cash interest or principal at any time prior to the Final Maturity Date, (c) contain no creditor-like rights or remedies, and (d) have a final maturity of no earlier than ninety (90) days after the Final Maturity Date.

     "Subsidiary" shall mean, as applied to any Person, any corporation of which
      ----------
more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or other entity of which more than fifty percent (50%) of the outstanding partnership or other equity interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Notwithstanding anything which may be construed to the contrary contained in the foregoing, MacWorld shall not be considered a Subsidiary of the Borrower or any of its Subsidiaries.

     "Subsidiary Guaranty" shall mean that certain Subsidiary Guaranty Agreement
      -------------------
issued by each Restricted Subsidiary of the Borrower (other than any of the Foreign Subsidiaries), InternetCo and each member of the LaunchCo Group (but, with respect to the LaunchCo Joint Ventures, only to the extent required hereunder) in favor of the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit M
                                                                      ---------
attached hereto, and any similar guaranty or any guaranty supplement delivered pursuant to Section 5.15 hereof.

     "Subsidiary Pledge Agreement" shall mean that certain Subsidiary Pledge
      ---------------------------
Agreement between each domestic Restricted Subsidiary of the Borrower (other than any of the Foreign Subsidiaries) and each member of the LaunchCo Group having one or more of its own Subsidiaries and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit N attached hereto, and any similar pledge agreement or any
            ---------
pledge agreement supplement delivered pursuant to Section 5.15 hereof.

     "Subsidiary Security Agreement" shall mean that certain Subsidiary Security
      -----------------------------
Agreement between each of the Borrower's Restricted Subsidiaries (other than any of the Foreign Subsidiaries) and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of

Exhibit O attached hereto, and any similar security agreement or any security
---------
agreement supplement delivered pursuant to Section 5.15 hereof.

     "Syndication Agent" shall mean Bankers Trust Company.
      -----------------

     "Term A Commitment" shall mean the several obligations of certain of the
      -----------------
Lenders to advance the sum of $100,000,000 to the Borrower on the Agreement Date, in accordance with their respective Term A Commitment Ratios, all pursuant to the terms hereof.

     "Term A Commitment Ratios" shall mean the percentages in which certain of
      ------------------------
the Lenders are severally bound to make Advances to the Borrower under the Term A Commitment, which, as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 2 attached hereto.
                           ----------

     "Term A Loans" shall mean, collectively, the amounts advanced by certain of
      ------------
the Lenders to the Borrower under the Term A Commitment, not to exceed, in the aggregate, the amount of the Term A Commitment.

     "Term A Notes" shall mean those certain term notes issued by the Borrower
      ------------
to each of the Lenders issuing a Term A Commitment that requests a promissory note in accordance with each such Lender's Term A Commitment Ratio, each one substantially in the form of Exhibit P attached hereto, and any extensions,
                             ---------
modifications, renewals or replacements of or amendments to any of the foregoing.

     "Term B Class" shall mean, as of any date of determination, those Lenders
      ------------
having any Term B Loans then outstanding.

     "Term B Commitment" shall mean the several obligations of certain of the
      -----------------
Lenders to advance the sum of $255,000,000 to the Borrower on the Agreement Date in accordance with their respective Term B Commitment Ratios, all pursuant to the terms hereof.

     "Term B Commitment Ratios" shall mean the percentages in which certain of
      ------------------------
the Lenders are severally bound to make Advances to the Borrower under the Term B Commitment, which, as of the Agreement Date and after giving effect to any Assignment and Assumption Agreement effective as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 2 attached hereto.
                                                ----------

     "Term B Loans" shall mean, collectively, the amount advanced by certain of
      ------------
the Lenders to the Borrower under the Term B Commitment, not to exceed, in the aggregate, the amount of the Term B Commitment.

     "Term B Notes" shall mean those certain term notes issued by the Borrower
      ------------
to each of the Lenders issuing a Term B Commitment that requests a promissory note in accordance with each such Lender's Term B Commitment Ratio, each one substantially in the form of Exhibit Q attached hereto, and any extensions,
                             ---------
modifications, renewals or replacements of or amendments to any of the foregoing.

     "Term Loans" shall mean, collectively, the Term A Loans and the Term B
      ----------
Loans.

     "Term Notes" shall mean any Term A Notes and any Term B Notes.
      ----------

     "Total Leverage Ratio" shall mean, on any calculation date, the ratio of
      --------------------
(a) Borrower Debt, to (b) EBITDA for the immediately preceding four (4) fiscal quarter period.

     "Transferee" shall have the meaning assigned thereto in Section 12.5(f)
      ----------
hereof.

     "Uniform Customs" shall mean the Uniform Customs Practice for Documentary
      ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or modified from time to time and, if applicable, the rules of the "International Standby Practices 1998" (ISP98), as the same may be revised from time to time.

     "Unrestricted Subsidiaries" shall mean, collectively, the members of the
      -------------------------
InternetCo Group and the LaunchCo Group.

     "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter,
      ----------------------
substantially in the form of Exhibit R attached hereto, delivered to the Credit
                             ---------
Parties on the Agreement Date pursuant to Article 4 hereof.

     "Voting Stock" shall mean all classes of Equity Interests or other
      ------------
interests, including partnership interests, of a Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

     "ZD Acquisition" shall mean the Acquisition of certain assets of the ZD
      --------------
Publishing operating division of the Seller and all of the issued and outstanding shares of capital stock or other equity interests in all of the corporations owned directly or indirectly by ZD Holdings (Europe) Ltd., in each case pursuant to the ZD Acquisition Documents.

     "ZD Acquisition Documents" shall mean that certain Purchase Agreement dated
      ------------------------
as of December 6, 1999, as amended, among the Seller and the Borrower (formerly known as WS-ZD

Acquisition, Inc.), and all schedules and exhibits thereto and documents executed in connection therewith.

     "ZD Publishing (U.K.)" shall mean Ziff-Davis Publishing (UK) Ltd., a
      --------------------
corporation organized under the laws of the United Kingdom.

     "ZDNet" shall mean Ziff-Davis, Inc.
      -----

     "ZDNet License Agreement" shall mean that certain License Agreement dated
      -----------------------
as of the Agreement Date between the Borrower and ZDNet.

     "ZDNet Royalties" shall mean, as of any calculation date, the greater of
      ---------------
(a) the difference between (i) the minimum contractual per annum royalty amount which ZDNet has agreed to pay to the Borrower pursuant to the ZDNet License Agreement, and (ii) the actual amount of royalty payments made by ZDNet during the four (4) quarter period ended on such date, and (b) zero.

     Each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. Subject to
Section 12.6 hereof, all financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Restricted Subsidiaries and in conformity with GAAP.

                                   ARTICLE 2

                                     Loans
                                     -----

     Section 2.1  The Loans.    Subject to the terms and conditions of, and in
                  ---------
reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders will have extended and agree, severally in accordance with their respective Commitment Ratios and not jointly, to make Loans to the Borrower in an aggregate principal amount not to exceed Four Hundred Five Million Dollars ($405,000,000).

     (a)  The Revolving Loans.  The Lenders with Revolving Commitments agree,
          -------------------
severally in accordance with their respective Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, on and after the Agreement Date, but prior to the Initial Maturity Date, amounts which, in the aggregate, do not exceed at any time the amount of the Available Revolving Commitment. Subject to the terms and conditions hereof and prior to the Initial Maturity Date, Advances under the Revolving Commitment may be repaid and reborrowed from time to time on a revolving basis or may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof.

     (b)  The Term A Loans. The Lenders listed on Schedule 2 as having agreed to
          ----------------
make Term A Loans agree, severally in accordance with their respective Term A Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrower on the Agreement Date, an amount equal to the Term A Commitment. After the Agreement Date, Advances under the Term A Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however,
                                                           -------- --------
there shall be no increase in the aggregate principal amount outstanding under the Term A Commitment at any time after the Agreement Date. Amounts repaid under the Term A Commitment may not be reborrowed.

     (c)  The Term B Loans. The Lenders listed on Schedule 2 as having agreed to
          ----------------
make Term B Loans shall, severally and in accordance with their respective Term B Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, lend to the Borrower on the Agreement Date, an amount equal to the Term B Commitment. After the Agreement Date, Advances under the Term B Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however,
                                                           -------- --------
there shall be no increase in the aggregate principal amount of the Term B Loans outstanding at any time after the Agreement Date. Amounts repaid under the Term B Commitment may not be reborrowed.

     (d)  The Letters of Credit.  The Issuing Bank agrees, prior to the Initial
          ---------------------
Maturity Date and upon the terms and subject to the conditions of this Agreement, to issue from time to time for the account of the Borrower, in the ordinary course of business of the Borrower, Letters of Credit to such beneficiaries as shall be designated in writing by the Borrower to the Issuing Bank, up to the limit of the Letter of Credit Committed Amount.

     Section 2.2  Manner of Borrowing and Disbursement.
                  ------------------------------------

     (a)  Choice of Interest Rate, Etc.  Any Advance (i) under the Revolving
          ----------------------------
Commitment (except with respect to Advances in reimbursement of amounts advanced to beneficiaries under Letters of Credit, which Advances shall in all cases be Base Rate Advances initially) shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, (ii) under the Term A Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, and (iii) under the Term B Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that (i) if the Borrower fails to give the Administrative
--------  -------
Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date, and (ii) the Borrower may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. All Advances of the Loans made on the Agreement Date shall bear interest as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

     (b)  Base Rate Advances.
          ------------------

          (i)   Initial and Subsequent Advances.  The Borrower shall give the
                -------------------------------
Administrative Agent in the case of Base Rate Advances, irrevocable prior written notice not later than 11:00 a.m. (New York time) on the date of such Advance in the form of a Request for Advance, or telephonic notice followed promptly by a Request for Advance; provided, however, that no such notice shall
                                   --------  -------
be required in connection with the making of a Base Rate Advance to repay a draw under a Letter of Credit. In the event that the Borrower shall give the Administrative Agent telephonic notice, but shall fail to confirm such telephonic notice with a written Request for Advance, such failure shall not invalidate any notice so given, but shall not obviate the Borrower's obligation hereunder to provide the Administrative Agent with written notice.

          (ii)  Repayments and Conversions. The Borrower may (A) upon at least
                --------------------------
one (1) Business Days' irrevocable prior written notice to the Administrative Agent, repay or prepay a Base Rate Advance, or (B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal amount of such Base Rate Advance to one or more Eurodollar Advances. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid or converted.

          (iii) Miscellaneous. Notwithstanding any term or provision of this
                -------------
Agreement which may be construed to the contrary, each Base Rate Advance (except any Base Rate Advance in reimbursement of amounts advanced to beneficiaries under Letters of Credit) shall be in a principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof, or the remaining amount of the Revolving Commitment, as the case may be.

      (c)  Eurodollar Advances.
           -------------------

          (i)   Initial and Subsequent Advances.  The Borrower shall give the
                -------------------------------
Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice not later than 11:00 a.m. (New York time) in the form of a Request for Advance, or telephonic notice followed promptly by a Request for Advance. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall promptly confirm any such telephonic notice in writing, of its selection of a Eurodollar Rate and Eurodollar Advance Period for such Advance. In the event that the Borrower shall give the Administrative Agent telephonic notice, but shall fail to confirm such telephonic notice with a written Request for Advance, such failure shall not invalidate any notice so given, but shall not obviate the Borrower's obligation hereunder to provide the Administrative Agent with written notice.

          (ii)  Repayments, Continuations and Conversions. At least three (3)
                -----------------------------------------
Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date (A) is to be continued in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period for such new Eurodollar Advance, (B) is to be converted in whole or in part to a Base Rate Advance, or (C) is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable. If the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date.

          (iii) Miscellaneous. Notwithstanding any term or provision of this
                -------------
Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances outstanding exceed ten (10).

     (d) Notification of Lenders. Upon receipt of a Request for Advance or a
         -----------------------
notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, or a request by the Issuing Bank for reimbursement under Section 2.14 hereof, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 1:00 p.m. (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

     (e) Disbursement.
         ------------

          (i) Prior to 3:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 3 hereof, disburse the amounts made available to it by the Lenders in immediately available funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, (B) in the case of an Advance representing the reimbursement of the Issuing Bank for a draw under a Letter of Credit, transferring such amount to the Issuing Bank, or (C) in the absence of such instructions referred to in clause (A) above and so long as the provisions of clause (B) above do not apply to the requested Advance, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

          (ii) Unless the Administrative Agent shall have received notice from a Lender, prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender, has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent a Lender does not make such ratable portion available to the Administrative Agent, such Lender, agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

          (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall promptly, but in any event within two (2) Business Days of such demand, pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

          (iv) In the event that, at any time when the Borrower is not in Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and, with respect to any such Lender, the amount of the Revolving Commitment and Term Loans, as applicable, or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining "Required Lenders", the "Pro Rata Class" or the "Term B Class" hereunder, or (B) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded portion of Advances or any of its outstanding Advances. Notwithstanding the foregoing, within sixty (60) days of the failure by any Lender to fund its portion of an Advance, so long as no Default or Event of Default then exists, the Borrower may, in its discretion, provide a replacement lender or lenders for such non-funding Lender, which replacement lender or lenders will be subject to the approval of the Agents, which shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such non-funding Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the non-funding Lender being replaced).

     Section 2.3 Interest and Determination of Dollar Equivalent Amount.
                 ------------------------------------------------------

     (a) On Base Rate Advances. Interest on each Base Rate Advance shall be
         ---------------------
computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable quarterly in arrears, commencing on the last day of the first (1/st/) full fiscal quarter after the Agreement Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Initial Maturity Date or the Final Maturity Date, as applicable. Interest shall accrue and be payable on each Base Rate Advance at the per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin for Base Rate Advances in effect from time to time and as more fully set forth in Section 2.3(f) below.

     (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be
         ----------------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Advance, and (ii) if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall be due and payable in arrears on every three (3) month anniversary of such Eurodollar Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the date of any repayment made under Section 2.2 or Section 2.6 hereof and on the Initial Maturity Date or the Final Maturity Date, as applicable. Interest shall accrue and be payable on each

Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Rate applicable to such Eurodollar Advance and (B) the Applicable Margin for Eurodollar Advances in effect from time to time and as more fully set forth in
Section 2.3(f) below.

     (c) Interest if No Notice of Selection of Interest Rate. If the Borrower
         ---------------------------------------------------
fails to give the Administrative Agent timely notice of the selection of a Eurodollar Advance, or if the Administrative Agent is unable to timely determine a Eurodollar Rate for any Advance, the Base Rate shall apply to such Advance. If the Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

     (d) Interest Upon Default. Immediately upon the occurrence of an Event of
         ---------------------
Default under Section 9.1(b) hereunder (including, without limitation, any such Event of Default that occurs as a result of the automatic acceleration of the Obligations hereunder upon the occurrence of an Event of Default under Section 9.1(f) or 9.1(g) hereof), interest on the overdue Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate on the Obligations shall be payable on demand and in any event on the Initial Maturity Date or the Final Maturity Date, as applicable, and shall accrue with respect to such overdue Obligations until the earliest to occur of (A) waiver of the applicable Event of Default in accordance with
Section 12.12 hereof, (B) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (C) payment in full of such overdue Obligations. The Lenders shall not be required to (x) accelerate the maturity of the Loans, (y) terminate the Commitments, or (z) exercise any other rights or remedies available to them under the Loan Documents in order to charge interest hereunder at the Default Rate.

     (e) Computation of Interest. In computing interest on any Advance, the date
         -----------------------
of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

     (f) Applicable Margins for Base Rate Advances and Eurodollar Advances.
         -----------------------------------------------------------------

          (i)  Advances Under the Revolving Commitment or of the Term A Loans.
               --------------------------------------------------------------
With respect to any Advance under the Revolving Commitment, or any Advance of the Term A Loans, the Applicable Margin shall be (A) on and after the Agreement Date to but not including the Adjustment Date, (x) 3.000% per annum with respect to any Eurodollar Advance and (y) 1.750% per annum with respect to any Base Rate Advance, and (B) on and after the Adjustment Date, the interest rate margin based upon the Total Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2/nd/) Business Day after the financial statements referred to in Section 6.2 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:

                                             Then the Base Rate                 Then the Eurodollar
                                                  Advance                             Advance
     If the Total Leverage Ratio is:      Applicable Margin shall be:        Applicable Margin shall be:
     ------------------------------       --------------------------         --------------------------

                                               Then the Base Rate                 Then the Eurodollar
                                                  Advance                             Advance
     If the Total Leverage Ratio is:      Applicable Margin shall be:        Applicable Margin shall be:
     ------------------------------       --------------------------         --------------------------

Greater than 5.00 to 1.00                          1.750%                             3.000%

Greater than 4.50 to 1.00 but less                 1.500%                             2.750%
than or equal to 5.00 to 1.00

Greater than 4.00 to 1.00 but less                 1.125%                             2.375%
than or equal to 4.50 to 1.00

Greater than 3.50 to 1.00 but less                 0.750%                             2.000%
than or equal to 4.00 to 1.00

Less than or equal to 3.50 to 1.00                 0.500%                             1.750%

In the event that the Borrower fails to timely provide (i) the financial statements referred to above in accordance with the terms of Section 6.2 hereof or (ii) the Performance Certificate referred to in Section 6.4 hereof, and without prejudice to any additional rights under Section 2.3(d) or Section 9.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and if the Borrower has not delivered such statements within ten (10) days of the date on which such statements were due under Section 6.2 hereof, from two (2) Business Days after such due date and until actual delivery, the Applicable Margin shall be (x) 3.000% with respect to each Eurodollar Advance, and (y) 1.750% with respect to each Base Rate Advance.

          (ii) Advances of the Term B Loans. With respect to any Advance of the
               ----------------------------
Term B Loans, the Applicable Margin shall be (A) on and after the Agreement Date to but not including the Adjustment Date, (x) 3.750% per annum with respect to any Eurodollar Advance and (y) 2.500% per annum with respect to any Base Rate Advance, and (B) on and after the Adjustment Date, the interest rate margin based upon the Total Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2/nd/) Business Day after the financial statements referred to in Section 6.2 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:

                                              Then the Base Rate                 Then the Eurodollar
                                                  Advance                             Advance
     If the Total Leverage Ratio is:      Applicable Margin shall be:        Applicable Margin shall be:
     ------------------------------       --------------------------         --------------------------

Greater than 4.00 to 1.00                         2.500%                             3.750%

Less than or equal to 4.00 to 1.00                2.250%                             3.500%

In the event that the Borrower fails to timely provide (i) the financial statements referred to above in accordance with the terms of Section 6.2 hereof or (ii) the Performance Certificate referred to in Section 6.4 hereof, and without prejudice to any additional rights under Section 2.3(d) or Section 9.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and if the Borrower has not delivered such statements within ten (10) days of the date on which such statements were due under Section 6.2 hereof, from two (2) Business Days after such due date and until actual delivery, the Applicable Margin shall be (x) 3.750% with respect to each Eurodollar Advance, and (y) 2.500% with respect to each Base Rate Advance.

     (g) Determination of Dollar Equivalent Amount. The Administrative Agent
         -----------------------------------------
will determine the Dollar Equivalent Amount with respect to (i) any issuance of a Letter of Credit denominated in a currency other than Dollars, as of the requested issuance date of such Letter of Credit, (ii) any drawing under a Letter of Credit denominated in a currency other than Dollars as of the date the Borrower is required pursuant to Section 2.14 to reimburse the Issuing Bank,
(iii) all outstanding L/C Obligations in respect of Letters of Credit denominated in a currency other than Dollars, on any date on which the Revolving Commitment is reduced pursuant to Section 2.5 hereof, (iv) all outstanding L/C Obligations in respect of Letters of Credit denominated in a currency other than Dollars for purposes of calculating compliance with the Financial Covenants as of the first Business Day prior to the last day of the fiscal quarter for which computation thereof is made, and (v) all L/C Obligations in respect of Letters of Credit denominated in a currency other than Dollars for purposes of calculating the fees set forth in Sections 2.4(c) and (d) hereof as of the first Business Day prior to the last day of the fiscal quarter for which computation thereof is made. Each determination of a Dollar Equivalent Amount by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     Section 2.4  Fees.
                  ----

     (a) Fees Payable Under the Fee Letter. The Borrower agrees to pay such fees
         ---------------------------------
as are mutually agreed upon and as are described in the Fee Letter.

     (b) Commitment Fees. The Borrower agrees to pay to the Administrative
         ---------------
Agent, for the benefit of each of the Lenders in accordance with their respective Revolving Commitment Ratios, a commitment fee on the Available Revolving Commitment, for each day from the Agreement Date until the Initial Maturity Date, at a rate of, (i) so long as the Total Leverage Ratio is greater than or equal to 4.00 to 1.00, one-half percent (0.500%) per annum, and (ii) so long as the Total Leverage Ratio is less than 4.00 to 1.00, three-eighths percent (0.375%) per annum, in each case based on the Total Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2/nd/) Business Day after the financial statements referred to in Section 6.2 are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended. In the event that the Borrower fails to timely provide (i) the financial statements referred to in the foregoing sentence in accordance with the terms of Section 6.2 hereof, and (ii) the Performance Certificate referred to in Section 6.4 hereof, and without prejudice to any additional rights under Section 2.3(d) or Section 9.2 hereof, no downward adjustment of the commitment fee rate in effect for the preceding quarter shall occur until the actual delivery of such statements, and if the Borrower has not delivered such statements within ten (10) days of the date on which such statements were due under Section 6.2 hereof, from two (2) Business Days after such due date and until actual delivery, the commitment fee shall be at a rate of one-half percent (0.500%). Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing on June 30, 2000, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any accrued and unpaid commitment fee shall also be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated.

     (c) Letter of Credit Fee. The Borrower agrees to pay to the Administrative
         --------------------
Agent, for the benefit of the Lenders, in accordance with their respective Revolving Commitment Ratios, a letter of credit fee payable in Dollars equal to the Dollar Equivalent Amount of the amount of such fee calculated in the currency in which such Letter of Credit is denominated at a rate per annum equal to the Applicable Margin for Eurodollar Advances under the Revolving Commitment (computed on the basis of a 360 day year for the actual number of days elapsed) on the undrawn stated amount of each Letter of Credit issued by the Issuing Bank hereunder for each day such Letter of Credit is outstanding. Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter during which such Letter of Credit is outstanding and any accrued and unpaid letter of credit fees shall also be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated. Such letter of credit fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and the Issuing Bank with respect to Letters of Credit issued hereunder, the terms of this Agreement shall control.

     (d) Issuing Bank Fee. The Borrower agrees to pay to the Issuing Bank, for
         ----------------
its own account, an issuing bank fee in Dollars in the Dollar Equivalent Amount of the amount of such fee calculated in the currency in which such Letter of Credit is denominated at a rate per annum equal to one-quarter of one percent (0.25%) (computed on the basis of a 360 day year for the actual number of days elapsed), or such lesser amount as is agreed between the Borrower and the Issuing Bank, of the undrawn stated amount of each Letter of Credit issued hereunder for each day such Letter of Credit is outstanding. Such issuing bank fee shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter during which such Letter of Credit is outstanding and any accrued and unpaid issuing bank fees shall also be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated. Such issuing bank fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and the Issuing Bank with respect to the Letters of Credit issued hereunder, the terms of this Agreement shall control.

     (e) Computation of Fees. In computing any fees payable under this Section
         -------------------
2.4, the first day of the applicable period shall be included and the date of payment shall be excluded.

     Section 2.5  Optional Prepayment/Reduction of Commitment.
                  -------------------------------------------

     (a) Prepayment of Advances. The principal amount of any Base Rate Advance
         ----------------------
under the Revolving Loan Commitment may be prepaid in full or in part at any time, without penalty or premium, upon not less than one (1) Business Day's prior written notice to the Administrative Agent; and the principal amount of any Eurodollar Advance under the Revolving Loan Commitment may be prepaid prior to the applicable Payment Date, without penalty or premium, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense (other than solely a loss of profit) incurred by any of them in connection with such prepayment of Eurodollar Advances as set forth in Section 2.10 hereof. Each notice of prepayment given hereunder shall be irrevocable. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

     (b) Permanent Prepayment or Reduction. Optional permanent prepayments of
         ---------------------------------
principal of the Term Loans, and permanent reductions of the Revolving Commitment hereunder, may be made at any time upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, without penalty or premium, provided that such prepayments or reductions shall be in minimum amounts of, (i) in the case of Base Rate Advances, $500,000 and integral multiples of $100,000, and (ii) in the case of Eurodollar Advances, $1,000,000 and integral multiples of $100,000. Each prepayment of the Term Loans shall permanently reduce the Term A Loans and the Term B Loans on a pro rata basis, with the amount allocated to the Term A Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Term A Loans as set forth in Section 2.6(b) hereof, and the amount allocated to the Term B Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Term B Loans as set forth in
Section 2.6(c) hereof. Each such prepayment of a Eurodollar Advance shall also be made together with accrued interest on the amount so prepaid. As of the date of cancellation or reduction set forth in any notice thereof, the Revolving Commitment shall be permanently reduced to the amounts stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount of the Available Revolving Commitment as so reduced, together with, in the case of Eurodollar Advances, the accrued interest on the amount so prepaid through the date of the reduction with respect to the amount reduced. In connection with any such permanent repayment, the Borrower shall reimburse the Administrative Agent and the Lenders, on demand, for any loss or out-of-pocket expense (other than solely a loss of profit) incurred by any of them in connection with such payment of Eurodollar Advances, as set forth in Section
2.10. Upon receipt of any notice of prepayment or reduction, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment or the reduction, as applicable.

     Section 2.6 Repayment.
                 ---------

     (a) The Revolving Loans. All unpaid principal and accrued interest of the
         -------------------
Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated.

     (b) The Term A Loans. Commencing on March 31, 2001, and at the end of each
         ----------------
calendar quarter thereafter, the outstanding principal balance of the Term A Loan then outstanding shall be repaid as set forth below:

                                                        Quarterly Payment
     Quarters Ending During the Following Periods             Amount
     --------------------------------------------             ------

        March 31, 2001 through March 31, 2002               $2,500,000
        June 30, 2002 through March 31, 2003                $3,125,000
        June 30, 2003 through March 31, 2004                $3,750,000
        June 30, 2004 through March 31, 2005                $5,000,000
        June 30, 2005 through March 31, 2006                $5,000,000
        June 30, 2006 through the Initial Maturity Date    $10,000,000


Additionally, the Term A Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Term A Loans and any other outstanding Obligations under the Term A Commitment shall be due and payable in full on the Initial Maturity Date.

     (c) Term B Loans. Commencing on March 31, 2001, and at the end of each
         ------------
calendar quarter thereafter, the outstanding principal balance of the Term B Loans then outstanding shall be repaid as set forth below:

     Quarters Ending During the Following Periods     Quarterly Payment Amount
     --------------------------------------------     ------------------------

     March 31, 2001 through September 30, 2006                  $637,500
     December 31, 2006                                      $120,168,750
     Final Maturity Date                                    $120,168,750

Additionally, the Term B Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Term B Loans and any other outstanding Obligations shall be due and payable in full on the Final Maturity Date.

     (d) Letter of Credit Advances. All Base Rate Advances made pursuant to
         -------------------------
draws under the Letters of Credit shall be deemed to be Advances under the Revolving Commitment and shall be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated.

     Section 2.7 Mandatory Repayments. In addition to the repayments provided
                 --------------------
for in Section 2.6 hereof, the Borrower shall, if required pursuant to this
Section 2.7, prepay the Loans, without any obligation to pay any prepayment premium otherwise due, as follows:

     (a) Excess Cash Flow. Commencing with respect to the fiscal year of the
         ----------------
Borrower ended March 31, 2002, and with respect to each fiscal year thereafter during the term of this Agreement, on or prior to the Excess Cash Flow Recapture Date with respect to each such fiscal year, the Borrower shall make a prepayment of the outstanding principal amount of the Term Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year; provided, however,
                                                              --------  -------
that, in the event that the Borrower shall have maintained a Total Leverage Ratio less than or equal to 4.00 to 1.00 for the two (2) consecutive fiscal quarters immediately preceding any Excess Cash Flow Recapture Date, the Borrower shall not be required to make any prepayment on such Excess Cash Flow Recapture Date under this Section 2.7(a). The amount of any prepayment made by the Borrower pursuant to this Section 2.7(a) shall be applied to prepay the Loans as set forth in Section 2.7(e) below.

     (b) Disposition of Assets.
         ---------------------

          (i) If, after the Agreement Date, any member of the Restricted Group shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty to the extent not covered by insurance), any of its Assets (including, without limitation, any Equity Interests in MacWorld or LaunchCo, but not including (I) the sale of Equity Interests in InternetCo, (II) the sale of obsolete equipment and inventory, (III) the sale, transfer or other disposition of fixed Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (IV) the sale or lease of databases, software, subscriber lists or office or laboratory space, or the licensing of intellectual property, in each case in the ordinary course of business, (V) the sale of Cash Equivalents, or (VI) the sale or discount of accounts receivable in connection with compromise or collection (but not in connection with accounts receivable securitizations or similar transactions)), or any of the other Restricted Subsidiaries shall sell all or any part of the International Publications, one hundred percent (100%) of the Net Proceeds received by such member of the Restricted Group from such Sales Transaction shall be applied, on the date of receipt thereof, to prepay the Loans as set forth in Section 2.7(e) below; provided, however, that, so long as no Default or
                               --------  -------
Event of Default then exists or would be caused thereby, the Restricted Group may use (A) up to $80,000,000 of the Net Proceeds received by the Restricted Group from the sale of the International Publications and (B) up to $25,000,000 in the aggregate during the term of this Agreement (the "Reinvestment Basket") of the Net Proceeds received by the Restricted Group from any other Permitted Dispositions, to make Permitted Acquisitions and Capital Expenditures related to the Restricted Group's business within, (x) with respect to Permitted Dispositions occurring prior to the Subordinated Bridge Facility Refinancing Date, one hundred eighty (180) days of the date of such Sales Transaction, or
(y) with respect to Permitted Dispositions occurring at any time after the Subordinated Bridge Facility Refinancing Date, three hundred sixty-five (365) days of the Restricted Group's receipt of the Net Proceeds of such Sales Transaction; provided further, however, that prior to the Subordinated Bridge
             -------- -------  -------
Facility Refinancing Date, all cash Net Proceeds of Permitted Dispositions received by the Restricted Group, shall be placed in an interest bearing cash collateral account with the Administrative Agent, or an Affiliate thereof, for the benefit of the Borrower (the "Bridge Equity Account"). Subject to the terms of the Make-Well Agreement and Section 7.5(xvi) hereof, on the Subordinated Bridge Facility Refinancing Date, any cash Net Proceeds remaining in the Bridge Equity Account will, so long as no Default or Event of Default then exists or would be caused thereby, be transferred to a Net Proceeds Trust and be made available for reinvestment by the Restricted Group as provided in this Section 2.7(b)(i) and in Section

7.5(xvi), subject to the applicable deadline for such reinvestment; provided that, subject to Section 7.5(xvi), if the deadline for such reinvestment shall expire prior to the Subordinated Bridge Facility Refinancing Date, such cash Net Proceeds shall be used on the date of such expiration to repay the Loans as set forth in Section 2.7(e) below. During the three hundred sixty-five (365) day reinvestment period (or, in the case of a Permitted Disposition occurring prior to the Subordinated Bridge Facility Refinancing Date, for the remainder of such one hundred eighty (180) day reinvestment period following the Subordinated Bridge Facility Refinancing Date), the Net Proceeds shall temporarily be used to reduce any outstandings under the Revolving Loans and any excess shall be placed in a Net Proceeds Trust pending reinvestment.

          (ii) If, after the Agreement Date, any member of the LaunchCo Group shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty to the extent not covered by insurance), any Assets with Net Proceeds in excess of $3,000,000, in the aggregate during the term of this Agreement (other than (I) the sale of obsolete equipment or inventory, (II) the sale, transfer or other disposition of fixed Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (III) the sale or lease of subscriber lists or office space, or the licensing of intellectual property, in each case in the ordinary course of business, (IV) the sale of Cash Equivalents and (V) the sale or discount of accounts receivable in connection with compromise or collection (but not in connection with accounts receivable securitizations or similar transactions)), eighty percent (80%) of the Net Proceeds received by such member of the LaunchCo Group from such Sales Transaction shall be promptly (but in any event within five (5) Business Days of such member of the LaunchCo Group's receipt thereof) distributed to the Borrower and applied, on the date of receipt thereof by the Borrower, to prepay the Loans as set forth in Section 2.7(e) below; provided,
                                                                    --------
however, so long as no Default or Event of Default then exists or would be
-------
caused thereby, the Restricted Group may use such Net Proceeds so distributed to make Permitted Acquisitions and Capital Expenditures (without regard to the Reinvestment Basket) within three hundred sixty-five (365) days from the date of the distribution of such Net Proceeds to the Borrower; provided, further,
                                                       --------  -------
however, that when the Adjusted Leverage Ratio shall be less than or equal to
-------
4.50 to 1.00 (on a pro forma basis) on the date of any Sales Transaction and for the two (2) consecutive fiscal quarters immediately preceding the date of such Sales Transaction, and provided that the Adjusted Leverage Ratio shall remain less than or equal to 4.50 to 1.00 until the date of reinvestment (the "Leverage Maintenance Requirement"), the recapture percentage set forth in this Section 2.7(b)(ii) shall be reduced from eighty percent (80%) to fifty percent (50%).

          (iii) If, after the Agreement Date, any Net Proceeds are received by any member of the InternetCo Group in connection with any Sales Transaction and all or any portion of such Net Proceeds are distributed to the Borrower, eighty percent (80%) of such Net Proceeds received by the Borrower in excess of $3,000,000, in the aggregate during the term of this Agreement, shall be applied on the date of receipt thereof by the Borrower to prepay the Loans as set forth in Section 2.7(e) below; provided, however, so long as no Default or
                                   --------  -------
Event of Default then exists or would be caused thereby, the Borrower may use such Net Proceeds to make Permitted Acquisitions and Capital Expenditures in the Restricted Group (without regard to the Reinvestment Basket) or to make Investments in the LaunchCo Group, the InternetCo Group or MacWorld, within three hundred sixty-five (365) from the date of distribution of such Net

Proceeds to the Borrower; provided further, however, that when the Adjusted
                          -------- -------  -------
Leverage Ratio shall be less than or equal to 4.50 to 1.00 (on a pro forma basis) on the date of any Sales Transaction and for the two (2) consecutive fiscal quarters immediately preceding the date of such Sales Transaction, and subject to the Leverage Maintenance Requirement, the recapture percentage set forth in this Section 2.7(b)(iii) shall be reduced from eighty percent (80%) to fifty percent (50%).

          (iv) If, after the Agreement Date, any Net Proceeds are received by MacWorld or any of its Subsidiaries in connection with any Sales Transaction and all or any portion of such Net Proceeds are distributed to the Borrower or any of the Restricted Subsidiaries, eighty percent (80%) of such Net Proceeds received by the Borrower or any Restricted Subsidiary in excess of $3,000,000, in the aggregate during the term of this Agreement, shall be applied on the date of receipt thereof by the Borrower or such Restricted Subsidiary to prepay the Loans as set forth in Section 2.7(e) below; provided, however, so long as no
                                            --------  -------
Default or Event of Default then exists or would be caused thereby, the Borrower and its Restricted Subsidiaries may use such Net Proceeds to make Permitted Acquisitions and Capital Expenditures in the Restricted Group (without regard to the Reinvestment Basket) within three hundred sixty-five (365) days from the date of the receipt by the Borrower or any Restricted Subsidiary of such Net Proceeds; provided, further, however, that when the Adjusted Leverage Ratio
          --------  -------  -------
shall be less than or equal to 4.50 to 1.00 (on a pro forma basis) on the date of any Sales Transaction and for the two (2) consecutive fiscal quarters immediately preceding the date of such Sales Transaction, and subject to the Leverage Maintenance Requirement, the recapture percentage set forth in this
Section 2.7(b)(iv) shall be reduced from eighty percent (80%) to fifty percent (50%).

          (v) If, after the Agreement Date, any member of the Restricted Group or any member of the LaunchCo Group shall receive, or any member of the InternetCo Group or MacWorld shall distribute to the Borrower or any of its Restricted Subsidiaries, (A) Net Proceeds of insurance (including, without limitation, by way of a casualty or condemnation covered by insurance or the over-funding of any Plan or Multiemployer Plan), in the aggregate during the term of this Agreement, in excess of $10,000,000, or (B) Net Proceeds of "key-man" life insurance, one hundred percent (100%) of such Net Proceeds (or, in the case of Net Proceeds of "key-man" life insurance, fifty percent (50%) of such Net Proceeds) shall be applied on the date of receipt thereof by such member of the Restricted Group or such member of the LaunchCo Group, as the case may be, to prepay the Loans as set forth in Section 2.7(e) below; provided, however,
                                                          --------  -------
that, at the Borrower's election, such Net Proceeds (other than the fifty percent (50%) of the Net Proceeds of "key-man" life insurance which shall be required in any case to repay the Loans) may be reinvested by such member of the Restricted Group or such member of the LaunchCo Group in their respective businesses to the extent that the aggregate Purchase Price with respect to such reinvestment shall not exceed the lesser of (x) such Net Proceeds and (y) $25,000,000 in the aggregate during the term of this Agreement, so long as (A) no Default or Event of Default then exists or would be caused thereby and (B) such member of the Restricted Group or the LaunchCo Group shall have concluded (or entered into a definitive commitment for) such reinvestment within three hundred sixty-five (365) days, in each case from the date of its receipt of such Net Proceeds.

          (vi) In the event the Borrower elects to exercise its right to reinvest Net Proceeds under Section 2.7(b)(i), (ii), (iii), (iv) or (v), the Borrower shall so notify the

Administrative Agent, in the case of a sale or other disposition of Assets not less than three (3) Business Days prior to the proposed date of the closing of such sale or other disposition, and in the case of the receipt of Net Proceeds of insurance not less than five (5) Business Days after the occurrence of the loss covered by such insurance, and shall, upon its or any Subsidiary's receipt of such Net Proceeds, remit such Net Proceeds to the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (but not the Term Loans nor the amount of the Revolving Loan Commitment), unless such Net Proceeds are otherwise required to be placed in the Bridge Equity Account pursuant to Section 2.7(b)(i). Any amount in excess of the then outstanding balance of the Revolving Loans shall be held in trust in an interest-bearing cash collateral account with the Administrative Agent or an Affiliate thereof (a "Net Proceeds Trust") for the benefit of the Borrower, to be applied to the ultimate reinvestment, as hereinafter provided. To the extent that the applicable Borrower Party shall not have completed the reinvestment of such Net Proceeds within three hundred sixty-five (365) days from the date of its receipt thereof (for whatever reason, including the occurrence of a Default or Event of Default hereunder), or the cash Purchase Price of such reinvestments shall be less than such Net Proceeds, the amount of Net Proceeds previously applied to reduce the outstanding balance of the Revolving Loans and any funds held in the Net Proceeds Trust relating to such sale shall be re-applied to the Loans in the manner set forth in Section 2.7(e).

          (vii) Amounts in any Bridge Equity Account or any Net Proceeds Trust shall also be subject to a valid and perfected first priority Lien in favor of the Administrative Agent (for the benefit of the Credit Parties to secure the Obligations), pursuant to a deposit pledge agreement or other security agreement in form and substance reasonably satisfactory to the Administrative Agent.

     (c) Debt Issuance. If, after the Agreement Date, Holdco or the Borrower
         --------------
shall conduct any public or private issuance of any Funded Debt (other than the issuance of (i) the Permitted High-Yield Securities issued to refinance the Subordinated Bridge Facility in an amount not to exceed an amount equal to (x) the then outstanding principal of, and accrued interest and premiums on, the Subordinated Bridge Facility, plus (y) fees and expenses in connection with the issuance of such Permitted High-Yield Securities; (ii) the Refinancing Securities issued to refinance the Subordinated Bridge Facility or the Permitted High-Yield Securities in an amount not to exceed an amount equal to (x) the then outstanding principal of, and accrued interest and premiums on, the Subordinated Bridge Facility or the Permitted High-Yield Securities, as applicable, plus (y) fees and expenses in connection with the issuance of such Refinancing Securities, and (iii) other Funded Debt permitted under Section 7.1 hereof) (each a "Debt Offering"), the Borrower shall make a prepayment of the outstanding principal amount of the Term Loans in an amount equal to one hundred percent (100%) of the Net Proceeds received by Holdco or the Borrower, as the case may be, on the date of receipt of the Net Proceeds of such Debt Offering. The amount of any prepayment made by the Borrower pursuant to this Section 2.7(c) shall be applied to prepay the Loans as set forth in Section 2.7(e) below.

     (d) Bridge Equity and Additional Equity Contribution. In the event that
         -------------------------------------------------
Holdco or the Borrower shall receive the Bridge Equity or the Additional Equity Contribution, the Borrower shall make a prepayment of the outstanding principal amount of the Term Loans in an amount equal to one hundred percent (100%) of the amount of the Bridge Equity and the amount of the Additional Equity Contribution received by Holdco or the Borrower, as the case may be, on each date of receipt thereof. The amount of any prepayment made by the Borrower pursuant to this Section 2.7(d) shall be applied to prepay the Loans as set forth in Section 2.7(e) below.

     (e) Application of Payments. Except as otherwise permitted in Section
         ------------------------
2.7(b) hereof, the amount of any prepayment required to be made pursuant to this
Section 2.7 shall be applied as follows: (i) first, to permanently prepay the outstanding principal amount of the Term Loans, on a pro rata basis, with the amount allocated to the Term A Loans being applied to reduce, on a pro-rata basis, the remaining scheduled installments of principal due under the Term A Loans as set forth in Section 2.6(b) hereof, and the amount allocated to the Term B Loans being applied to reduce, on a pro-rata basis, the remaining scheduled installments of principal due under the Term B Loans as set forth in
Section 2.6(c) hereof, and (ii) thereafter, to prepay the outstanding principal amount of the Revolving Loans to the extent such amount exceeds the Available Revolving Commitment. Accrued interest on the principal amount of Eurodollar Advances being repaid, pursuant to this Section 2.7 to the date of such repayment shall be paid by the Borrower concurrently with such principal repayment.

     (f) Revolving Loans. The Borrower shall make a prepayment of the Revolving
         ----------------
Loans (without any corresponding permanent reduction in the Revolving Commitment) in an amount equal to the excess, if any, of the aggregate principal amount of the Revolving Loans over the Available Revolving Commitment.

     Section 2.8 Notes; Loan Accounts.
                 ---------------------

     (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. Upon the request of any Lender, Notes shall be issued by the Borrower to the order of such Lender reflecting the amount of such Lender's Commitments under this Agreement. Any Notes issued by the Borrower to the order of any requesting Lender shall be duly executed and delivered by one or more Authorized Signatories of the Borrower.

     (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to such Lender's portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made and accrued interest thereon and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans of such Lender, and accrued interest thereon, but the failure of any Lender to maintain such records or to make any such notations, or any error or mistake in such notations, shall not affect the Borrower's repayment obligations with respect to such Loans.

     Section 2.9 Manner of Payment.
                 ------------------

     (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, letter of credit fees and any other amount owed to any of the Credit Parties under this Agreement or the Fee Letter shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the applicable Credit Party, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall, for the purpose of calculating interest, be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Credit Parties accordingly.

     (b) The Borrower agrees to pay principal, interest, fees and all other Obligations due hereunder, under the Fee Letter, or under the other Loan Documents without set-off or counterclaim or, except as otherwise provided herein, and so long as any applicable Lender complies with Section 2.13, any deduction whatsoever.

     (c) Prior to the acceleration of the Loans under Section 9.2 hereof, and other than with respect to payments required to be made pursuant to Section 2.7 hereof (which shall be applied as set forth in Section 2.7(e) hereof), if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority on a pro-rata basis: (i) FIRST, to the payment of any fees, costs or expenses then due and payable to any of the Credit Parties hereunder or under any other Loan Document; (ii) SECOND, to the payment of interest then due and payable on the Loans; (iii) THIRD, to the payment of principal then due and payable on the Term Loans; (iv) FOURTH, to the payment of principal then due and payable on the Revolving Loans; and (v) FIFTH, to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Credit Parties hereunder or under any other Loan Document.

     (d) Except as otherwise specified in the definition of Eurodollar Advance Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     Section 2.10 Reimbursement.
                  --------------

     (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses (other than solely losses of profit) in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), (ii) prepayment of any Eurodollar Advance prior to the applicable Payment Date in whole or in part for any reason, or
(iii) failure by the Borrower to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrower agrees to pay to such Lender, within ten (10) days of demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses (other than solely losses of profit) resulting therefrom; provided, however, that
                                                   --------  -------
notwithstanding the foregoing, the Borrower shall have no obligation to make any such payment in respect of any such losses or expenses incurred more than one hundred eighty (180) days prior to its receipt of demand from such Lender. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, which shall be delivered at the time of such demand to the Borrower by the Administrative Agent on behalf of such Lender, shall be presumptively correct.

     (b) Expenses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, and the amount of the expenses subject to reimbursement hereunder shall be the excess, if any, of (i) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Advance for the remainder of its Eurodollar Advance Period, over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other re-deployment of the amount of such Eurodollar Advance for the remainder of its putative Eurodollar Advance Period.

     Section 2.11 Pro Rata Treatment.
                  -------------------

     (a) Advances. Each Advance of any of the Loans from the Lenders shall be
         ---------
made pro-rata on the basis of their respective Commitment Ratios.

     (b) Payments Prior to Declaration of an Event of Default. Except as
         -----------------------------------------------------
provided in Section 2.2(e)(iv) and Section 2.7(e), prior to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under
Section 9.2 hereof, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro-rata on the basis of their respective Commitment Ratios. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio with respect thereto, such Lender shall forthwith purchase from the other Lenders such participations in the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders; provided,
                                                                 --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from such purchasing Lender, such purchase from each Lender shall be rescinded, and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 2.11(b) set forth the rights of the Lenders with respect to payment, and are not enforceable for the benefit of the Borrower.

     (c) Payments Subsequent to Declaration of an Event of Default. Subsequent
         ----------------------------------------------------------
to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under Section 9.2 hereof, payments and prepayments made to any of the Credit Parties, or otherwise received by any of the Credit Parties, shall be distributed as provided in Section 9.3 hereof.

     Section 2.12 Capital Adequacy. If any Lender shall have reasonably
                  -----------------
determined that the adoption (after the Agreement Date) of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law but with which such Person customarily complies) of any such governmental authority, central bank or comparable agency, in each case first promulgated after the Agreement Date, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly notify the Borrower of such adoption, compliance, or change. Within sixty (60) days of written notice by such Lender, the Borrower shall, in its discretion, (i) provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Agents, which consent shall not be unreasonably withheld or delayed, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced) and the Borrower shall pay such Lender all amounts described in clause (ii) for the period prior to the replacement of such Lender, or (ii) thereafter, from time to time within ten (10) days of demand by such Lender, promptly pay to such Lender, or its applicable bank holding company or parent, such additional amounts (other than income taxes) as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Base Rate plus the Applicable Margin in effect for Base Rate Advances under the Revolving Commitment. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

     Section 2.13 Tax Forms. On or prior to the Agreement Date and on or prior
                  ----------
to the first Business Day of each calendar year thereafter, and with respect to any new Lender, on the date of the applicable Assignment and Assumption Agreement, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with either (a) two (2) properly executed originals of Form 4224 or Form 1001 (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and a properly executed Internal Revenue Service Form W-8 or Form W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining complete exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the other Loan Documents, or (ii) that all payments to be made to such Lender hereunder and under the other Loan Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b) a certificate executed by such Lender certifying that such Lender is not a "bank" and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and two (2) properly executed originals of Internal Revenue Service Form W-8 (or any successor form) prescribed certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under the other Loan Documents. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower. Each Credit Party shall notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificates to the Borrower (or any other form of certification adopted by United States taxing authorities for such purpose).

     Section 2.14 Letters of Credit.
                  -----------------

(a) Letter of Credit Committed Amount.
    ----------------------------------

     (i) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the L/C Participants set forth in Section 2.14(d)(i) hereof, agrees to issue Letters of Credit denominated in Dollars (or, if available to such Issuing Bank, in any foreign currency) and payable on a sight basis for the account of the Borrower prior to the Initial Maturity Date, in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the Dollar Equivalent Amount of the aggregate L/C Obligations would exceed the Letter of Credit Committed Amount, (B) the Available Revolving Commitment would be less than zero, or (C) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding, plus (II) the aggregate amount of L/C Obligations then outstanding, would exceed the Revolving Commitment.

          (ii) Each Letter of Credit shall (A) be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise, to finance the working capital and business needs of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, or (y) if available to the applicable Issuing Bank, a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business, and (B) expire no later than the earlier of (x) the date that is twelve (12) months after the date of its issuance, and in the case of standby Letters of Credit, may provide for the automatic extension of the expiry date thereof for successive twelve (12) month periods and (y) the fifth (5th) Business Day prior to the Initial Maturity Date.

          (iii) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, in any case where the applicable Issuing Bank issues such Letters of Credit from an office located outside of the United States, the laws of the jurisdiction in which such office is located.

          (iv) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any Applicable Law.

     (b) Procedure for Issuance of Letters of Credit. The Borrower may request
         -------------------------------------------
that an Issuing Bank issue a Letter of Credit, at any time prior to the fifth
(5th) Business Day prior to the Initial Maturity Date, by delivering to the applicable Issuing Bank at its address for notices specified herein a Request for Issuance of Letter of Credit, completed to the satisfaction of such

Issuing Bank, and such other certificates, documents and other papers as such Issuing Bank may reasonably request in connection with such Request for Issuance of Letter of Credit. Upon receipt of any Request for Issuance of Letter of Credit, the applicable Issuing Bank will process the Letter of Credit Application accompanying such Request for Issuance of Letter of Credit, and the certificates, documents and other papers and information delivered to it in connection therewith, in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of any Request for Issuance of Letter of Credit therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the applicable Issuing Bank and the Borrower. The applicable Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     (c) Fees, Commissions and Other Charges.
         ------------------------------------

          (i) The Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Bank and the L/C Participants, with respect to each Letter of Credit issued hereunder, a per annum letter of credit fee, as and to the extent set forth in Section 2.4(c) hereof. In addition, the Borrower shall pay to the applicable Issuing Bank, for its own account, an issuing fee, as set forth in Section 2.4(d) hereof, with respect to each Letter of Credit issued by it hereunder.

          (ii) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the applicable Issuing Bank for such normal and customary processing or transactional fees as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

          (iii) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Banks and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 2.14(c), along with an accounting of the relevant calculations.

     (d) L/C Participations.
         ------------------

          (i) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Ratio from time to time in effect in such Issuing Bank's rights and obligations under each Letter of Credit issued hereunder and each Letter of Credit Application and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay in Dollars to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's then Revolving Commitment Ratio of the amount of such draft, or any part thereof, which is not so reimbursed. If such demand is made prior to 12:00 noon (New York time) on a Business Day, such L/C Participant shall make such payment to the applicable Issuing Bank prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (ii) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to Section 2.14(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is paid to such Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the applicable Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) in the case of any such payment obligation denominated in Dollars, the daily average Federal Funds Rate, as quoted by such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.14(d)(i) is not in fact made available to the applicable Issuing Bank by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (iii) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro-rata share of such payment in accordance with Section 2.14(d)(i), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will, if such payment is received prior to 12:00 noon (New York time) on a Business Day, distribute to such L/C Participant its pro-rata share thereof prior to the end of such Business Day and otherwise such Issuing Bank will distribute such payment on the next succeeding Business Day; provided,
                                                                  --------
however, that in the event that any such payment received by such Issuing Bank
-------
shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     (e) Reimbursement Obligation of the Borrower.
         ----------------------------------------

          (i) The Borrower agrees to reimburse each Issuing Bank, on the same Business Day on which a Draft under any Letter of Credit paid by such Issuing Bank, provided that such Issuing Bank provides notice to the Borrower prior to 12:00 noon (New York time) on such Business Day, and otherwise the Borrower will reimburse such Issuing Bank on the next succeeding Business Day. The failure to provide such notice shall not affect the Borrower's absolute and unconditional obligation to reimburse the applicable Issuing Bank for any Draft paid under any Letter of Credit issued by such Issuing Bank. The applicable Issuing Bank shall provide notice to the Borrower on such Business Day as a Draft is paid by such Issuing Bank indicating the amount of (A) such Draft so paid and (B) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to each applicable Issuing Bank at its address for notices specified herein in Dollars in immediately available funds.

          (ii) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 2.14(e) from the date such amounts are drawn until payment in full at the rate which would be payable on any outstanding Base Rate Advances of Revolving Loans.

          (iii) Each drawing under any Letter of Credit shall constitute a request, with no further action required, by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2(b) in the amount of such drawing which borrowing shall be funded on the date such drawing is paid unless such drawing is otherwise reimbursed by the Borrower under Section 2.14(e)(i).

     (f) Obligations Absolute.
         --------------------

          (i) The Borrower's obligations under this Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment (other than payment) which the Borrower may have or have had against any Issuing Bank, any L/C Participant or any beneficiary of a Letter of Credit; provided, however, that the Borrower
                                       --------  -------
shall not be obligated to reimburse any Issuing Bank or any L/C Participant for any wrongful payment, or indemnify any Issuing Bank or any L/C Participant for any wrongful dishonor or any other matter, to the extent resulting from acts or omissions constituting gross negligence, bad faith or willful misconduct by such Issuing Bank or such L/C Participant.

          (ii) The Borrower also agrees with any Issuing Bank and any L/C Participant that neither any Issuing Bank nor any L/C Participant shall be responsible for, and the Borrower's reimbursement obligations under Section 2.14(e)(i) shall not be affected by, (A) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (B) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (C) any claims whatsoever of Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (iii) Neither any Issuing Bank nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the applicable Issuing Bank's gross negligence, bad faith or willful misconduct.

          (iv) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in absence of gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of any Issuing Bank or any L/C Participant to the Borrower.

          (v) Promptly after the issuance of any standby Letter of Credit or any amendment to any such Letter of Credit, the Administrative Agent shall notify the L/C

Participants of such issuance or amendment, as the case may be. Upon the request of any L/C Participant, the applicable Issuing Bank shall provide such L/C Participant with a copy of any such Letter of Credit or amendment. Each Issuing Bank shall provide to the Administrative Agent on a weekly basis a report for distribution to the L/C Participants setting forth the amount of such Issuing Bank's commercial Letters of Credit issued hereunder.

     (g) Letter of Credit Payments. If any draft shall be presented for payment
         -------------------------
under any Letter of Credit, the responsibility of the Issuing Bank to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     (h) Application. To the extent that any provision of any Request for
         -----------
Issuance of Letter of Credit or any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.14, the provisions of this Section 2.14 shall apply.

     (i) Change in Law. If any change after the Agreement Date in Applicable
         -------------
Law, any change in the interpretation or administration thereof, or any change after the Agreement Date in compliance with Applicable Law by the Issuing Bank or any other Lender as a result of any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law but with which the Issuing Bank or Lender customarily complies) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any L/C Participant in the Letters of Credit or (ii) impose on the Issuing Bank or any L/C Participant any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such L/C Participant, as the case may be, is to increase the cost (other than income taxes) to the Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such L/C Participant to be material, then, on the earlier of (x) ten (10) days following the date of demand (which demand shall be made not later than six
(6) months following the Issuing Bank's or such L/C Participant's determination of a need for additional compensation) by the Issuing Bank or such L/C Participant or (y) the Initial Maturity Date, the Borrower shall pay the Issuing Bank or such L/C Participant, as the case may be, such additional amount or amounts as the Issuing Bank or such L/C Participant, as the case may be, determines will compensate it for such increased costs. Within sixty (60) days of such written demand by the Issuing Bank or such L/C Participant, the Borrower may, in its discretion, provide a replacement lender or lenders for the Issuing Bank or such L/C Participant, which replacement lender or lenders will be subject to the approval of the Agents, which consent shall not be unreasonably withheld or delayed, and the Administrative Agent, the Issuing Bank or such L/C Participant, as applicable, and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of the Issuing Bank or such L/C Participant to such replacement lender or lenders within such sixty (60) day period. A certificate of such L/C Participant or the Issuing Bank setting forth the amount, and in reasonable detail, the basis for the Issuing Bank or such L/C Participant's determination of such amount, to be paid to the Issuing Bank or such L/C

Participant by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Such certificate shall be delivered to the Borrower with each written demand for payment referenced above. The Issuing Bank and each L/C Participant further agree that they shall use their best efforts to give the Borrower thirty (30) days prior notice, and in any event shall give prompt notice, of any event referred to in this paragraph which may have the effect of materially increasing the cost to the Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein.

     (j) Indemnity. The Borrower will indemnify and hold harmless the
         ---------
Indemnified Parties from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) (other than income taxes) which may be imposed on, incurred by or asserted against any such Indemnified Parties in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to any of the Indemnified Parties for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence, bad faith or willful misconduct of the Indemnified Parties as determined by a final, non-appealable judicial order. This Section 2.14(j) shall survive termination of this Agreement.


                                   ARTICLE 3

                             Conditions Precedent
                             --------------------

     Section 3.1 Conditions Precedent to Initial Advance of the Loans and to the
                 ---------------------------------------------------------------
Issuance of the Initial Letter of Credit. The obligation of the Lenders to
----------------------------------------
undertake their respective Commitments and to make the initial Advance of the Loans, and of the Issuing Bank to issue the initial Letter of Credit (if issued on the Agreement Date), is subject to the prior fulfillment of each of the following conditions:

     (a) The Administrative Agent shall have received each of the following (with copies for each of the Lenders), in form and substance satisfactory to the Agents and each of the Lenders:

          (i)   this duly executed Agreement;

          (ii) the duly executed Borrower's Pledge Agreement, together with appropriate original certificates representing the Equity Interests pledged thereunder and corresponding undated certificate powers with respect thereto executed in blank;

          (iii) the duly executed Security Agreement, together with evidence of the filing of appropriate UCC-1 financing statement forms;

          (iv) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit S, including a certificate of incumbency with respect
                   ---------
to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the articles or certificate of incorporation of the Borrower, certified to be true, complete and correct by the Secretary of State of the State of Delaware, and a true, complete and correct copy of the by-laws of the Borrower; (B) certificates of good standing for the Borrower issued by the Secretary of State of the State of Delaware and by the Secretary of State or similar state official for each other state in which the Borrower is required to or has qualified to do business; (C) a true, complete and correct copy of the resolutions of the board of directors of the Borrower, authorizing the borrowing hereunder and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party; (D) true, correct and complete copies of any employment agreements with respect to management of the Borrower;
(E) true, correct and complete copies of any agreements to which the Borrower is a party in effect with respect to the voting rights, ownership interests, or management of the Borrower; and (F) a true, correct and complete copy of resolutions adopted by the board of directors of the Borrower authorizing the consummation of the ZD Acquisition and all transactions related thereto;

          (v) the duly executed Subsidiary Guaranty executed and delivered by each Restricted Subsidiary of the Borrower (other than any of the Foreign Subsidiaries), InternetCo and each member of the LaunchCo Group (other than the LaunchCo Joint Ventures existing as of the Agreement Date);

          (vi) the duly executed Subsidiary Security Agreement, executed and delivered by each Restricted Subsidiary of the Borrower (other than any of the Foreign Subsidiaries), together with appropriate UCC-l financing statement forms;

          (vii) the duly executed Subsidiary Pledge Agreement from each Restricted Subsidiary of the Borrower (other than any of the Foreign Subsidiaries) and each member of the LaunchCo Group which has one or more Subsidiaries, together with appropriate original certificates representing the Equity Interests pledged thereunder and corresponding undated certificate powers with respect thereto executed in blank;

          (viii) a loan certificate from each Guarantor, in substantially the form attached hereto as Exhibit T, including a certificate of incumbency with
                        ---------
respect to each officer authorized to execute Loan Documents on behalf of such Guarantor, together with appropriate attachments which shall include, without limitation, the following items if such Guarantor is a corporation, and the analogous items if such Guarantor is a partnership or a limited liability company: (A) a copy of the articles or certificate of incorporation of such Guarantor, certified to be true, complete and correct by the Secretary of State of the state of such Guarantor's organization, and a true, complete and correct copy of the by-laws of such Guarantor; (B) certificates of good standing for such Guarantor issued by the Secretary of State of such Guarantor's organization and by the Secretary of State or similar state official for each state in which such Guarantor is required to or has qualified to do business; (C) a true, complete and correct copy of the resolutions of the board of directors of such Guarantor authorizing the execution, delivery and performance by such Guarantor of the Loan Documents to which it is a party; and (D) true, correct and complete copies of any agreements to which such Guarantor is a party in effect with respect to the voting rights, ownership interests, or management of such Guarantor;

          (ix) the duly executed Holdco Pledge Agreement pledging all of the Equity Interests of the Borrower, together with appropriate original certificates representing such Equity Interests and corresponding undated certificate powers with respect thereto executed in blank;

          (x) a loan certificate of each of Holdco and Intermediate Holdco, in substantially the form attached hereto as Exhibit U, including a certificate
                                             ---------
of incumbency with respect to each officer authorized to execute Loan Documents on behalf of Holdco or Intermediate Holdco, as applicable, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the certificate of incorporation of Holdco or Intermediate Holdco, as applicable, certified to be true, complete and correct by the Secretary of State of the State of Delaware, and a true, complete and correct copy of the by-laws of Holdco or Intermediate Holdco, as applicable; (B) certificates of good standing for Holdco or Intermediate Holdco, as applicable, issued by the Secretary of State of the State of Delaware and by the Secretary of State or similar state official for each other state in which Holdco or Intermediate Holdco, as applicable, is required to or has qualified to do business; (C) a true, complete and correct copy of the resolutions of the board of directors of Holdco or Intermediate Holdco, as applicable, authorizing the execution, delivery and performance by Holdco or Intermediate Holdco, as applicable, of the Loan Documents to which it is a party; (D) true, correct and complete copies of any agreements to which Holdco or Intermediate Holdco, as applicable, is a party in effect with respect to the voting rights, ownership interests, or management of Holdco or Intermediate Holdco, as applicable; and
(E) a true and complete copy of resolutions adopted by the Board of Directors of Holdco or Intermediate Holdco, as applicable, authorizing the consummation of the ZD Acquisition and all transactions related thereto;

          (xi) the duly executed Intellectual Property Security Agreement, together with appropriate filing coversheets;

          (xii)  the duly executed Assignment of Acquisition Documents;

          (xiii) the duly executed Make-Well Agreement;

          (xiv) copies of insurance binders or certificates covering the Assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of
Section 5.5 hereof;

          (xv) the legal opinion, dated as of the Agreement Date, of Kirkland & Ellis, as counsel to the Borrower Parties in connection with the transactions contemplated by this Agreement and the other Loan Documents, and any legal opinions reasonably required by the Administrative Agent, dated as of the Agreement Date, from local counsel to the Borrower Parties with respect to Collateral matters, in each case addressed to the Administrative Agent and the other Credit Parties and in form and substance satisfactory to the Agents and their counsel;

          (xvi) the legal opinion, dated as of the Agreement Date, of Sullivan & Cromwell, as counsel to the Seller in connection with the transactions contemplated by the Loan Documents to which the Seller is a party, to the extent available to the Borrower addressed to the Administrative Agent and the other Credit Parties;

          (xvii) a duly executed Request for Advance for the initial Advance of the Loans, which Request for Advance shall include calculations demonstrating, as of the Agreement Date and after giving pro forma effect to the ZD Acquisition, that the Borrower shall have as of the last day of the twelve (12) fiscal month period ended December 31, 1999, (A) a Total Leverage Ratio of less than or equal to 4.75 to 1.00, (B) a Senior Leverage Ratio of less than or equal to

3.15 to 1.00, and (C) no more than$530,000,000 of Funded Debt outstanding under this Agreement and in respect of the Subordinated Bridge Facility;

          (xviii) the duly executed Use of Proceeds Letter;

          (xix) the duly executed Certificate of Financial Condition for the Borrower and its Restricted Subsidiaries on a consolidated basis, given by a Principal Officer, which shall include a certification that, since December 31, 1999, no event has occurred which would be reasonably likely to have a Materially Adverse Effect with respect to the Borrower and its Subsidiaries;

          (xx) copies of the duly executed ZD Acquisition Documents, in form and substance reasonably satisfactory to the Agents;

          (xxi) copies of all consents of any Person, and filings with any Governmental Authority (including, without limitation, Hart-Scott-Rodino filings) made or obtained in connection with the ZD Acquisition or the transactions contemplated by this Agreement and the other Loan Documents; and

          (xxii) payoff letters and duly executed Lien releases with respect to any Liens which are not Permitted Liens hereunder upon the Assets of the Borrower and its Subsidiaries, and with respect to any other Indebtedness which is not Permitted Debt hereunder.

     (b) The Agents shall have received evidence satisfactory to them that all material Necessary Authorizations, including all necessary material consents to the ZD Acquisition and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and by Holdco, Intermediate Holdco and the Subsidiaries of the Borrower of the Loan Documents to which they are parties, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower so stating.

     (c) The Agents shall have received evidence satisfactory to them that all conditions precedent to the consummation of the ZD Acquisition (other than the closing of this Agreement and the financing transactions contemplated hereby) shall have been fulfilled to the satisfaction of the Seller and that immediately upon the closing of this Agreement and the financing transactions contemplated hereby the ZD Acquisition shall be consummated in accordance in all material respects with the terms of the ZD Acquisition Documents and in compliance with all Applicable Laws. The Agents shall also have received evidence satisfactory to them and their counsel that no litigation seeking to enjoin or otherwise prevent the consummation of the ZD Acquisition exists or is threatened.

     (d) The Credit Parties shall receive payment of all fees and expenses due and payable on the Agreement Date in respect of the transactions contemplated hereby.

     (e) The Administrative Agent shall have received the Borrower's financial projections, after giving effect to the transactions contemplated hereby (including, without limitation, consummation of the ZD Acquisition) on a fiscal year basis through the Final Maturity Date, and on a fiscal quarter basis through March 31, 2001 (together with any revisions thereof required to be delivered by the Borrower pursuant to the terms hereof, the "Projections").

     (f) The Agents shall have received the results of lien searches against the Seller, the Borrower and each of the Borrower's Subsidiaries from all applicable jurisdictions which shall be reasonably satisfactory to them and their counsel.

     (g) The Agents shall have received a certificate of a Principal Officer satisfactory to them and their counsel that the Borrower has received Closing Equity of not less than $335,000,000 on or prior to the Agreement Date provided by the Controlling Shareholders and the Co-Investors, on terms and conditions reasonably acceptable in all respects to the Administrative Agent.

     (h) The Agents shall have received evidence satisfactory to them that the Borrower shall have received at least $175,000,000 in gross proceeds from the issuance of the Subordinated Bridge Facility and that such proceeds shall have been applied to the Purchase Price of the ZD Acquisition and to pay transaction fees and expenses.

     (i) All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to the Agents and their counsel.

     Section 3.2 Conditions Precedent to Each Advance. The obligation of the
                 ------------------------------------
Lenders to make each Advance (including the initial Advance hereunder) is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

     (a) All of the representations and warranties made by or with respect to Holdco, the Borrower and its Subsidiaries, or any of them, under this Agreement and the other Loan Documents, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance unless specifically relating to an earlier date; and

     (b) There shall not exist, on the date of the making of such Advance and after giving effect to the application of the proceeds of such Advance, a Default or Event of Default hereunder, or a default under Section 7.13 of the Purchase Agreement related to the Subordinated Bridge Facility Documents which with the passage of time would constitute an "Event of Default" thereunder, and subject to Section 3.4 hereof, the Make-Well Payment Period shall not then be in effect, the Administrative Agent shall have received a Request for Advance signed by an Authorized Signatory so certifying, which Request for Advance shall also provide calculations demonstrating the Borrower's compliance with Sections
8.1 and 8.2 hereof before and after giving effect to such Advance.

     Section 3.3 Conditions Precedent to Issuance of Each Letter of Credit. The
                 ---------------------------------------------------------
obligation of the Issuing Bank to issue any Letter of Credit hereunder is subject to the prior fulfillment of each of the following conditions:

     (a) All of the representations and warranties made by or with respect to Holdco, the Borrower and its Subsidiaries, or any of them, under this Agreement and the other Loan Documents, which, pursuant to Section 4.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time in all material respects, both before and after giving effect to the issuance of such Letter of Credit unless specifically relating to an earlier date; and

     (b) There shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or Event of Default hereunder, or a default under Section 7.13 of the Purchase Agreement related to the Subordinated Bridge Facility Documents which with the passage of time would constitute an "Event of Default" thereunder, and subject to Section 3.4 hereof, the Make-Well Payment Period shall not then be in effect, and the Administrative Agent shall have received a Request for Issuance of Letter of Credit so certifying, which Request for Issuance of Letter of Credit shall also provide calculations demonstrating the Borrower's compliance with Sections 8.1 and 8.2 hereof before and after giving effect to the issuance of such Letter of Credit.

     Section 3.4 Special Conditions During the Make-Well Payment Period. The
                 ------------------------------------------------------
Credit Parties shall not be under any obligation to make any Advances or issue any Letters of Credit during the Make-Well Payment Period; provided, however,
                                                           --------  -------
that, in the event the parties to the Make-Well Agreement are in dispute as to the amount of the Additional Equity Contribution, the Borrower may borrow Advances and request the issuance of Letters of Credit following expiration of the ten (10) Business Day period set forth in Section 5(a)(iii) of the Make-Well Agreement during the period provided for the resolution of such dispute in
Section 5(b) of the Make-Well Agreement, subject to the Borrower's compliance otherwise with the terms and conditions of this Agreement, so long as the Controlling Shareholders and the Co-Investors shall have (a) made an equity contribution directly or indirectly to the Borrower pursuant to the Make-Well Agreement in the amount of the undisputed portion of the Additional Equity Contribution, and (b) placed an amount equal to the portion of the Additional Equity Contribution in dispute in an escrow account subject to an escrow agreement which is mutually acceptable to the Borrower and the Agents' pending resolution of the parties' dispute pursuant to Section 5(b) of the Make-Well Agreement.

                                   ARTICLE 4

                        Representations and Warranties
                        ------------------------------

     Section 4.1 Representations and Warranties. The Borrower, for itself and on
                 ------------------------------
behalf of each of the other Borrower Parties, hereby agrees, represents and warrants in favor of each of the Credit Parties that:

     (a) Organization; Ownership; Power; Qualification. Except as contemplated
         ---------------------------------------------
in connection with the Intermediate Holdco Merger or as otherwise permitted under Section 7.5 hereof, each of the Borrower Parties is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, has the corporate or other organizational power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower Parties is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses makes such qualification or authorization necessary except where failure to be so qualified, in good standing or authorized would not reasonably be expected to have a Materially Adverse Effect.

     (b) Authorization; Enforceability. Each of the Borrower Parties has the
         -----------------------------
corporate or other organizational power and has taken all such action, to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated by this Agreement and by such Loan Documents. This Agreement, and each of the other Loan Documents to which any of the Borrower Parties is a party, has been duly executed and delivered by such Borrower Party, and is a legal, valid and binding obligation of such Borrower Party, enforceable against such Borrower Party in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of such Borrower Party) and by the application of general equitable principles.

     (c) Equity Interests, Business Organization and Related Matters. After
         -----------------------------------------------------------
giving effect to the ZD Acquisition, as of the Agreement Date, the capitalization of Holdco will be as set forth on Schedule 4.1(c) hereof. As of
                                                 ---------------
the Agreement Date, the Borrower does not have any Subsidiaries other than as set forth on Schedule 4.1(c). As of the Agreement Date, Holdco does not have any
             ---------------
Subsidiaries other than Intermediate Holdco, and Intermediate Holdco does not have any Subsidiaries other than the Borrower. All of the issued and outstanding Equity Interests of the Borrower and the Guarantors (other than any of the Foreign Subsidiaries) have been duly authorized and validly issued and are fully paid and (to the extent such Person is a corporation) nonassessable, and are free and clear of all Liens (except for Permitted Liens). None of such Equity Interests has been issued in violation of the Securities Act, or the securities, "Blue Sky" or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date except as set forth in Schedule 4.1(c), none of the Borrower
                                      ---------------
Parties has outstanding any stock or securities convertible into or exchangeable for any of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any of such Equity Interests or any stock or securities convertible into or exchangeable for any of such Equity Interests. As of the Agreement Date, except as set forth in Schedule 4.1(c), none of the
                                              ---------------
Borrower Parties is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or to register any of its Equity Interests, and there are no agreements restricting the transfer of any of the Equity Interests of any of the Borrower Parties or restricting the ability of any Subsidiary of the Borrower (other than any member of the InternetCo Group and the LaunchCo Joint Ventures) from making distributions, dividends or other Restricted Payments to the Borrower other than the Loan Documents, the Subordinated Bridge Facility Documents, the Intermediate Bridge Facility Documents, and the documents evidencing the Permitted High-Yield Securities and the Refinancing Securities. Except as set forth on Schedule
                                                                  --------
4.1(c), within the five (5) year period immediately preceding the Agreement
------
Date, none of the Borrower Parties has changed its name nor transacted business under any other name or trade name.

     (d) Compliance with Other Loan Documents and Contemplated Transactions. The
         ------------------------------------------------------------------
execution, delivery and performance by each of the Borrower Parties of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any material consent or approval, governmental or otherwise, not already obtained, (ii) violate in any material respect any Applicable Law respecting any Borrower Party, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation, by-laws or other governing documents of any Borrower Party, or under any material indenture, agreement or other instrument, to which any Borrower Party is a party or by which any of them or their respective properties may be bound, (iv) conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any Necessary Authorization, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower Party, except for Permitted Liens.

     (e) Business. Each of the Borrower and its Restricted Subsidiaries are
         --------
engaged in the business of publishing (in print or on an Internet web-site) technology-related magazines in the United States and Europe, and in business activities related thereto.

     (f) Necessary Authorizations, Etc. The Borrower Parties have obtained all
         -----------------------------
material Necessary Authorizations, and all of the material Necessary Authorizations are in full force and effect, and the Borrower Parties are in compliance in all material respects with the provisions thereof. No material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation, and the Borrower is not aware of any fact or condition which would constitute grounds for any governmental or other licensing authority to deny any pending application for any material Necessary Authorization, to suspend, revoke, modify or annul any material Necessary Authorizations or to impose any material financial penalty on any Borrower Party.

     (g) Compliance with Law. The Borrower Parties, and the conduct of their
         -------------------
respective businesses by the Borrower Parties, are in compliance in all material respects with all, and do not violate in any material respect any, (i) Applicable Laws and/or (ii) provisions of the certificates or articles of incorporation, by-laws and other governing documents of any Borrower Party.

     (h) Title to Assets. Except with respect to intellectual property (which is
         ---------------
addressed in Section 4.1(q)), the Borrower Parties (other than InternetCo and the LaunchCo Joint Ventures) each have good and legal title to, or a valid leasehold interest in, all of their respective material Assets, and none of such Assets is subject to any Liens, except for Permitted Liens. Except for financing statements or other agreements evidencing Permitted Liens, (i) no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names any of the Borrower Parties as debtor, or which covers or purports to cover any of the Assets of any of the Borrower Parties, is currently effective and on file in any state or other jurisdiction (other than precautionary UCC financing statements regarding operating leases or consignments), and (ii) none of the Borrower Parties has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. None of the Borrower Parties is a party to any contract, instrument or agreement (including, without limitation, any of the Necessary Authorizations, but excluding (A) the Subordinated Bridge Facility Documents, (B) the documents evidencing the Permitted

High Yield Securities and the Refinancing Securities, (C) the Loan Documents,
(D) the Intermediate Bridge Facility Documents (but only to the extent such provisions cover the assets of Intermediate Holdco), (E) any joint venture agreements (but only to the extent of the assets of any joint venture formed thereby), and (F) any agreements providing financing for the purchase of a particular asset or assets (but only the extent of such asset or assets financed thereunder)) restricting the ability of such Borrower Party to enter into an agreement by which such Borrower Party agrees that it shall not create, assume, incur or permit to exist or be created, directly or indirectly, any Lien on its Assets other than Permitted Liens.

     (i) Litigation. As of the Agreement Date and to the best of the Borrower's
         ----------
knowledge, except as set forth on Schedule 4.1(i) attached hereto, there is no
                                  ---------------
action, suit, application, complaint, petition, revocation, proceeding or investigation, at law or in equity, or any order, decree or judgment, in effect or pending against, or threatened against any of the Borrower Parties or any of their respective properties and Assets (including, without limitation, any Necessary Authorization) in any court or before any arbitrator of any kind or before or by any governmental body. No such action, suit, proceeding or investigation, and no action, suit, proceeding or investigation arising after the Agreement Date, (i) calls into question the validity of this Agreement or any of the other Loan Documents, or (ii) could reasonably be expected to have a Materially Adverse Effect.

     (j) Taxes. All federal and material state, local and other tax returns
         -----
(including information returns) of each of the Borrower Parties required by law to be filed have been duly filed and all federal and state, local and other material taxes and impositions, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by any of the Borrower Parties or imposed upon any of the Borrower Parties or any of their respective properties, income, profits or Assets, which are due and payable, have been paid prior to the time for assessment of penalties, except any such taxes (i) the payment of which any of the Borrower Parties is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the applicable Borrower Party, and (iii) as to which no Lien, other than a Permitted Lien, has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of each of the Borrower Parties in respect of any taxes or other governmental charges are adequate.

     (k) Financial Information. The Borrower has furnished or caused to be
         ---------------------
furnished to the Credit Parties (i) audited carve-out balance sheets, and the related carve-out statements of operations, cash flows and changes in division equity, for the Seller's publishing assets which are being acquired by the Borrower in connection with the ZD Acquisition, which are, to the best of the Borrower's knowledge, complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial position of the Seller's publishing assets which are being acquired by the Borrower in connection with the ZD Acquisition on and as at December 31, 1998, and (ii) audited carve-out balance sheets, and the related statements of operations, cash flows and changes in division equity for the Seller's publishing assets which are being acquired by the Borrower in connection with the ZD Acquisition, which are, to the best of the Borrower's knowledge, complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial position of the Seller's publishing assets which are being acquired by the Borrower in connection with the ZD Acquisition on and as at

December 31, 1999 (collectively, the "Financial Statements"). As of the Agreement Date, none of the Borrower Parties has any material liabilities, contingent or otherwise which would be required to be disclosed in accordance with GAAP, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of any of the Borrower Parties and no anticipated losses of any of the Borrower Parties other than those set forth in the Projections which have been disclosed in writing to the Credit Parties prior to the Agreement Date and identified as such. The Projections represent the Borrower's best estimate of projected future operations as of the Agreement Date, and to the best of the Borrower's knowledge, there exist no facts or circumstances which the Borrower believes could be reasonably likely to cause a materially adverse change in the Projections; it being recognized by the Lenders that business projections are not to be viewed as facts and that actual results may differ.

     (l)  No Adverse Change. Since December 31, 1999, there has occurred no
          -----------------
event which has had or which could reasonably be expected to have a Materially Adverse Effect.

     (m)  ERISA. As of the Agreement Date, each Plan subject to Title IV of
          -----
ERISA, or contributed to, by any of the Borrower Parties, or any of their ERISA Affiliates, is listed on Schedule 4.1(m) attached hereto. Each of such Plans is
                         ---------------
in compliance in all material respects with their terms, ERISA and the Code. None of such Plans has an "accumulated funding deficiency" within the meaning of ERISA or the Code. None of the Borrower Parties, nor any of their respective ERISA Affiliates, has incurred any material liability to the PBGC (other than the payment of premiums imposed by Title IV of ERISA) in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan if such Plan were terminated on the date hereof. No Reportable Event has occurred with respect to any such Plan. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any of the Borrower Parties or any of their respective ERISA Affiliates to a tax on "prohibited transactions" imposed by Section 4975 of the Internal Revenue Code resulting in a liability to the Borrower Parties of greater than$1,000,000. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has committed a breach of its fiduciary duty or knowingly participated in any violation of ERISA which would subject any of the Borrower Parties, or any of their respective ERISA Affiliates to a material penalty under Section 502 of ERISA. As of the Agreement Date, none of the Borrower Parties nor any of their respective ERISA Affiliates is a participant in or obliged to make any payment to a Multiemployer Plan. As of the Agreement Date, except as required by Sections 601 through 609 of ERISA, none of the Borrower Parties has made any oral or written commitments to provide post-employment health or life insurance coverage with respect to any former or current employee. The Borrower Parties and ERISA Affiliates have properly classified individuals providing services to any of the Borrower Parties or ERISA Affiliates as employees or non-employees, except to the extent that a misclassification would not result in a Materially Adverse Effect.

     (n)  Compliance with Regulations U. None of the Borrower Parties is engaged
          -----------------------------
principally in, or has as one of its important activities, the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations U of the Board of Governors of the Federal Reserve System.

     (o)  Investment Company Act; Public Utility Holding Company Act. None of
          ----------------------------------------------------------
the Borrower Parties is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act. None of the Borrower Parties is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (p)  Securities Laws. Each of the Borrower Parties has complied in all
          ---------------
material respects with all material federal and state securities laws in connection with the offer and sale of stock or other equity interests in any of the Borrower Parties.

     (q)  Intellectual Property. Each of the Borrower and its Restricted
          ---------------------
Subsidiaries owns or possesses the valid right to use all material patents, patent applications, patent and know-how licenses, inventions, technology, trademark registrations and applications, product designs, processes, trademarks, service marks, trade names, copyright registrations and licenses and rights in respect of the foregoing, which are necessary for the conduct of its business as now conducted or hereafter proposed to be conducted free and clear of any Liens, other than Permitted Liens. None of such material licenses and rights with respect to material patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights is subject to any pending or, to the best knowledge of the Borrower, threatened attack, conflict or revocation which would be reasonably likely to have a Materially Adverse Effect. As of the Agreement Date, none of the Borrower and its Restricted Subsidiaries owns or possesses the valid right to use any registered patents, trademarks or copyrights, or applications for any of the foregoing, except for those registered patents, trademarks and copyrights, and applications therefor, owned by Pub Holdco and set forth on the schedules to the Intellectual Property Security Agreement.

     (r)  True and Complete Disclosure. All factual information (taken as a
          ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of any Borrower Party in writing to any Lender (other than the Projections, budgets or other estimates) for purposes of or in connection with this Agreement or any transaction contemplated herein is, (and, solely with respect to any such information furnished on behalf of any Borrower Party by a third party, to the best of Borrower's knowledge, is) true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     (s)  Agreements with Affiliates and Management Agreements. Except as set
          ----------------------------------------------------
forth on Schedule 4.1(s) attached hereto, as of the Agreement Date, none of the
         ---------------
Borrower Parties (other than InternetCo and the LaunchCo Joint Ventures) has any written agreements or binding arrangements of any kind with any Affiliate not entered into in the ordinary course of business.

     (t)  Environmental Matters. Except as is described on Schedule 4.1(t)
          ---------------------                            ---------------
attached hereto:

          (i) Each Property of any of the Borrower Parties does not contain, in, on or under, including, without limitation, the soil and groundwater thereon or thereunder, any Hazardous Materials (A) except in such quantities as required for the conduct in the ordinary course of the Borrower's business, and then only in compliance in all material respects with applicable Environmental Laws, or
(B) in amounts or circumstances that could give rise to material liability of the Borrower Parties under Environmental Laws.

          (ii) Each of the Borrower Parties is in compliance with all applicable Environmental Laws, and there is no condition which could interfere with the continued operation of any of their respective Properties in compliance with Environmental Laws or impair the financial condition of the Borrower, except such non-compliance or condition as could not reasonably be expected to have a Materially Adverse Effect.

          (iii) As of the Agreement Date, none of the Borrower Parties has received from any Governmental Authority or any other Person any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to their respective Properties, and as of the Agreement Date, none of the Borrower Parties is aware that any Governmental Authority is contemplating delivering to any of the Borrower Parties any such notice. As of the Agreement Date, there is no condition or circumstance currently or with the passage of time that could reasonably be expected to present the basis of any such notice. As of the Agreement Date, there has been no pending or, to the Borrower's knowledge, threatened complaint, notice of violation, alleged violation, investigation or notice of any material potential liability under Environmental Laws with regard to any of their respective Properties.

          (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties of any of the Borrower Parties by or on behalf of any of the Borrower Parties except in such quantities as required for the conduct in the ordinary course of the Borrower's business, and then only in compliance with applicable Environmental Laws, or in a manner that could give rise to material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties by or on behalf of any of the Borrower Parties to any other location except in compliance with all Environmental Laws nor in a manner that could reasonably be anticipated to give rise to material liability under Environmental Laws.

          (v) None of the Borrower Parties is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties of any of the Borrower Parties.

          (vi)  Notwithstanding anything to the contrary contained in this
Section 4.1(t), the foregoing representations shall only be untrue if the aggregate effect of all conditions, failures and non-compliance of the types described above would reasonably be expected to result in liability (including, without limitation, costs to remediate any affected Property) to the Borrower Parties in excess of $1,000,000.

     (u)  Payment of Wages; Labor Matters. Each of the Borrower Parties is in
          -------------------------------
compliance with the Fair Labor Standards Act, as amended, in all material respects, and each of the Borrower Parties has complied in all material respects with all minimum and overtime wage requirements applicable to its employees. As of the Agreement Date, except as disclosed on Schedule 4.1(u): (i) no labor
                                              ---------------
contract to which any of the Borrower Parties is a party or is otherwise subject is scheduled to expire during the term of this Agreement; (ii) none of the Borrower Parties has, within the two (2) year period immediately preceding the Agreement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and the Borrower does not have any reasonable expectation that any such action is or will be required at any time during the term of this Agreement; (iii) all of the operations of the Borrower Parties are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor; and (iv) as of the Agreement Date, (A) none of the Borrower Parties is a party to any labor dispute (other than any immaterial disputes with such Borrower Party's employees as individuals and not affecting such Borrower Party's relations with any labor group or its workforce as a whole) and (B) there are no pending or, to the Borrower's knowledge, threatened strikes or walkouts relating to any labor contracts to which any of the Borrower Parties is a party or is otherwise subject. As of the Agreement Date, none of the employees of any of the Borrower Parties is a party to any collective bargaining agreement with any of the Borrower Parties.

     (v)  Priority. The Security Interest is a valid and perfected first
          --------
priority (except for Permitted Liens) security interest, to the extent that a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, in all of the Collateral in favor of the Administrative Agent, for the benefit of the Credit Parties, securing, in accordance with the terms of the Security Documents, the outstanding Obligations. The Collateral is not subject to any Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of any of the Borrower Parties) and to the application of general equitable principles.

     (w)  Indebtedness. Except as permitted pursuant to Section 7.1 hereof, none
          ------------
of the Borrower Parties has outstanding, as of the Agreement Date, and after giving effect to the initial Advance of the Loans hereunder on the Agreement Date, any Indebtedness.

     (x)  Investments. As of the Agreement Date, none of the Borrower Parties
          -----------
owns any Equity Interests or other securities of, or equity interests in, or has outstanding loans or advances to, or guaranties of the obligations of, any Person except as reflected in the Financial Statements, or disclosed on Schedule
                                                                        --------
4.1(c) or Schedule 4.1(x) attached hereto.
------    ---------------

     (y)  Material Contracts. Schedule 4.1(y) contains a complete list, as of
          ------------------  ---------------
the date of this Agreement after giving effect to the ZD Acquisition, of each contract, agreement or commitment (the "Material Contracts") to which any of the Borrower Parties is a party which is material to its business, financial condition, operations, prospects or Assets, and, upon the request of the Administrative Agent, the Borrower will provide the Administrative Agent with a copy of any such contract or agreement. Schedule 4.1(y) further identifies each
                                        ---------------
Material Contract which requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any of the Borrower Parties thereunder.

     (z)  Broker's or Finder's Commissions. No broker's or finder's fee or
          --------------------------------
commission will be payable with respect to this Agreement, and no other similar fees or commissions will be payable by any of the Borrower Parties for any other services rendered to any of them ancillary to this Agreement except to the Administrative Agent and the other Credit Parties.

     (aa) ZD Acquisition Documents. The Borrower has provided to the
          ------------------------
Administrative Agent true, correct and complete, in all material respects, copies of the ZD Acquisition Documents. As of the Agreement Date, to the best of the Borrower's knowledge, none of the representations and warranties made by or with respect to any of the Borrower Parties as set forth in the ZD Acquisition Documents is incorrect in any material respect as of the date made or deemed made.

     (bb) Solvency. As of the Agreement Date and after giving effect to the ZD
          --------
Acquisition and the transactions contemplated by this Agreement and the other Loan Documents, (i) the property of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower and its Subsidiaries on a consolidated basis will not be unreasonably small to conduct its business; and
(iii) the Borrower and its Subsidiaries on a consolidated basis will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 4.1(bb), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     (cc) Real Property. As of the Agreement Date, Schedule 4.1(cc) sets forth
          -------------                            ----------------
(i) all real property owned or leased by any of the Borrower and its Restricted Subsidiaries, (ii) in the case of leased real property with lease payments in excess of $500,000 per month (such leases being herein referred to as "Material Leases"), the name of the lessor of such real property, a description of the lease agreement with respect thereto, and whether such lease has been recorded in the real property records of any jurisdiction, (iii) all such owned or leased real property as to which title insurance or a commitment for title insurance has been obtained, (iv) the use of such owned or leased real property in the conduct of such Borrower Party's operations, and (v) the Borrower's good faith estimate of the fair market value of each parcel of owned real property. Each of the leases of the Borrower and its Restricted Subsidiaries is valid, enforceable against the Borrower or such Restricted Subsidiary and in full force and effect, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of the Borrower or such Restricted Subsidiary, as applicable), and as of the Agreement Date, has not been modified or amended, except as otherwise set forth in Schedule 4.1(cc). Each of the Borrower and the Restricted Subsidiaries
         ----------------
is the sole holder of the lessee's interests under each Material Lease to which it is a party and, as of the Agreement Date, has the right to pledge and assign the same except as qualified in Schedule 4.1(cc). None of the Borrower and the
                                ----------------
Restricted Subsidiaries has made any pledge or assignment of any of its rights under any Material Leases except pursuant to the Security Documents or in respect of Permitted Liens, and none of the Borrower or the Restricted Subsidiaries has received notice (written or otherwise) that the landlord under any Material Lease intends to terminate such Material Lease. As of the Agreement Date, except as set forth in Schedule 4.1(cc), none of the Borrower nor any
                             ----------------
Restricted Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it.

     (dd) Year 2000 Problem. The Borrower Parties have conducted a thorough
          -----------------
assessment of their respective computer systems and do not have any reason to believe that a Materially Adverse Effect will occur as a result of a "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999).

     Section 4.2    Survival of Representations and Warranties, etc. All
                    -----------------------------------------------
representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance and on the date of issuance of each Letter of Credit, except to the extent expressly applicable only to an earlier date or previously fulfilled in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Credit Parties, any investigation or inquiry by any Credit Party, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 5

                               General Covenants
                               -----------------

          So long as any of the Obligations (other than solely indemnification obligations) are outstanding and unpaid, or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 5.1    Preservation of Existence and Similar Matters. The Borrower
                    ---------------------------------------------
will, and will cause each of the other Borrower Parties to:

     (a) except as otherwise permitted hereunder, preserve and maintain its existence, and all of its material rights, franchises, licenses and privileges, in the state of its incorporation or organization and in each other state in which it operates a material part of its business; and

     (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization necessary except where the failure to be so qualified or authorized would not reasonably be expected to have a Materially Adverse Effect.

     Section 5.2    Business; Compliance with Applicable Law. The Borrower will,
                    ----------------------------------------
and will cause each of its Restricted Subsidiaries to, engage solely in the business of publishing, in print or on the Internet, technology-related magazines in the United States and Europe, and in business activities related thereto. The Borrower will, and will cause each of the other Borrower Parties to, comply in all material respects with the requirements of all Applicable Laws.

     Section 5.3    Maintenance of Properties and Assets. The Borrower will, and
                    ------------------------------------
will cause each of the other Borrower Parties to, (a) maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear and damage by casualty excepted) all material properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements to such properties to the extent deemed necessary in the business judgment of the Borrower and in compliance with this Agreement, and (b) obtain and maintain and preserve in full force and effect, and renew and extend as necessary, all material Necessary Authorizations.

     Section 5.4    Accounting Methods and Financial Records. The Borrower will
                    ----------------------------------------
maintain, on a consolidated basis with its Subsidiaries, a system of accounting established and administered in accordance with GAAP consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of the Collateral. Each of the Borrower Parties will maintain a fiscal year ending on March 31.

     Section 5.5    Insurance. The Borrower will, and will cause each of the
                    ---------
Guarantors to:

     (a) Maintain insurance, including, but not limited to, business interruption coverage, public liability coverage insurance, from responsible companies in such amounts and against such risks to each of the Borrower and the Guarantors as is prudent in the reasonable business judgment of the Borrower (including, without limitation, larceny, embezzlement, employee fidelity, and other criminal misappropriation insurance and insurance against claims for personal or bodily injury, death or property damage);

     (b) Keep their respective Assets insured by responsible companies against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, in amounts and scope of coverage which are prudent for the magazine publishing industry, in accordance with industry standards, all premiums thereon to be paid by the Borrower and the Guarantors;

     (c) Require that each casualty and liability insurance policy for the Borrower and the Guarantors provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or non-renewal of such policy, or material reduction in coverage, and name the Administrative Agent (for the benefit of the Credit Parties) as additional named loss payee to the extent of the Obligations and additional named insured.

     Section 5.6    Payment of Taxes and Claims. The Borrower will, and will
                    ---------------------------
cause each of the other Borrower Parties to, pay and discharge all material taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all material lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of the other Borrower Parties to, timely file all material information returns required by federal, state or local tax authorities.

     Section 5.7    Visits and Inspections. The Borrower will, and will cause
                    ----------------------
each of the other Borrower Parties to, permit representatives of any of the Credit Parties, during normal business hours, or otherwise upon reasonable advance notice to such Borrower Party (provided that during the Make-Well Payment Period the Agents shall be entitled to conduct their visits and inspections without regard to any time or notice restrictions otherwise applicable thereto) to (a) visit and inspect the properties of such Borrower Party, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall promptly pay or reimburse all out-of-pocket expenses of the Administrative Agent (but not any other Credit Party) in connection with the exercise of its inspection rights under this
Section 5.7 during the existence of any Default or Event of Default; provided,
                                                                     --------
however, so long as no Default or Event of Default then exists and so long as
-------
the Make-Well Payment Period is not then in effect, the Borrower shall only be required to reimburse the Administrative Agent for one (1) visit per year. Each of the Borrower and the other Borrower Parties will also permit representatives of the Administrative Agent, upon reasonable advance notice to such Borrower Party, to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, and the Borrower and the other Borrower Parties agree to permit such Borrower Party to be present at such discussion.

     Section 5.8    Use of Proceeds. The Borrower will use the aggregate
                    ---------------
proceeds of all Advances (a) to finance the ZD Acquisition, (b) to finance Capital Expenditures and Permitted Acquisitions, and (c) for working capital and other general corporate purposes (including, without limitation, fees and expenses relating to the ZD Acquisition and the transactions contemplated by this Agreement and the other Loan Documents). No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 5.9    Real Property. With respect to each parcel of real property
                    -------------
with a fair market value in excess of $500,000 at any time owned by the Borrower or any of its Restricted Subsidiaries, to the extent requested by the Administrative Agent, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, promptly following such request execute and deliver to the Administrative Agent, a Mortgage (except with respect to property subject only to Liens of the type described in clauses (f), (m) and (t) of the definition of Permitted Liens) covering such parcel of real property, and collaterally assign, to the extent permitted therein, any lease agreements entered into by the Borrower or any of its Restricted Subsidiaries as lessor with respect to such real property, in either case to the extent requested by the Administrative Agent. To the extent that the lessor's consent is required with respect to the grant of any Mortgage with respect to any parcel of leased real property, the Borrower shall use its commercially reasonable efforts to obtain from the applicable lessor such consent in writing.

     Section 5.10   Indemnity. The Borrower, for itself and on behalf of each of
                    ---------
the other Borrower Parties, agrees to indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, actual losses, damages, actions, reasonable attorneys' fees and expenses, including the costs of investigating and defending such claims, whether or not any of the Borrower Parties or the Person seeking indemnification is the prevailing party, arising out of or in connection with any action brought by a third party against such Indemnified Party in connection with (a) the Commitments, the Loans or otherwise under this Agreement or any other Loan Document (including, without limitation, the taking of collateral security for the Obligations), including the use of the proceeds of Loans hereunder in any fashion by the Borrower or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by any of the Borrower Parties, (b) allegations of any participation by the Credit Parties, or any of them, in the affairs of any of the Borrower Parties, or allegations that any of them has any joint liability with any of the Borrower Parties for any reason, or (c) any claims against the Credit Parties, or any of them, by any shareholder, partner, or other investor in or lender to any of the Borrower Parties, by any brokers or finders or investment advisers or investment bankers retained by any of the Borrower Parties or by any other third party, arising out of the Commitments, the Loans or otherwise under this Agreement or any other Loan Document, unless the Person seeking indemnification hereunder is determined in such case to have (i) acted with gross negligence, bad faith or willful misconduct or (ii) have breached in any material respect its obligations to the Borrower Parties, in any case as determined by a final, non-appealable judicial order. The obligations of the Borrower Parties under this Section 5.10 are in addition to, and shall not otherwise limit, any liabilities which any of the Borrower Parties might otherwise have in connection with any warranties or similar obligations of such Borrower Party in any other agreement or instrument or for any other reason.

     Section 5.11   Interest Rate Hedging. Within one hundred eighty (180) days
                    ---------------------
from the Agreement Date, the Borrower shall have entered into one or more Interest Hedge Agreements which fix or place a limit on the Borrower's interest obligations at interest rates reasonably acceptable to the Administrative Agent with respect to the Loans such that, at all times, for an aggregate period of four (4) years thereafter, not less than fifty percent (50%) of the aggregate amount of Funded Debt (other than Funded Debt evidenced by the Revolving Commitment and the Revolving Loans) of the Borrower and its Restricted Subsidiaries outstanding shall be hedged or on a fixed rate basis. All obligations of the Borrower to any Lender, or any Affiliate of any Lender, pursuant to any Interest Hedge Agreement, shall be deemed to be part of the Obligations.

     Section 5.12   Environmental Matters. The conduct of each Borrower Party's
                    ---------------------
business operations will not violate in any material respect any Environmental Laws, and none of the Borrower Parties will use, or permit any other party to use, any Hazardous Materials at any of its places of business except such materials as are incidental to such Borrower Party's normal course of business, maintenance and repairs, and then only in compliance in all material respects with all applicable Environmental Laws. The Borrower shall promptly notify the Credit Parties in writing of (a) any and all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law;
(b) the existence of any condition or circumstances; and (c) all claims made or threatened by any third party against any of the Borrower Parties relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials, which, in the case of (a), (b) or (c), could reasonably be expected to result in any material liability under any Environmental Laws. The Borrower shall promptly notify the Credit Parties of any remedial action taken by any of the Borrower Parties pursuant to Environmental Laws with respect to such Borrower Party's business operations which remedial action resulted in costs and expenses in excess of $100,000.

     Section 5.13   ERISA. The Borrower shall, and shall cause each of the other
                    -----
Borrower Parties to, at all times make, or cause to be made, prompt payment of contributions required under the terms of their Plans and to meet the minimum funding standards set forth in ERISA with respect to such Plans. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, each of the Plans of the Borrower Parties in material compliance with their terms and applicable provisions of ERISA and the Code.

     Section 5.14   Further Assurances. The Borrower, at its sole expense, will
                    ------------------
promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower Parties in the Loan Documents (including, without limitation, this Agreement), or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith as may be reasonably requested.

     Section 5.15   Covenants Regarding Formation of Subsidiaries, the Making of
                    ------------------------------------------------------------
Investments and Acquisitions. At the time of any Acquisition by any of the
----------------------------
Borrower Parties, or the formation of any new Subsidiary of any of the Borrower Parties, the Borrower will, and will cause each of the other Borrower Parties, as applicable, to (a) (other than in the case of the Foreign Subsidiaries and the Unrestricted Subsidiaries) provide to the Administrative Agent a duly executed supplement to the Subsidiary Security Agreement for any new Restricted Subsidiary, together with appropriate UCC-1 financing statements, (b) (other than in the case of the Foreign Subsidiaries, Subsidiaries of InternetCo and the LaunchCo Joint Ventures), provide to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty and a loan certificate for any such new Subsidiary, substantially in the form of Exhibit T attached hereto, together with appropriate attachments thereto (provided that, with respect to the LaunchCo Joint Ventures, the Borrower shall use commercially reasonable efforts to obtain a supplement to the Subsidiary Guaranty); (c) (other than InternetCo) pledge to the Administrative Agent all (or in the case of the Foreign Subsidiaries, sixty-five percent (65%)) of the Equity Interests (or other instruments or securities evidencing ownership) of any Subsidiary or Person which is acquired or formed, beneficially owned by any of the Borrower Parties, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, and execute and deliver to the Administrative Agent all such documentation for such pledge (including, without limitation, a supplement to the Subsidiary Pledge Agreement, original certificates representing the pledged Equity Interests and corresponding certificate powers duly executed in blank) as, in the reasonable opinion of the Administrative Agent, is appropriate; and (d) provide all other documentation, including, without limitation, an Intellectual Property Security Agreement or any other security agreement covering any additional intellectual property obtained by such Borrower Party (other than in the case of the Foreign Subsidiaries or the Unrestricted Subsidiaries), additional UCC-1 financing statements, and one or more opinions of counsel reasonably satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate with respect to such Acquisition or the formation of such new Subsidiary. In addition, if the Borrower or any of the Restricted Subsidiaries (other than the Foreign Subsidiaries) shall at any time obtain any interest in any registered patent, trademark or copyright, or application for any of the foregoing, the Borrower or the applicable Restricted Subsidiary shall, as soon as reasonably practicable thereafter, execute and deliver to the Administrative Agent an Intellectual Property Security Agreement (or amendment thereto), such UCC-1 financing statements and one or more opinions of counsel reasonably satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate for the pledge of such interests to the Administrative Agent. In the event that Intermediate Holdco forms any Permitted Intermediate Holdco Subsidiary, (i) Intermediate Holdco shall pledge to the Administrative Agent all of the Equity Interests owned by it in such Permitted Intermediate Holdco Subsidiary, and (ii) such Permitted Intermediate Holdco Subsidiary shall pledge to the Administrative Agent all of the Equity Interests owned by it in the Borrower, in each case, pursuant to a pledge agreement substantially similar to the Holdco Pledge Agreement. Upon repayment in full in cash of the Intermediate Bridge Facility, and pending consummation of the Intermediate Holdco Merger, Holdco shall pledge to the Administrative Agent all of the Equity Interests owned by it in Intermediate Holdco, pursuant to a pledge agreement substantially similar to the Holdco Pledge Agreement. Investments made by any of the Borrower Parties (other than any of the Unrestricted Subsidiaries or the Foreign Subsidiaries) after the Agreement Date shall also be treated as additional Collateral and shall be subject to the provisions of appropriate Security Documents. Any agreement or instrument executed or issued pursuant to this Section 5.15 shall be a "Security Document" and a "Loan Document" for purposes of this Agreement.

                                   ARTICLE 6

                             Information Covenants
                             ---------------------

          So long as any of the Obligations (other than solely indemnification obligations) is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Credit Party at its offices:

     Section 6.1  Monthly Financial Statements and Information. With respect to
                  --------------------------------------------
each month during the period from the Agreement Date through March 31, 2001, within thirty (30) days after the last day of each such month (other than the months of March, June, September and December), the unaudited income statement of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication) basis, for such month and for the elapsed portion of the year ended with the last day of such month, which shall set forth in comparative form such figures as at the end of and for such month and the corresponding month during the preceding fiscal year and as against the figures set forth for such month in the Borrower's business plan provided to the Credit Parties pursuant to Section 6.5(c) hereof, and shall be certified by a Principal Officer to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of the Borrower, on a consolidated and consolidating (by publication) basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes.

     Section 6.2  Quarterly Financial Statements and Information. Within forty-
                  ----------------------------------------------
five (45) days after the last day of each of the first three (3) quarters, and within one hundred five (105) days after the last day of the fourth quarter, of each fiscal year of the Borrower (provided that, notwithstanding the foregoing, with respect to the quarter ending March 31, 2000, the Borrower shall have sixty
(60) days to deliver the financial statements required under this Section 6.2), unaudited balance sheets of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and for periods ending on and after September 30, 2000, of LaunchCo and of InternetCo, each on a consolidated basis with its Subsidiaries, in each case as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication) basis, and for periods ending on and after September 30, 2000, the related statements of operations and the related statements of cash flows of LaunchCo and of InternetCo, each on a consolidated basis with its Subsidiaries and the related revenue and EBITDA of LaunchCo, on a consolidating (by publication) basis, in each case for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and, the corresponding quarter during the preceding fiscal year and as against the figures set forth for such quarter period in the Borrower's business plan provided to the Credit Parties pursuant to Section 6.5(c) hereof, and shall be certified by a Principal Officer to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of the Borrower, on a consolidated and consolidating (by publication) basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes.

     Section 6.3  Annual Financial Statements and Information. Within one
                  -------------------------------------------
hundred five (105) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and to the extent such financial statements have been prepared, the audited balance sheets of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, in each case as at the end of such fiscal year and the related audited statement of income and retained earnings or deficit and related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and to the extent such financial statement have been prepared, the related audited statements of income and retained earnings or deficit and related statements of cash flows of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, in each case for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified, without any qualifications or explanatory paragraphs, by independent certified public accountants of national recognized standing, whose opinion shall be in scope and substance reasonably satisfactory to the Agents, and include a statement certifying that no Default or Event of Default was detected during the examination of the Borrower and its Restricted Subsidiaries and that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Credit Parties pursuant to this Agreement.

     Section 6.4  Performance Certificates. At the time the financial statements
                  ------------------------
are furnished pursuant to Section 6.2 hereof, a Performance Certificate:

     (a) setting forth as at the end of such fiscal quarter, the arithmetical calculations required to establish (i) the Applicable Margin, and (ii) whether the Borrower was in compliance with the requirements of the Financial Covenants; and

     (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

     Section 6.5  Other Reports.
                  -------------

     (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower by its independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.3.

     (b) Promptly upon receipt thereof, copies of any material notice or report received from any Governmental Authority, or regarding any material Necessary Authorization from the grantor of such Necessary Authorization.

     (c) Annually, and in no event later than April 30 of any year, a copy of the Borrower's annual business plan and updated financial projections for itself and the Restricted Subsidiaries for such fiscal year.

     (d) Promptly upon receipt thereof, copies of any financial statements or other information with respect to MacWorld and its Subsidiaries that are delivered to the Borrower or PubCo.

     (e) In connection with any proposed Acquisition by any of the Borrower Parties, and otherwise from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the entity to be acquired as the Credit Parties may reasonably request.

     (f) To the extent not covered elsewhere in this Article 6, promptly after the sending thereof, copies of all financial statements, reports and other material written information which any of the Borrower Parties sends to any holder of its Funded Debt or its securities holders generally or which any of the Borrower Parties files with the Securities and Exchange Commission or any national securities exchange.

     (g) Annually, and in no event later than the date on which financial statements are required to be delivered under Section 6.3 hereof, a list of any new federally registered patent, trademark or copyright registrations and applications, and, to the extent required under the Intellectual Property Security Agreement, any new trademark, patent or copyright license agreements, of the Restricted Group supplementing the schedules to the Security Documents relating to such Assets.

     (h) Promptly following the receipt of any notice of default delivered under the terms of the Subordinated Bridge Facility or the Intermediate Bridge Facility, copies of such notice of default.

     (i) On or before the date of the preliminary offering memorandum with respect to the 144A Notes (as defined in the Subordinated Bridge Facility Documents), notice that the ten (10) Business Day period referred to in Section 10.01(c) of the Purchase Agreement related to the Subordinated Bridge Facility Documents has commenced.

     Section 6.6  Notice of Litigation and Other Matters. Prompt notice (and, in
                  --------------------------------------
any event notice within thirty (30) days) of any of the following events after any Borrower Party has received notice or otherwise becomes aware thereof:

     (a) the commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to any of the Borrower Parties, in any other way relating materially adversely to, any of the Borrower Parties, or any of their respective properties, assets or businesses, or any material Necessary Authorization;

     (b) any material adverse amendment or change to the Projections provided to the Credit Parties by the Borrower;

     (c) any Default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by any of the Borrower Parties under the Subordinated Bridge Facility, the Permitted High-Yield Securities or the Refinancing Securities, other than this Agreement, to which any of the Borrower Parties is a party or by which any of their respective assets or properties may be bound, which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

     (d) any default under or misrepresentation in the ZD Acquisition Documents, whether made or occurring before or after the Agreement Date, and copies of all notices concerning defaults received or sent by any of the Borrower Parties thereunder;

     (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan; and

     (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(l) or 4.1(s), or in the last sentence of Section 4.1(u), of this Agreement.

                                   ARTICLE 7

                              Negative Covenants
                              ------------------

          So long as any of the Obligations (other than solely indemnification obligations) is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Letter of Credit is outstanding, and unless the Required Lenders (or such greater number of Lenders as may be expressly provided herein) shall otherwise consent in writing:

     Section 7.1  Indebtedness. The Borrower shall not, and shall cause each of
                  ------------
the other Borrower Parties and MacWorld not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except, so long as no Default or Event of Default then exists or would be caused thereby:

     (a)  Indebtedness under this Agreement and the other Loan Documents;

     (b) Capitalized Lease Obligations of the Restricted Group not to exceed the aggregate principal amount of$10,000,000 at any one time outstanding over the remainder of the term of such obligations;

     (c) Indebtedness of the Restricted Group in respect of conditional sale, rental or purchase money obligations in an aggregate amount not to exceed$5,000,000 at any one time outstanding;

     (d) Obligations of the Borrower under Interest Hedge Agreements required or permitted to be entered into pursuant to Section 5.11 hereof in an aggregate notional amount not to exceed the aggregate principal amount of the Loans then outstanding, and Obligations of the Restricted Group under Hedging Agreements (other than Interest Hedge Agreements) entered into in the ordinary course of business;

     (e) (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than any of the Foreign Subsidiaries) owing to the Borrower, any of its Subsidiaries or MacWorld, and (ii) Indebtedness of any Foreign Subsidiaries which are members of the Restricted Group owing to the Borrower, any of its Subsidiaries or MacWorld in an aggregate amount not to exceed during the term of this Agreement the difference between (i)$2,000,000 and (ii) the aggregate amount of Investments made in such Foreign Subsidiaries pursuant to Section 7.2(i) hereof;

     (f) Indebtedness that constitutes an Investment permitted under Section 7.2(a), (d) or (m) hereof;

     (g)  Guaranties permitted under Section 7.6 hereof;

     (h) With respect to the InternetCo Group, (i) secured or unsecured Funded Debt issued in favor of a Person which is not an Affiliate of InternetCo in an aggregate amount not to exceed $5,000,000 at any one time outstanding and (ii) secured or unsecured Funded Debt issued in favor of the Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 at any one time outstanding (provided that any such Funded Debt shall be evidenced by a promissory note which is collaterally assigned to the Administrative Agent and, if such Funded Debt is secured, each security agreement or other collateral document relating thereto shall also be collaterally assigned to the Administrative Agent);

     (i) With respect to the LaunchCo Group, secured or unsecured Funded Debt issued, after the first anniversary of the Agreement Date, in favor of the Borrower, any of its Subsidiaries or MacWorld in an aggregate amount not to exceed, with respect to each fiscal year during the term of this Agreement, the difference between (i)$5,000,000 at anytime outstanding during such fiscal year and (ii) the aggregate amount of Investments made in the LaunchCo Group pursuant to Section 7.2(d) hereof during any such fiscal year (provided such Funded Debt shall be evidenced by a promissory note which shall be collaterally assigned to the Administrative Agent, and if such Funded Debt is secured, each security agreement or other collateral document relating thereto shall also be collaterally assigned to the Administrative Agent);

     (j) Indebtedness of the Borrower, Holdco, Intermediate Holdco or any Permitted Intermediate Holdco Subsidiary represented by (i) the Subordinated Bridge Facility issued on the Agreement Date in an aggregate principal amount not to exceed$175,000,000, plus the amount of any accrued interest (whether capitalized or paid-in-kind) thereon, or (ii) any Permitted High-Yield Securities issued to refinance the Subordinated Bridge Facility or any Refinancing Securities issued to refinance the Subordinated Bridge Facility or any Permitted High-Yield Securities, in the case of any Permitted High-Yield Securities or Refinancing Securities, in an aggregate principal amount not to exceed$200,000,000, plus the amount of any accrued interest (whether capitalized or paid-in-kind) thereon; provided, however, that any amount in excess of the
                          --------  -------
sum of (A) the then outstanding principal of, and accrued interest and premiums on, the Subordinated Bridge Facility, plus (B) fees and expenses in connection with the issuance of any Permitted High-Yield Securities or Refinancing Securities, as applicable, shall be used to prepay the Loans as set forth in
Section 2.7(c) hereof;

     (k) Indebtedness representing extensions, renewals, refinancings (including, without limitation, the refinancing of the Subordinated Bridge Facility by any Permitted High-Yield Securities or any Refinancing Securities, and of any Permitted High-Yield Securities by the issuance of any Refinancing Securities) or replacements (but not increases in principal amounts) of any of the foregoing;

     (l) (i) Subordinated Seller Debt in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding, and (ii) other Seller Debt, and earn-out obligations (issued on terms and conditions acceptable to the Agents) in connection with the closing of a Permitted Acquisition, in an aggregate principal amount not to exceed$7,500,000 at any one time outstanding;

     (m)  Indebtedness existing on the Agreement Date and described on Schedule
                                                                       --------
7.1 hereof;
---

     (n) Management Redemption Debt issued during any fiscal year in an aggregate principal amount not to exceed$2,000,000 outstanding at any one time during such fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years);

     (o) Indebtedness of the Foreign Subsidiaries for working capital or general corporate purposes in an aggregate principal amount not to exceed (i) prior to the sale of the International Publications,$5,000,000, and (ii) after the sale of the International Publications,$2,000,000, in each case at any time outstanding;

     (p) Indebtedness of any member of the LaunchCo Group to any other member of the LaunchCo Group (other than the LaunchCo Joint Ventures), and Indebtedness of any LaunchCo Joint Venture to any other LaunchCo Joint Venture;

     (q) Indebtedness of any member of the InternetCo Group to any other member of the InternetCo Group;

     (r) Indebtedness consisting of customary forms of deferred compensation, such as customary non-compete, consulting and similar agreements, incurred in connection with a Permitted Acquisition;

     (s) Non-Recourse Indebtedness incurred by the Borrower and its Restricted Subsidiaries in an aggregate amount not to exceed$5,000,000 at any one time outstanding;

     (t) Indebtedness of Intermediate Holdco in respect of the Intermediate Bridge Facility, in an aggregate principal amount not to exceed$125,000,000, plus the amount of any accrued interest (whether capitalized or paid-in-kind) thereon; and

     (u) other Indebtedness not expressly permitted above in an aggregate principal amount not to exceed$5,000,000 at any one time outstanding.

     Section 7.2  Investments. The Borrower shall not, and shall cause each of
                  -----------
the Guarantors (other than InternetCo) not to, make any Investment except that the Borrower and the Guarantors may:

     (a) make Investments in and loans to the Borrower and to the Restricted Subsidiaries (other than any of the Foreign Subsidiaries);

     (b) purchase or otherwise acquire and own (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a Lender, an Agent, a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase and reverse repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than one hundred eighty (180) days after the date of acquisition, issued by an issuer (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign county recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Rating Group, (v) Investments in securities with maturities of twelve
(12) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc., (vi) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by Standard & Poor's Rating Group or "A" by Moody's Investor's Service, Inc., (vii) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirement of clause (ii) of this Section 7.2(b), or (viii) shares of money market mutual or similar funds which invest substantially in assets satisfying the requirements of clauses (i) through (vii) of this Section 7.2(b) (collectively, "Cash Equivalents");

     (c)  make Investments permitted by Section 7.5 hereof;

     (d) so long as no Default or Event of Default then exists or would be caused thereby, make, after the first anniversary of the Agreement Date, Investments in, or Guarantees of the obligations of, the LaunchCo Group in an aggregate net amount not to exceed during any fiscal year an amount equal to the difference between (i)$5,000,000 at any time outstanding during such fiscal year and (ii) the amount of Funded Debt then outstanding during such fiscal year that has been issued by the LaunchCo Group pursuant to Section 7.1(i) hereof during such fiscal year;

     (e) so long as no Default or Event of Default then exists or would be caused thereby, make Investments in the Restricted Subsidiaries, the Unrestricted Subsidiaries and MacWorld (i) with additional equity contributions expressly made after the Agreement Date for such purpose and (ii) in an additional amount not to exceed$50,000,000, in the aggregate, from the Designated Cash Account; provided, however, that if, at any time, the amount on deposit in the Designated Cash Account shall be less than$50,000,000 (other than as a result of Investments made by the Borrower and the Guarantors from the Designated Account) (the "Reduced Amount"), then the remaining amount of Investments permitted under clause (e)(ii) of this Section 7.2(e) will be reduced to the Reduced Amount, except that if any cash from the Designated Cash Account shall have been used to satisfy the Borrower's obligations under Section 7.13 of the Purchase Agreement related to the Subordinated Bridge Facility Documents, the Borrower may, within sixty (60) days thereafter, deposit additional funds (from the Borrower's cash on hand) into the Designated Cash Account to increase the Reduced Amount (and thereby the amount available for Investments under clause (e)(ii) of this
Section 7.2(e)) by an amount not to exceed the lesser of (A) the amount used to satisfy such obligations and (B) $5,000,000;

     (f) so long as no Default or Event of Default then exists or would be caused thereby, after the first anniversary of the Agreement Date and when the Adjusted Leverage Ratio shall be less than 4.50 to 1.00 (on a pro forma basis) immediately before or after giving effect to such Investment and for the two (2) consecutive fiscal quarters immediately preceding such Investment, make Investments in, or Guarantees of the obligations of, MacWorld from Excess Cash Flow in an aggregate amount not to exceed (i)$2,500,000 during any fiscal year and (ii) $5,000,000 during the term of this Agreement;

     (g) subject to Section 2.7(b) hereof, so long as no Default or Event of Default then exists or would be caused thereby, make Investments in the Restricted Group, the InternetCo Group, the LaunchCo Group and MacWorld using Net Proceeds from asset sales or insurance proceeds, received by or distributed to the Borrower or any of its Restricted Subsidiaries or any member of the LaunchCo Group to the extent that such Net Proceeds are not required to permanently prepay the Loans or have not been previously utilized by the Borrower and its Restricted Subsidiaries to make Acquisitions and Capital Expenditures;

     (h) so long as no Change of Control would result therefrom, members of the LaunchCo Group may make Investments and, subject to compliance with Section 7.1 hereof, issue Guarantees;

     (i) the Borrower and its Subsidiaries may make Investments in, or Guarantee the obligations of, the Foreign Subsidiaries which are members of the Restricted Group in an aggregate net amount not to exceed during the term of this Agreement the difference between (i) $2,000,000 and (ii) the aggregate amount of Funded Debt issued by the Borrower, its Subsidiaries and MacWorld pursuant to Section 7.1(e) hereof;

     (j) receive and own Investments acquired pursuant to Permitted Dispositions of up to twenty-five percent (25%) of the Purchase Price thereof;

     (k)  may make pledges and deposits of the type described in clauses (d),
(g), (o) and (p) of the definition of "Permitted Liens";

     (l)  make Investments permitted under Sections 7.1 and 7.6 hereof;

     (m) may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and past due accounts;

     (n) may make Investments that could otherwise be made as distributions permitted under Section 7.7 hereof;

     (o) may own and hold Investments existing on the Agreement Date which are set forth on Schedule 4.1(x) attached hereto;
             --------------

     (p) make loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed$500,000 in any fiscal year at any time outstanding during such fiscal year;

     (q)  may own and hold the Management Notes; and

     (r) make other Investments, and issue Guarantees, not expressly permitted above in an aggregate amount not to exceed$1,000,000 at any time outstanding.

     Section 7.3  Limitation on Liens. The Borrower shall not, and shall cause
                  -------------------
each of the other Borrower Parties not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.4  Amendment and Waiver. The Borrower shall not, and shall cause
                  --------------------
each of the other Borrower Parties not to, without the prior written consent of the Required Lenders, enter into any amendment of, or agree to or accept any waiver, which would materially adversely affect the rights of the Borrower and the Credit Parties (in their capacity as Lenders under this Agreement), or any of them, of any of the provisions of, (a) its organizational documents, including, without limitation, its certificate or articles of incorporation and by-laws, (b) the ZD Acquisition Documents, (c) the Subordinated Bridge Facility Documents (other than Section 7.13 of the Purchase Agreement related thereto),
(d) the Intermediate Bridge Facility Documents, (e) the Permitted High-Yield Securities, and (f) the Refinancing Securities.

     Section 7.5  Liquidation; Merger; Acquisition or Disposition of Assets. The
                  ---------------------------------------------------------
Borrower shall not, and shall cause each of the other Borrower Parties not to, at any time: (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; (b) enter into any merger, consolidation or other business combination; (c) sell, lease (as lessor), abandon, transfer, trade or otherwise dispose of (including, without limitation, by way of a Sale and Lease-Back Transaction), in a single transaction or in a series of related transactions, any of its Assets, property or business (other than in the ordinary course of business); (d) acquire Equity Interests of another Person or make any Acquisition; or (e) create or acquire any Subsidiary; provided,
                                                               --------
however, that, so long as no Default or Event of Default then exists or would be
-------
caused thereby:

          (i) the Borrower and its Subsidiaries may engage in any such transactions required in connection with the ZD Acquisition;

          (ii) after the Subordinated Bridge Facility Refinancing Date, the following are permitted: (A) a merger among the Borrower and one or more Restricted Subsidiaries of the

Borrower, provided the Borrower is the surviving Person; (B) a merger between or among two or more Restricted Subsidiaries of the Borrower; (C) an Acquisition permitted hereunder effected by a merger in which the Borrower or a Restricted Subsidiary of the Borrower is or will become the surviving Person; (D) a liquidation or dissolution of one or more Restricted Subsidiaries of the Borrower into its or their parent entity (provided the Borrower or one of the Borrower's Restricted Subsidiaries is such parent entity); and (E) after the repayment in full in cash of the Intermediate Bridge Facility, the Intermediate Holdco Merger;

          (iii) subject to compliance with the mandatory prepayment provision of
Section 2.7(b), the Borrower and its Restricted Subsidiaries may make Permitted Dispositions, and in connection with such dispositions the Administrative Agent shall, upon the request of the Borrower, release any Liens granted pursuant to the Security Documents with respect to such Assets;

          (iv) the Borrower and its Restricted Subsidiaries may (A) make Investments as permitted under Section 7.2 hereof; (B) transfer Assets amongst themselves; and (C) subject to Section 8.5 hereof, make Capital Expenditures in the ordinary course of their respective businesses;

          (v) subject to compliance with Section 5.15, the Borrower and its Restricted Subsidiaries may make Acquisitions and Investments of Assets or businesses, within their respective lines of business, and form Subsidiaries, subject to the following conditions:

              (A) the Subordinated Bridge Facility Refinancing Date shall have occurred and the Borrower shall provide to the Administrative Agent and the Lenders a Performance Certificate setting forth the arithmetical calculations required to establish the Borrower's pro forma compliance with Sections 8.1 and 8.2 of this Agreement;

              (B) the aggregate Purchase Price (with respect to a single transaction or a series of related transactions) of any Acquisitions and Investments made (I) during any twelve (12) month period, shall not exceed $25,000,000, and (II) during the period from the Agreement Date through the Final Maturity Date, shall not exceed $100,000,000, plus, in each case, the amount of any Contributed Capital, if any,
          ----
          attributable to Acquisitions or Investments made during such period; provided, however, that the limitations set forth in items (I) and
          --------  -------
          (II) above shall not apply with respect to (x) any Acquisition financed by up to$80,000,000 of the Net Proceeds received by the Borrower and its Restricted Subsidiaries from the sale of the International Publications and up to$25,000,000 of the Net Proceeds received by the Borrower and its Restricted Subsidiaries from any other Permitted Dispositions by the Borrower or any Restricted Subsidiary, in each case, to the extent such Net Proceeds are permitted to be so used pursuant to Section 2.7(b)(i), (y) Acquisitions of replacement Assets with Net Proceeds of insurance to the extent such Net Proceeds are permitted to be so used pursuant to
          Section 2.7(b)(v) hereof, and (z) Acquisitions and Investments permitted under Sections 7.5(ix), (x) or (xi) hereof or financed using the Net Proceeds from the sale of the Equity Interests of InternetCo permitted under Section 7.5(xiv); and

              (C) with respect to any Acquisition or Investment having an aggregate Purchase Price (with respect to a single transaction or a series of related transactions) in excess of $10,000,000, the Borrower shall provide to the Administrative Agent and the Lenders revised Projections assuming consummation of such Acquisition or Investment, as the case may be, and demonstrating pro forma compliance with the terms of this Agreement through the Final Maturity Date;

              (D) with respect to the Acquisition of MusicMag, the terms and conditions of such Acquisition shall be reasonably satisfactory to the Agents, and the Borrower shall have certified to the Agents that the Total Leverage Ratio after giving effect to such Acquisition shall not be greater than the Total Leverage Ratio (based on the financial statements delivered to the Administrative Agent pursuant to Section
          6.2 hereof for the most recent fiscal quarter) immediately prior to giving effect to such Acquisition;

          (vi) subject to compliance with Sections 2.7 and 5.15, the Unrestricted Subsidiaries may (A) enter into any merger, consolidation or other business combination, (B) acquire Equity Interests or assets, or make any Acquisition, or (C) create or acquire any Subsidiary or sell, lease, abandon, transfer, trade or otherwise dispose of any of its Assets, property or business; provided, however, that no LaunchCo Joint Venture may form a Subsidiary;
--------  -------

          (vii) prior to the Subordinated Bridge Facility Refinancing Date, Holdco may form a wholly-owned Subsidiary solely in connection with its Acquisition of MusicMag;

          (viii) (A) LaunchCo may form Subsidiaries provided that, except with respect to LaunchCo Joint Ventures permitted under subsection (B) hereof, LaunchCo shall own at least ninety percent (90%) of the Equity Interests of such Subsidiary and the Equity Interests which are not owned by LaunchCo, but owned by members of management of such Subsidiary, shall constitute Management Shares, and (B) if the Adjusted Leverage Ratio shall be less than or equal to 4.50 to
1.00 (on a pro forma basis) on the date of such formation or sale and for two consecutive fiscal quarters immediately preceding the date of such formation or sale, (I) LaunchCo may form LaunchCo Joint Ventures and (II) LaunchCo may sell up to twenty-five (25%) of its Equity Interest in any of its direct Subsidiaries causing any such Subsidiary to become a LaunchCo Joint Venture, provided, in each case that LaunchCo's ownership of the Equity Interests therein shall not be less than seventy-five percent (75%) of all Equity Interests of such LaunchCo Joint Venture and that the Equity Interests owned by LaunchCo shall be pledged to the Administrative Agent pursuant to Section 5.15 hereof;

          (ix) if the LaunchCo Group receives any Net Proceeds pursuant to a transaction described in Section 2.7(b)(ii) hereof, LaunchCo, the Borrower or any of the Restricted Subsidiaries (other than the Foreign Subsidiaries) may reinvest amounts not required to permanently prepay the Term Loans (i.e., the first$3,000,000, in the aggregate during the term of this Agreement, of Net Proceeds and twenty percent (20%) of the additional Net Proceeds increasing to fifty percent (50%) pursuant to the provisions of Section 2.7(b)(ii) hereof) in the Restricted Group (without regard to the Reinvestment Basket) or in the LaunchCo Group;

          (x) if the Borrower or any Restricted Subsidiary receives any Net Proceeds from a transaction involving the InternetCo Group of a type described in Section 2.7(b)(iii) hereof, the Borrower or any of the Restricted Subsidiaries may reinvest the amount of Net Proceeds not required to permanently prepay the Term Loans (i.e., the first $3,000,000, in the aggregate during the term of this Agreement, and twenty percent (20%) of the additional Net Proceeds increasing to fifty percent (50%) of such Net Proceeds in accordance with the provisions of Section 2.7(b)(iii) hereof) in the Restricted Group (without regard to the Reinvestment Basket), the LaunchCo Group, the InternetCo Group or MacWorld;

          (xi) if the Borrower or its Restricted Subsidiaries receives any Net Proceeds from a transaction involving MacWorld of a type described in Section 2.7(b)(iv) hereof, the Borrower or its Restricted Subsidiaries may reinvest the amount not required to prepay the Term Loans (i.e., the first $3,000,000, in the aggregate during the term of this Agreement, of such Net Proceeds and twenty percent (20%) of the additional Net Proceeds increasing to fifty percent (50%) of such Net Proceeds in accordance with the provisions of Section 2.7(b)(iv) hereof) in the Restricted Group (without regard to the Reinvestment Basket), the LaunchCo Group, the InternetCo Group or MacWorld;

          (xii) subject to compliance with the mandatory prepayment provisions of Section 2.7(b), the Unrestricted Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of any of their respective Assets, properties or businesses;

          (xiii) the Borrower and the Restricted Subsidiaries may sell or exchange used, obsolete or uneconomical assets for cash or other consideration;

          (xiv) the Borrower may sell (A) up to ten percent (10%) of the Equity Interests owned by it in LaunchCo to management as Management Shares and (B) after the Subordinated Bridge Facility Refinancing Date, up to 49.9% of the Equity Interests owned by it in InternetCo;

          (xv) subject to Section 7.8 hereof, so long as (A) no Default or Event of Default then exists or would be caused thereby and (B) the Adjusted Leverage Ratio shall be less than or equal to 4.50 to 1.00 (on a pro forma basis) immediately before and after giving effect to such Acquisition and for the two (2) consecutive fiscal quarters immediately preceding the date of such Acquisition, the Borrower and its Restricted Subsidiaries may acquire publications from the LaunchCo Group;

          (xvi) notwithstanding any provisions hereof which may be construed to the contrary, if the Controlling Shareholders or the Co-Investors shall contribute any Bridge Equity to the Borrower and thereafter the Borrower shall receive any Net Proceeds from any Sale Transaction, (A) a portion of such Net Proceeds in an amount equal to the amount of such Bridge Equity shall not be reinvested as otherwise provided herein, but shall be placed in a Bridge Equity Account pending the Administrative Agent's receipt, pursuant to Section 6.3 hereof, of audited financial statements for the fiscal year ended March 31, 2001, and its determination of whether the Additional Equity Contribution shall be required, and (B) in the event that the Additional Equity Contribution shall be required, the amount of such Net Proceeds deposited in the Bridge Equity Account shall be used, together with the Additional Equity Contribution, to prepay the Loans to the extent provided in Section 2.7(d) hereof, provided that, in no event, shall the sum of the Additional Equity Contribution plus the amount of such Net Proceeds deposited in the Bridge Equity Account exceed $50,000,000; provided further, however, that if less than $50,000,000 is required to be paid under the Make-Well Agreement, the amount of the Net Proceeds deposited in the Bridge Equity Account shall be used first, then the Additional Equity Contribution shall be used, and the amount of the Net Proceeds deposited in the Bridge Equity Account which is not required to repay the Loans under Section 2.7(d) will be released from the Bridge Equity Account and the deadline for the Restricted Group to reinvest such cash as provided in the applicable subsections (i) through (iv) of Section 2.7(b) shall be extended until March 31, 2002;

          (xvii) any Unrestricted Subsidiary may transfer assets to the Borrower or to any other Subsidiary of the Borrower, and such Person receiving such assets may further transfer such assets in a substantially contemporaneous transaction to the Borrower or any other Subsidiary or to MacWorld; and

          (xviii) subject to compliance with Section 5.15 hereof, Intermediate Holdco may form a direct, wholly-owned Subsidiary to hold the Equity Interests of the Borrower.

     Section 7.6  Limitation on Guaranties. The Borrower shall not, and shall
                  ------------------------
cause each of the other Borrower Parties not to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any of the Loan Documents or as permitted under Section 7.1 hereof, (b) a guaranty by the Borrower or any of its Subsidiaries of the obligations of the Borrower or any of the Restricted Subsidiaries (other than the Foreign Subsidiaries), (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (d) contingent obligations in the form of customary indemnifications for agents, employees, consultants, officers and directors of such Borrower Party, (e) performance, surety, bid, appeal and other similar bonds as expressly referred to under the definition of "Permitted Liens", and (f) Guaranties identified in Sections 7.2(d), (f), (h), (i) and (r) hereof.

     Section 7.7  Restricted Payments and Purchases. The Borrower shall not, and
                  ---------------------------------
shall cause each of the Restricted Subsidiaries not to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase except that (a) the Borrower may make regularly scheduled payments of interest when due on the Subordinated Bridge Facility pursuant to the Subordinated Bridge Facility Documents as in effect on the Agreement Date or as thereafter amended in accordance with Section 7.4 hereof (or any Permitted High-Yield Securities or the Refinancing Securities, as applicable), (b) the Borrower may make Restricted Payments to Holdco to permit Holdco to pay taxes, salaries, directors fees, indemnities and expenses and other corporate expenses in the ordinary course of its business, (c) the Restricted Subsidiaries may make distributions to the holders of their respective Equity Interests, (d) the Borrower may declare and pay dividends solely in common stock or Preferred Stock (other than Disqualified Capital Stock), and (e) so long as no Default or Event of Default then exists or would be caused thereby, the Borrower and its Restricted Subsidiaries may (i) make Restricted Payments to Holdco, Intermediate Holdco or any Permitted Intermediate Holdco Subsidiary to enable such Person to make, and such Person may make, regularly scheduled payments of interest when due on any Permitted High-Yield Securities (or the Refinancing Securities, as applicable), after expiration of a five (5) year period following the issuance of such securities (during which time such securities may accrue interest in kind), (ii) in connection with the refinancing of the Subordinated Bridge Facility with Permitted High-Yield Securities or Refinancing Securities, make Restricted Payments to the lenders under the Subordinated Bridge Facility in an aggregate amount not to exceed the amount of then outstanding principal and accrued interest of the Subordinated Bridge Facility, plus related fees (not including pre-payment premiums) and expenses with respect to the refinancing of the Subordinated Bridge Facility with such Permitted High Yield Securities or Refinancing Securities, as applicable, (iii) in connection with any refinancing of Permitted High-Yield Securities with Refinancing Securities, make Restricted Payments to the holders of the Permitted High-Yield Securities in an aggregate amount not to exceed the amount of then outstanding principal and accrued interest of the Permitted High-Yield Securities, plus related premiums, fees and expenses with respect to the refinancing of the Permitted High-Yield with such Refinancing Securities, (iv) make Restricted Payments or Restricted Purchases in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdco or any of its Subsidiaries held by any employee, former employee, spouse, former spouse of any employee or former employee and any of their respective estates, or make payments on notes evidencing any Management Redemption Debt, in an aggregate amount not to exceed the sum of
(A) $1,000,000 during any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years), plus (B) the Borrower's fifty percent (50%) share of the aggregate cash Net Proceeds received from any "key-man" life insurance policies, (v) repurchase Equity Interests by the issuance of Management Redemption Debt permitted under Section 7.1 hereof, (vi) repurchase Equity Interests or make payments with respect to Management Redemption Debt with additional equity contributions expressly made for such purpose, and (vii) repurchase Equity Interests in consideration for the cancellation of any Management Notes issued in connection with the original purchase thereof. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Borrower's share of all Restricted Payments made by the direct Unrestricted Subsidiaries shall be paid to the Borrower.

     Section 7.8  Affiliate Transactions. The Borrower shall not, and shall
                  ----------------------
cause each of the Guarantors not to, at any time engage in any transaction with an Affiliate (other than the Borrower or a Restricted Subsidiary), nor make an assignment or other transfer of any of its Assets to any Affiliate, on terms materially less advantageous than would be the case if such transaction had been effected with a non-Affiliate, except with respect to (a) Investments and loans permitted under Section 7.1 and 7.2, (b) payments under any tax sharing agreement or arrangements among the Borrower and other members of the affiliated group of corporations of which the Borrower is the common parent, which agreement or agreements have been approved by the Agents, (c) payments of out-of-pocket expenses incurred by the Controlling Shareholders in providing services to the Borrower and its Subsidiaries from time to time and indemnities in connection therewith, (d) payments of reasonable fees to, and the reasonable out-of-pocket expenses of, members of the board of directors and the provision of customary indemnities for the benefit of members of the board of directors,
(e) customary compensation paid to, and indemnity provided on behalf of, officers, employees or consultants of the Borrower and its Subsidiaries, and (f) other transactions set forth on Schedule 4.1(s) hereto.
                                ---------------

     Section 7.9  Business Name; Business Structure; Business. The Borrower
                  -------------------------------------------
shall not, and shall cause each of the other Borrower Parties not to, change its name or business structure without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of the Administrative Agent relating to the Security Documents in regard thereto, or (b) (i) with respect to the Borrower and its Restricted Subsidiaries, engage in any businesses other than the business of publishing, in print or on the Internet, technology-related magazines in the United States and Europe, and in business activities related thereto, or make any material change in any of their respective business objectives, purposes and operations, (ii) prior to consummation of the Intermediate Holdco Merger, with respect to Intermediate Holdco, engage in any commercial business other than holding the Equity Interests of the Borrower (or any Permitted Intermediate Holdco Subsidiary) and in connection with the Intermediate Bridge Facility, and (iii) with respect to Holdco, engage in any commercial business other than holding the Equity Interests of any Subsidiary formed in connection with the Acquisition of MusicMag and (A) prior to consummation of the Intermediate Holdco Merger, of Intermediate Holdco, and (B) after consummation of the Intermediate Holdco Merger, of any Permitted Intermediate Holdco Subsidiary or the Borrower. The InternetCo Group shall not engage in any business other than the acquisition, development and management of Internet initiatives, and the LaunchCo Group shall not engage in any business other than the acquisition, development and management of new magazine publishing initiatives and events with respect to new or existing magazines. Nothing contained in this Section 7.9 shall be deemed to limit or restrict any business activities otherwise permitted under this Agreement.

     Section 7.10  Real Estate. The Borrower shall not, and shall cause each of
                   -----------
its Restricted Subsidiaries not to, purchase or become obligated to purchase any real estate except in the ordinary course of business, in compliance with
Section 5.9 hereof and subject to the restrictions contained in Section 7.5 hereof.

     Section 7.11  ERISA Liabilities. The Borrower shall not, and shall cause
                   -----------------
the other Borrower Parties not to, fail to make all material contributions in accordance with the terms of their respective Plans and to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of such Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. Neither the Borrower nor any of the Guarantors shall incur any material withdrawal liability with respect to any Multiemployer Plan. The Borrower shall not, and shall cause the other Borrower Parties not to, make any commitment to provide post-employment health or life insurance benefits, except as required by Section 601 through 609 of ERISA.

     Section 7.12  Negative Pledge. The Borrower shall not, and shall cause the
                   ---------------
Guarantors not to, directly or indirectly, enter into any agreement (other than the Loan Documents, the Subordinated Bridge Facility Documents and the documents relating to the Permitted High Yield Securities and the Refinancing Securities) with any Person that prohibits or restricts or limits the ability of any of the Borrower Parties to create, incur, pledge, or suffer to exist any Lien upon any of its Assets, or restricts the ability of any Subsidiary of the Borrower to make Restricted Payments to the Borrower, except (a) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract; (b) any limitation or restriction contained in any Permitted Lien to the extent such limitation or restriction restricts the transfer of the property subject to such Permitted Liens;

and (c) any restriction imposed pursuant to an agreement entered into in connection with a Permitted Disposition pending the closing of such sale or disposition.

     Section 7.13  Stay, Extension and Usury Laws. The Borrower shall not, and
                   ------------------------------
shall cause each of the other Borrower Parties not to, (to the extent it may lawfully do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Agreement and the other Loan Documents, and the Borrower, for itself and on behalf of each of the other Borrower Parties, hereby expressly waives (to the extent it may lawfully do so) all benefit or advantage of any such law.

     Section 7.14  Limitation on Sale and Lease-Back Transactions. The Borrower
                   ----------------------------------------------
shall not, and shall cause each of the other Borrower Parties not to, enter into any Sale and LeaseBack Transaction, except that the Borrower or any other Borrower Party may enter into a Sale and Lease-Back Transaction if (a) the Borrower or such other Borrower Party, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section 7.1 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 7.3 hereof, (b) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold, and (c) the transfer of assets in that Sale and Lease-Back Transaction is permitted by Section 7.5 hereof.

                                   ARTICLE 8

                              Financial Covenants
                              -------------------

     Section 8.1   Total Leverage Ratio. Commencing on the Agreement Date, the
                   --------------------
Borrower shall not permit for each fiscal quarter end thereafter, or as of the date of any Advance, the Total Leverage Ratio, after giving effect to such Advance (if applicable), to exceed the applicable ratio for such date during the periods as set forth below:


                         Applicable Period                       Ratio
                         -----------------                       -----

          Agreement Date through December 31, 2000            5.50 to 1.00

          January 1, 2001 through December 31, 2001           4.50 to 1.00

          January 1, 2002 through December 31, 2002           4.25 to 1.00

          January 1, 2003 through December 31, 2003           4.00 to 1.00

          January 1, 2004 and thereafter                      3.75 to 1.00


     Section 8.2   Senior Leverage Ratio. Commencing on the Agreement Date, the
                   ---------------------
Borrower shall not permit for each fiscal quarter end thereafter, or as of the date of any Advance, the Senior Leverage Ratio, after giving effect to such Advance (if applicable), to exceed the applicable ratio for such date during the periods as set forth below:

                         Applicable Period                      Ratio
                         -----------------                      -----

          Agreement Date through December 31, 2000           4.00 to 1.00

          January 1, 2001 through December 31, 2001          3.50 to 1.00

          January 1, 2002 through December 31, 2002          3.25 to 1.00

          January 1, 2003 through December 31, 2003          3.00 to 1.00

          January 1, 2004 and thereafter                     2.75 to 1.00


     Section 8.3   Interest Coverage Ratio. The Borrower shall not permit for
                   -----------------------
the fiscal quarter ended June 30, 2000, and for each fiscal quarter end thereafter, the Interest Coverage Ratio to be less than the ratio specified below with respect to such fiscal quarter end:


                         Quarters Ending                        Ratio
                         ---------------                        -----

          June 30, 2000 through December 31, 2000            1.50 to 1.00

          January 1, 2001 through December 31, 2001          1.75 to 1.00

          January 1, 2002 through December 31, 2002          2.00 to 1.00

          January 1, 2003 through December 31, 2003          2.25 to 1.00

          January 1, 2004 and thereafter                     2.50 to 1.00


     Section 8.4   Fixed Charge Coverage Ratio. The Borrower shall not permit
                   ---------------------------
for the fiscal quarter ended March 31, 2001, and for each fiscal quarter end thereafter, the Fixed Charge Coverage Ratio, to be less than 1.25 to 1.00.

     Section 8.5   Capital Expenditures. The Borrower and its Restricted
                   --------------------
Subsidiaries shall not make Capital Expenditures (other than in connection with the reinvestment of asset sale Net Proceeds to the extent set forth in Section 2.7(b) and Section 7.5 hereof), during the period from the Agreement Date through March 31, 2001, in excess of $8,000,000.

                                   ARTICLE 9

                                    Default
                                    -------

     Section 9.1   Events of Default. Each of the following shall constitute an
                   -----------------
Event of Default with respect to the Obligations, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove to be incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

     (b) (i) The Borrower shall default in the payment of any principal of the Loans when due, or (ii) the Borrower shall default in the payment of any interest, fees or other amounts payable to any of the Credit Parties when due and such Default shall not be cured by payment in full of such amounts within five (5) Business Days;

     (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Section 5.1(a), 5.5, 5.7 or 5.8 or in Article 6 or Article 7 or Article 8 of this Agreement or in any Security Documents; provided, however, that in the case of Article 6, the Administrative Agent shall
--------  -------
have given the Borrower written notice of such Default; provided further, however, that in the case of Section 8.1 and 8.2 with respect to compliance with such covenants for the fiscal quarter ended March 31, 2001, such Default shall only be deemed to have occurred if the Additional Equity Contribution is not made within the period of time provided for such payment in the Make-Well Agreement, and after giving effect to the repayment of the Loans with such funds as provided in Section 2.7(d) hereof and the related reduction in Funded Debt, the Borrower would be in compliance with the covenants in Sections 8.1 and 8.2;

     (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured within a period of thirty (30) days from the earlier of (i) the Borrower obtaining knowledge thereof, or (ii) written notice thereof having been given to the Borrower;

     (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 9.1) by any of the Borrower Parties or any other obligor thereunder, which shall not be cured within the cure period, if any, set forth in such Loan Document;

     (f) There shall be entered and remain unstayed a decree or order for relief in respect of any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries) under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries), or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries), or an involuntary petition shall be filed against any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries) and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall remain uncontroverted for a period of fifteen (15) consecutive days, or continue undismissed for a period of sixty (60) consecutive days;

     (g) Any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries) shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries) shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries), or of any substantial part of their respective properties, or any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries), shall fail generally to pay their respective debts as they become due, or any of Holdco and its Subsidiaries (other than any of the Non-Material Unrestricted Subsidiaries) shall take any action in furtherance of any such action;

     (h) A judgment shall be entered by any court against any of the Borrower Parties (other than any of the Non-Material Subsidiaries) for the payment of money which exceeds $2,500,000 (in excess of insurance) or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower Parties (other than any of the Non-Material Subsidiaries) which, together with all other such property of the Borrower Parties (other than any of the Non-Material Subsidiaries) subject to other such process, exceeds in value $2,500,000 in the aggregate, and if, within thirty
(30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged within fifteen (15) days;

     (i) There shall be at any time any "accumulated funding deficiency," as defined in Section 302 of ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrower Parties, or to which any of the Borrower Parties has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or any of the Borrower Parties shall incur any material liability to PBGC in connection with the termination of any such Plan; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of any of the Borrower Parties shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any of the Borrower Parties to a tax on "prohibited transactions" imposed by Section 4975 of the Code; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of any of the Borrower Parties shall engage in a breach of fiduciary responsibility or knowingly participate in any violation of ERISA; or any Plan of any of the Borrower Parties which is intended to qualify under
Section 401(a) of the Code shall fail to meet the qualification requirements under such Code section, and, in each case, such event or condition, together with other such events or conditions, if any, would subject the Borrower Parties to any tax, liability or penalty in excess of $2,500,000;

     (j) There shall occur any default under any mortgage, deed to secure debt, note, loan agreement, indenture or other instrument of any of the Borrower Parties (other than any of the Non-Material Subsidiaries) evidencing Funded Debt, which default is not cured within the applicable cure period and which results in acceleration thereunder of an amount in excess of $2,500,000;

     (k) There shall occur any default which would permit acceleration of the Indebtedness evidenced thereby under the Subordinated Bridge Facility, the Intermediate Bridge Facility, any Permitted High-Yield Securities or any Refinancing Securities (or the Subordinated Bridge

Facility Documents or the Intermediate Bridge Facility Documents or the documents evidencing or relating to the issuance of any Permitted High-Yield Securities or any Refinancing Securities);

     (l) Any Security Document or any other Loan Document or any material provision thereof shall at any time and for any reason cease to be in full force and effect or be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any of the Borrower Parties, or by any Governmental Authority having jurisdiction over any of the Borrower Parties, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any of the Borrower Parties shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

     (m) The Controlling Shareholders shall fail to make the Additional Equity Contribution if and when due; or

     (n)  There shall occur any Change of Control.

     Section 9.2 Remedies.
                 --------

     (a) If an Event of Default specified in Section 9.1 (other than an Event of Default under Section 9.1(f) or Section 9.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders, shall formally declare that an Event of Default has occurred and (i) terminate the Revolving Commitment and (ii) declare the principal of and interest on the Loans and all other amounts owed to the Credit Parties under this Agreement and any other Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, and the Revolving Commitment shall thereupon forthwith terminate and all such amounts shall be immediately due and payable, and during the continuance of an Event of Default specified in Section 9.1(b) hereof, the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate.

     (b) Upon the occurrence and continuance of an Event of Default specified in Section 9.1(f) or Section 9.1(g), all principal, interest and other amounts due hereunder, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Agents, the Lenders and the Required Lenders, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

     (c) With respect to any outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to this Section 9.2, the Borrower shall promptly, upon demand by the Issuing Bank, pay to the Issuing Bank an amount equal to one hundred two percent (102%) of the aggregate undrawn and unexpired amount of each Letter of Credit then outstanding, which cash will be held as cash collateral by the Issuing Bank for the L/C Obligations and applied to the payment of drafts drawn under such Letters of Credit and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations hereunder in the manner set forth in Section 9.3 hereof.

     (d) Upon acceleration of the Loans, as provided in subsection (a) or (b) of this Section 9.2, the Credit Parties shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

     (e) Upon acceleration of the Loans, as provided in subsection (a) or (b) of this Section 9.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, on behalf of the Credit Parties, in connection therewith.

     (f) The rights and remedies of the Credit Parties hereunder shall be cumulative and not exclusive.

     Section 9.3   Payments Subsequent to Acceleration. Subsequent to the
                   -----------------------------------
acceleration of the Loans under Section 9.2 hereof, payments and prepayments under this Agreement made to any of the Credit Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the reasonable
                                                    -----
costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by the Administrative Agent in connection with the sale or disposition of any Collateral for the Obligations; SECOND, to the Credit Parties for any
                                       ------
fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro-rata on the basis of their respective unpaid principal
-----
amounts, to the payment of any unpaid interest which may have accrued on the Obligations; FOURTH, to the Lenders pro-rata until all Loans have been paid in
             ------
full (and, for purposes of this clause, obligations under Interest Hedge Agreements with any of the Lenders shall be deemed to be Loans and shall be paid on a pro-rata basis with the Loans); FIFTH, to the Lenders pro-rata on the basis
                                     -----
of their respective unpaid amounts, to the payment of any other unpaid Obligations; SIXTH, to damages incurred by any Credit Party by reason of any
             -----
breach hereof or of any other Loan Document; and SEVENTH, upon satisfaction in
                                                 -------
full of all Obligations (other than contingent indemnity obligations), to the Borrower or as otherwise required by law. Notwithstanding the foregoing, each Lender may allocate amounts received by it pursuant to this Section 9.3 in its discretion to the various Obligations held by it.

                                  ARTICLE 10

                                  The Agents
                                  ----------

     Section 10.1  Appointment and Authorization. Subject only to Section 10.13
                   -----------------------------
hereof, each of the Lenders hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans irrevocably to appoint and authorize, each of the Agents to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated to such Agents by the terms hereof and thereof, together with such powers of such Agents as are reasonably incidental thereto. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 10.2  Interest Holders. The Administrative Agent and the other
                   ----------------
Agents may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.2, as the holder of all of the interests of such Lender in its Loans until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

     Section 10.3  Consultation with Counsel. The Administrative Agent may
                   -------------------------
consult with Paul, Hastings, Janofsky & Walker LLP, special counsel to the Administrative Agent, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with such counsel, or at the direction of the Required Lenders and in reasonable reliance on such consultations or direction.

     Section 10.4  Documents. None of the Agents shall be under any duty to
                   ---------
examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and each of the Agents shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 10.5  Agents' Affiliates. With respect to the Commitments and the
                   ------------------
Loans, the Agents and their respective Affiliates shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender, and Affiliates of any of the Agents may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrower Parties or any Affiliates of, or Persons doing business with, any of the Borrower Parties, as if they were not affiliated with such Agent and without any obligation to account therefor.

     Section 10.6  Responsibility of the Agents. The duties and obligations of
                   ----------------------------
each of the Agents under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. Each of the Agents shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. None of the Agents shall be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each of the Lenders with copies of such documents received from the Borrower as such Lender may reasonably request.

     Section 10.7  Security Documents. The Administrative Agent, as
                   ------------------
administrative agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interests, except in compliance with Section 12.12 hereof. In connection with its role as secured party with respect to the Collateral hereunder, the Administrative Agent shall act as administrative agent, for the benefit of the Credit Parties, and such role as administrative agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other collateral documentation.

     Section 10.8  Action by the Agents.
                   --------------------

     (a) Each of the Agents shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 9.2(a) of this Agreement except upon the request of the Required Lenders. None of the Agents shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lenders except for its gross negligence, bad faith or willful misconduct, or conduct in breach of this Agreement as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

     (b) None of the Agents shall be liable to the Lenders, or to any of them, in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or all of the Lenders where expressly required by this Agreement), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 10.9  Notice of Default or Event of Default. In the event that any
                   -------------------------------------
Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), such Agent or such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Required Lenders (or all of the Lenders where expressly required by this Agreement) direct, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from any Agent or any Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

     Section 10.10  Responsibility Disclaimed. None of the Agents shall be under
                    -------------------------
any liability or responsibility whatsoever as an Agent:

     (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, the Lenders, or any of them, of any of its or their obligations under this Agreement;

     (b) To the Lenders, or any of them, as a consequence of any failure or delay in performance by, or any breach by, any of the Borrower Parties of any of their respective obligations under this Agreement or any other Loan Document to which it is a party; or

     (c) To the Lenders, or any of them, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Loan Document, or any other document contemplated by this Agreement.

     Section 10.11  Indemnification. The Lenders agree to indemnify each of the
                    ---------------
Agents (to the extent not reimbursed by the Borrower), pro-rata in accordance with their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of their respective roles as Agents under this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Agents under this Agreement, any other Loan Document, or any other document contemplated by this Agreement in their respective roles as Agents, except that none of the Lenders shall be liable to either of the Agents for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence, bad faith or willful misconduct of the Agents as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

     Section 10.12  Credit Decision. Each of the Lenders represents and warrants
                    ---------------
to each other Credit Party that:

     (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower Parties and that it has made an independent credit judgment, and that it has not relied upon any other Credit Party or upon information provided by any Agent (other than information provided to the Lead Arranger by the Borrower and forwarded by the Lead Arranger to the Lenders); and

     (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower Parties.

     Section 10.13  Successor Agents. Subject to the appointment and acceptance
                    ----------------
of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent subject, so long as no Default or Event of Default then exists, to the approval of the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Credit Parties, appoint a successor Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000, or any existing Lender. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent. The resignation of an Agent may not take effect until a successor Agent is appointed.

     Section 10.14  Co-Agents; Managing Agents. None of the Lenders identified
                    --------------------------
on the facing page of, signature pages of or elsewhere in this Agreement as a "co-agent" or "managing agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

                                  ARTICLE 11

                           Change in Circumstances
                           -----------------------
                         Affecting Eurodollar Advances
                         -----------------------------

     Section 11.1   Eurodollar Basis Determination Inadequate or Unfair. If with
                    ---------------------------------------------------
respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make

Eurodollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 11.1, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender.

     Section 11.2   Illegality. If, after the Agreement Date, the adoption of
                    ----------
any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law but with which such Lender customarily complies) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under
Section 2.10 hereof, on either (a) the last day of the then current Eurodollar Advance Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the Loans owed to such Lender shall equal the outstanding principal amount of such Loans immediately prior to such repayment.

     Section 11.3   Increased Costs.
                    ---------------

     (a) If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law but with which such Lender customarily complies) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for imposition of, or changes in the rate or method of calculation of, tax on the overall net income of such Lender) in any such case; or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances hereunder, or to reduce the amount of any sum received or receivable by such Lender under this Agreement with respect thereto in each case in amounts that such Lender deems material, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

     (b) Any Lender claiming compensation under this Section 11.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct, absent manifest error. In determining such amount, such Lender shall use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 11.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the Loans owing to such Lender shall equal the outstanding principal amount of such Loans immediately prior to such prepayment.

     Section 11.4   Effect On Other Advances.
                    ------------------------

     (a) If notice has been given pursuant to Section 11.1, 11.2 or 11.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be converted, repaid or prepaid, then, unless and until the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Advances affected shall be made instead as Base Rate Advances.

     (b)  Within sixty (60) days after written notice pursuant to Section 11.1,
11.2 or 11.3 by any Lender, the Borrower may, in its discretion, provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Agents which shall not be unreasonably withheld or delayed, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such

Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced).

                                  ARTICLE 12

                                Miscellaneous
                                -------------

     Section 12.1   Notices.
                    -------

     (a) Unless otherwise specifically provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 12.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

             (i)   If to the Borrower, to it at:

                   Ziff Davis Media Inc.
                   28 East 28/th/ Street
                   New York, New York 20015
                   Attention: Tom McGrade
                              David Mullen
                   Telecopy No.: (212) 503-3550

                   with copies to:

                   Willis Stein & Partners
                   227 W. Monroe Street
                   Chicago, Illinois 60606
                   Attention: Daniel Blumenthal
                   Telecopy No.: (312) 422-2424

                   and

                   Kirkland & Ellis
                   Aon Center
                   200 E. Randolph Drive
                   Chicago, Illinois 60601
                   Attention: John Weissenbach
                   Telecopy No.: (312) 861-2200

           (ii)    If to the Administrative Agent, to it at:

                   Canadian Imperial Bank of Commerce

                   425 Lexington Avenue
                   New York, New York 10017
                   Attention: Christine Aharonian
                   Telecopy No.: (212) 856-3763

          with a copy to:

                   Canadian Imperial Bank of Commerce
                   425 Lexington Avenue
                   New York, New York 10017
                   Attention: David Benyaminy
                   Telecopy No.: (212) 856-3558

                   and

                   Paul, Hastings, Janofsky & Walker LLP
                   600 Peachtree Street, Suite 2400
                   Atlanta, Georgia 30308-2222
                   Attention: Chris D. Molen, Esq.
                   Telecopy No.: (404) 815-2424

          (iii) If to the Lenders, to them at the addresses set forth beside their names on Schedule 2.
                                  ----------

     (b) Copies shall be provided to Persons other than the parties hereto only in the case of notices under Article 9 hereof.

     (c) Any party hereto may change the address to which notices shall be directed under this Section 12.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 12.2  Expenses. The Borrower shall promptly pay or reimburse:
                   --------

     (a) all reasonable out-of-pocket legal expenses of the Administrative Agent and all reasonable other out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder in connection with the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Administrative Agent;

     (b) all reasonable out-of-pocket legal expenses of the Administrative Agent and all other reasonable out-of-pocket expenses of the Administrative Agent in connection with the syndication of the Loans;

     (c) all reasonable out-of-pocket legal expenses of the Administrative Agent and all other reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and all other reasonable expenses of the Administrative Agent customarily reimbursed by borrowers for transactions of similar size, type and purpose as such transactions;

     (d) from and after and during the occurrence of an Event of Default, (i) all reasonable legal and other out-of-pocket expenses of the Credit Parties incurred in connection with the enforcement of this Agreement and the other Loan Documents, (ii) all reasonable legal and other out-of-pocket expenses of the Credit Parties incurred in connection with any restructuring or "work out" of, or bankruptcy proceeding relating to, the transactions contemplated by this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of counsel for the Credit Parties, and any exercise by any of the Credit Parties of their respective remedies provided for in this Agreement or the other Loan Documents.

     Section 12.3  Waivers. The rights and remedies of the Agents and the
                   -------
Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Required Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Advances or to preclude the Lenders or the Agents from exercising any rights available to them under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agents, the Required Lenders or Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

     Section 12.4   Set-Off. In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Agents and the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to any Borrower Party or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or any Agent to or for the credit or the account of any of the Borrower Parties against and on account of the Obligations irrespective of whether (a) the Lenders and the Agents, or any of them, shall have made any demand hereunder or (b) the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 9.2 hereof and although all or any of such Obligations shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of the Required Lenders, each Lender holding deposits of any of the Borrower Parties shall exercise its set-off rights as so directed.

     Section 12.5   Successors and Assigns; Participations and Assignments.
                    ------------------------------------------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Credit Parties and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of business or investment in accordance with Applicable Law, at any time sell, to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (iv) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified as requiring the consent of all Lenders in Section 12.12 hereof. The Borrower agrees that upon the occurrence and during the continuance of an Event of Default, each Participant shall, to the maximum extent permitted by Applicable Law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such
                --------
Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 12.4 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.10, Section 2.12 and Article 11 of this Agreement with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, further, that, in the case of
                                     --------  -------
Section 2.12, such Participant shall have complied with the requirements of such Section, and provided, further, that no Participant shall be entitled to receive
             --------  --------
any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with Applicable Law, at any time and from time to time assign, with prior written notice to the Administrative Agent, to any Lender or any branch or Affiliate thereof, or with the consent of the Administrative Agent and, so long as no Default exists hereunder, the Borrower (which consents shall not be unreasonably withheld or delayed), to an additional bank, financial institution or Approved Fund (an "Assignee"), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption Agreement. Each Assignment and Assumption Agreement shall be executed by the applicable Assignee and assigning Lender (and, in the case of an Assignee that is not then a Lender, or a branch or an Affiliate thereof, by the Administrative Agent and, so long as no Default exists hereunder, the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, with respect to each
                                          --------
Lender, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Commitments being assigned shall not be less than $5,000,000 and an in integral multiple of $1,000,000 in excess thereof (or such lesser amount as may be agreed to by the Administrative Agent and the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption Agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of, and subject to the obligations set forth in, Sections 2.11, 2.13, 2.14, 5.11, 10.11, 11.3 and 12.2 hereof).

     (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 12.1, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time (whether or not evidenced by a Note). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Credit Parties shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation (whether or not evidenced by a Note) hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or any branch or an Affiliate thereof, by the Administrative Agent and, so long as no Default exists hereunder, the Borrower) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Assumption Agreement and record the information contained therein in the Register. Such Assignment and Assumption Agreement and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to Section 12.5(d).

     (f) The Borrower hereby authorizes each Lender to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of Section 12.17 of this Agreement, any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower prior to becoming a party to this Agreement.

     (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 12.5 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit any pledge or any assignments creating security interests or the assignment of any Loan or Note pursuant to the terms of such pledge or security interest, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Applicable Law.

     (h) Any Person purchasing a participation or an assignment of Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof).

     (i) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations or assignments of its interests hereunder.

     (j) No assignment, participation or other transfer of any rights by any Lender hereunder or under the Notes shall be affected that would result in any interest requiring registration under the Securities Act, or qualification under any state securities law.

     (k) No such assignment may be made to any Lender or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement
Date).

     Section 12.6  Accounting Principles. Except as set forth in the following
                   ---------------------
sentence, references in this Agreement to GAAP shall be to such principles as in effect from time to time, and all accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Restricted Subsidiaries. Except as otherwise provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on a basis consistent with the presentation of the financial statements delivered pursuant to Sections 6.1, 6.2 and 6.3 hereof, and all financial statements delivered pursuant to Sections 6.1, 6.2 and 6.3 hereof shall be prepared in accordance with GAAP as in effect on the date of their respective preparation. In the event that any Accounting Change shall occur and such change shall result in a change in the method of calculation of the Financial Covenants, or any other financial standards or terms in this Agreement, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Change on terms reasonably acceptable to both parties. Until such time as such an amendment to this Agreement shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, the Financial Covenants and all other financial standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.

     Section 12.7   Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     Section 12.8   Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

     Section 12.9   Severability. Any provision of this Agreement which is
                    ------------
prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.10   Interest.
                     --------

     (a) In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

     (b) Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 12.11  Headings. Headings used in this Agreement are for
                    --------
convenience only and shall not in any way modify or amend any of the terms or provisions hereof nor be used in connection with the interpretation of any provision hereof.

     Section 12.12  Amendment and Waiver. Neither this Agreement nor any other
                    --------------------
Loan Document (other than Interest Hedge Agreements), nor any term hereof or thereof, may be amended orally, nor may any provision hereof or thereof be waived orally, but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Administrative Agent signed by the Administrative Agent and approved by) the Required

Lenders and, in the case of an amendment, by the Borrower, except that (a) any increase in the amount of the Commitments of any Lender shall require the consent of such Lender; (b) in the event of any change in the application of repayment of the Loans provided in Section 2.7 hereof, any amendment or waiver or consent may be made only by an instrument in writing signed by (i) Lenders of the Pro Rata Class the sum of whose Revolving Commitment amounts plus Term A Loans outstanding equals or exceeds fifty-one percent (51%) of the sum of such items for all Lenders of the Pro Rata Class and (ii) Lenders of the Term B Class whose Term B Loans outstanding equal or exceed fifty-one percent (51%) of the Term B Loans outstanding for all Lenders of the Term B Class, and (c) in the event of (i) any change in the terms of repayment or in the order of application of repayment of the Loans provided in Section 2.6 hereof, (ii) any reduction in (but not change in the terms of repayment of) principal, interest or fees due hereunder (other than any waiver of the Default Rate), (iii) any release of all or substantially all of the Collateral (other than in connection with (x) a disposition permitted under Section 7.5 hereof or (y) a disposition of a Subsidiary of an Unrestricted Subsidiary, in each case which shall require only the consent of the Agents), (iv) any waiver of any Default due to the failure by the Borrower to pay any sum due under Section 2.6 hereof to the Credit Parties,
(v) any release of any Guaranty (or any guarantor thereunder) of all or any portion of the Obligations by Holdco or a Material Subsidiary other than in connection with a disposition permitted under 7.5, (vi) any amendment, whether direct or indirect, of this Section 12.12, or of any of the definitions of "Initial Maturity Date" or "Final Maturity Date", of the percentages set forth in the definition of "Required Lenders" or of any portion of Sections 2.9(c), 5.11, 9.3 or Article 11 as they relate to the relative priority of payment among the Obligations, or (vii) any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by (or, in the case of Security Documents executed by the Administrative Agent, signed by the Administrative Agent and approved by) each of the Lenders and, in the case of an amendment, by the Borrower; provided,
                                                                       --------
however, that notwithstanding anything to the contrary contained in the
-------
foregoing, any amendment or waiver or consent with respect to the class voting provisions set forth in clause (b) hereof may be made by an instrument in writing signed by the requisite members of each class described therein. Notwithstanding the foregoing, so long as no Default or Event of Default then exists, within sixty (60) days of the failure of any Lender to consent to any amendment requested by the Borrower under this Section 12.12, the Borrower may, in its discretion, provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to approval of the Agents, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced). Any amendment to any provision hereunder, or any waiver or consent with respect thereto, governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lenders.

     Section 12.13  Entire Agreement. Except as otherwise expressly provided
                    ----------------
herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 12.14  Other Relationships. No relationship created hereunder or
                    -------------------
under any other Loan Document shall in any way affect the ability of any Credit Party or any of their respective Affiliates to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 12.15  Loan Documents. All references to this Agreement or to any
                    --------------
other Loan Document whether herein or in any other Loan Document shall refer to this Agreement or such other Loan Document as the same may be amended, restated, supplemented or otherwise modified from time to time.

     Section 12.16  Reliance on and Survival of Various Provisions. All
                    ----------------------------------------------
covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by each of the Agents and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any of the Obligations is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.11, 2.13, 2.14, 5.10, 10.11, 11.3 and 12.2 hereof, shall survive the termination of this Agreement and the payment and performance of all of the Obligations.

     Section 12.17  Confidentiality. All agreements, instruments, documents and
                    ---------------
other information received pursuant to this Agreement or any other Loan Document by the Credit Parties shall be held in confidence by the Credit Parties, except for disclosures made (a) in connection with assignments of or participations in the Loans made pursuant to Section 12.5 hereof (provided that such assignees or participants shall agree in writing to keep such information confidential as provided herein), (b) as otherwise required to be disclosed by banking regulations, process of law or other Applicable Law, or to government regulators, (c) of information received by a Credit Party without restriction as to its disclosure or use from a Person who, to such Credit Party's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality, (d) in connection with litigation arising from this Agreement or any other Loan Document to which a Credit Party is a party, (v) of information which is or has become public (other than through unauthorized disclosure by any Credit Party), (vi) to the attorneys, accountants, and other expert consultants (including rating agencies) for any Credit Party (who shall be requested to similarly hold such information in confidence), (vii) to any direct or indirect contractual counterparty of a Lender in connection with a swap agreement or such contractual counterparty's professional advisor so long as such contractual counterparty or professional advisor, as the case may be, agrees in writing to be bound by the provisions of this Section 12.17, (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (ix) as otherwise permitted hereunder.

                                  ARTICLE 13

                             Waiver of Jury Trial
                             --------------------

     Section 13.1   Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF
                    --------------------
OF EACH OF THE OTHER BORROWER PARTIES, AND EACH OF THE CREDIT PARTIES HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH ANY OF THE BORROWER PARTIES OR ANY OF THE CREDIT PARTIES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 13.1.

                   [Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first appearing above.



BORROWER:                      ZIFF DAVIS MEDIA INC.

                               By:_________________________________
                               Name:_______________________________
                               Title:______________________________


LEAD ARRANGER:                 CIBC WORLD MARKETS CORP.

                               By:_________________________________
                               Name: Deborah D. Strek
                               Title: Managing Director

SYNDICATION
AGENT:                         BANKERS TRUST COMPANY

                               By:_________________________________
                               Name:_______________________________
                               Title:______________________________

DOCUMENTATION
AGENT                          FLEET NATIONAL BANK

                               By:_________________________________
                               Name:_______________________________
                               Title:______________________________

ADMINISTRATIVE
AGENT:                         CANADIAN IMPERIAL BANK OF COMMERCE

                               By:_________________________________
                               Name:  Deborah D. Strek
                               Title: Managing Director, CIBC World Markets
                                      Corp., as Agent


LENDERS:                       CIBC INC.

                               By:_________________________________
                               Name:  Deborah D. Strek
                               Title: Managing Director, CIBC World Markets
                                      Corp., as Agent

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                               TABLE OF CONTENTS
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ARTICLE 1            DEFINITIONS ...........................................................................     1

ARTICLE 2            LOANS..................................................................................    28

    Section 2.1        The Loans............................................................................    28
    Section 2.2        Manner of Borrowing and Disbursement.................................................    29
    Section 2.3        Interest.............................................................................    32
    Section 2.4        Fees.................................................................................    35
    Section 2.5        Optional Prepayment/Reduction of Commitment..........................................    37
    Section 2.6        Repayment............................................................................    38
    Section 2.7        Mandatory Repayments.................................................................    38
    Section 2.8        Notes; Loan Accounts.................................................................    43
    Section 2.9        Manner of Payment....................................................................    43
    Section 2.10       Reimbursement........................................................................    44
    Section 2.11       Pro Rata Treatment...................................................................    45
    Section 2.12       Capital Adequacy.....................................................................    45
    Section 2.13       Taz Forms............................................................................    46
    Section 2.14       Letters of Credit....................................................................    47

ARTICLE 3            CONDITIONS PRECEDENT...................................................................    52

    Section 3.1        Conditions Precedent to Initial Advance of the Loans and to the
                       Issuance of the Initial Letter of Credit.............................................    52
    Section 3.2        Conditions Precedent to Each Advance.................................................    56
    Section 3.2        Conditions Precedent to Issuance of Each Letter of Credit............................    56

ARTICLE 4            REPRESENTATIONS AND WARRANTIES.........................................................    57

    Section 4.1        Representations and Warranties.......................................................    57
    Section 4.2        Survival of Representations and Warranties, etc......................................    66

ARTICLE 5            GENERAL COVENANTS......................................................................    66

    Section 5.1        Preservation of Existence and Similar Matters........................................    66
    Section 5.2        Business; Compliance with Applicable Law.............................................    67
    Section 5.3        Maintenance of Properties and Assets.................................................    67
    Section 5.4        Accounting Methods and Financial Records.............................................    67
    Section 5.5        Insurance............................................................................    67
    Section 5.6        Payment of Taxes and Claims..........................................................    68
    Section 5.7        Visits and Inspections...............................................................    68
    Section 5.8        Use of Proceeds......................................................................    68
    Section 5.9        Real Property........................................................................    69
    Section 5.10       Indemnity............................................................................    69
    Section 5.11       Interest Rate Hedging................................................................    69
    Section 5.12       Environmental Matters................................................................    70
    Section 5.13       Erisa................................................................................    70
    Section 5.14       Further Assurances...................................................................    70
    Section 5.15       Covenants Regarding Formation of Subsidiaries, The Making of
                       Investments and Acquisitions.........................................................    70

ARTICLE 6            INFORMATION COVENANTS..................................................................    71

    Section 6.1        Monthly Financial Statements and Information.........................................    72
    Section 6.2        Quarterly Financial Statements and Information.......................................    72
    Section 6.3        Annual Financial Statements and Information..........................................    72
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   Section 6.4           Performance Certificates..................................................................    73
   Section 6.5           Other Reports.............................................................................    73
   Section 6.6           Notice of Litigation and other Matters....................................................    74

ARTICLE 7             NEGATIVE COVENANTS...........................................................................    75

   Section 7.1           Indebtedness..............................................................................    75
   Section 7.2           Investments...............................................................................    77
   Section 7.3           Limitation on Liens.......................................................................    80
   Section 7.4           Amendment and Wavier......................................................................    80
   Section 7.5           Liquidation; Merger; Acquisition or Disposition of Assets.................................    80
   Section 7.6           Limitation on Guaranties...................................................................   84
   Section 7.7           Restricted Payments and Purchases.........................................................    84
   Section 7.8           Affiliate Transactions....................................................................    85
   Section 7.9           Business Name; Business Structure; Business...............................................    85
   Section 7.10          Real Estate...............................................................................    86
   Section 7.11          Erisa Liabilities.........................................................................    86
   Section 7.12          Negative Pledge...........................................................................    86
   Section 7.13          Stay, Extension and Usury Laws............................................................    87
   Section 7.14          Limitation on Sale and Lease-Back Transactions............................................    87

ARTICLE 8             FINANCIAL COVENANTS..........................................................................    87

   Section 8.1           Total Leverage Ratio......................................................................    87
   Section 8.2           Senior Leverage Ratio.....................................................................    87
   Section 8.3           Interest Coverage Ratio...................................................................    88
   Section 8.4           Fixed Charge Coverage Ratio...............................................................    88
   Section 8.5           Capital Expenditures......................................................................    88

ARTICLE 9             DEFAULT......................................................................................    88

   Section 9.1           Events of Default.........................................................................    88
   Section 9.2           Remedies..................................................................................    91
   Section 9.3           Payments Subsequent to Acceleration.......................................................    92

ARTICLE 10            THE AGENTS...................................................................................    93

   Section 10.1          Appointment and Authorization.............................................................    93
   Section 10.2          Interest Holders..........................................................................    93
   Section 10.3          Consultation with Counsel.................................................................    93
   Section 10.4          Documents.................................................................................    93
   Section 10.5          Agents' Affiliates........................................................................    93
   Section 10.6          Responsibility of the Agents..............................................................    93
   Section 10.7          Security Documents........................................................................    94
   Section 10.8          Action by the Agents......................................................................    94
   Section 10.9          Notice of Default or Event of Default.....................................................    94
   Section 10.10         Responsibility Disclaimed.................................................................    95
   Section 10.11         Indemnification...........................................................................    95
   Section 10.12         Credit Decision...........................................................................    95
   Section 10.13         Successor Agents..........................................................................    96
   Section 10.14         Co-Agents; Managing Agents................................................................    96

ARTICLE 11            CHANGE IN CIRCUMSTANCES AFFECTING EURODOLLAR ADVANCES........................................    96

   Section 11.1          Eurodollar Basis Determination Inadequate or Unfair.......................................    96
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     Section 11.2         Illegality..........................................................................    97
     Section 11.3         Increased Costs.....................................................................    97
     Section 11.4         Effect on the Advances..............................................................    98

ARTICLE 12       MISCELLANEOUS................................................................................    99

     Section 12.1         Notices.............................................................................    99
     Section 12.2         Expenses............................................................................   100
     Section 12.3         Waivers.............................................................................   101
     Section 12.4         Set-Off.............................................................................   101
     Section 12.5         Successors and Assigns; Participations and Assignments..............................   102
     Section 12.6         Accounting Principles...............................................................   104
     Section 12.7         Counterparts........................................................................   105
     Section 12.8         Governing Law.......................................................................   105
     Section 12.9         Severability........................................................................   105
     Section 12.10        Interest............................................................................   105
     Section 12.11        Headings............................................................................   105
     Section 12.12        Amendment and Waiver...............................................................    105
     Section 12.13        Entire Agreement....................................................................   106
     Section 12.14        Other Relationships.................................................................   107
     Section 12.15        Loan Documents......................................................................   107
     Section 12.16        Reliance on and Survival of Various Provisions.......................................  107
     Section 12.17        Confidentiality.....................................................................   107

ARTICLE 13       WAIVER OF JURY TRIAL.........................................................................   108

     Section 13.1         Waiver of Jury Trial................................................................   108
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                                         EXHIBITS

Exhibit A        -         Form of Assignment and Assumption Agreement
Exhibit B        -         Form of Assignment of Acquisition Documents
Exhibit C        -         Form of Borrower Pledge Agreement
Exhibit D        -         Form of Certificate of Financial Condition
Exhibit E        -         Form of Holdco Pledge Agreement
Exhibit F        -         Form of Intellectual Property Security Agreement
Exhibit G        -         Form of Notice of Conversion/Continuation
Exhibit H        -         Form of Performance Certificate
Exhibit I        -         Form of Request for Advance
Exhibit J        -         Form of Request for Issuance of Letter of Credit
Exhibit K        -         Form of Revolving Note
Exhibit L        -         Form of Security Agreement
Exhibit M        -         Form of Subsidiary Guaranty
Exhibit N        -         Form of Subsidiary Pledge Agreement
Exhibit O        -         Form of Subsidiary Security Agreement
Exhibit P        -         Form of Term A Note
Exhibit Q        -         Form of Term B Note
Exhibit R        -         Form of Use of Proceeds Letter
Exhibit S        -         Form of Borrower's Loan Certificate
Exhibit T        -         Form of Guarantor's Loan Certificate
Exhibit U        -         Form of Holdco Loan Certificate

                                   SCHEDULES

Schedule 1       -          Co-Investors
Schedule 2       -          Allocation of Commitments among Lenders and Lenders'
                            Addresses for Notice
Schedule 3       -          Corporate Overhead Adjustment
Schedule 4       -          Liens Existing as of the Agreement Date
Schedule 5       -          Specified Add Backs
Schedule 4.1(c)  -          Capitalization
Schedule 4.1(i)  -          Litigation
Schedule 4.1(m)  -          ERISA
Schedule 4.1(s)  -          Agreements with Affiliates
Schedule 4.1(t)  -          Environmental Matters
Schedule 4.1(u)  -          Labor Matters
Schedule 4.1(x)  -          Investments
Schedule 4.1(y)  -          Material Contracts
Schedule 4.1(cc) -          Real Property
Schedule 7.1     -          Indebtedness Existing as of the Agreement Date